Exhibit 99.1

GORDON SILVER	E-Filed 8-7-09

GERALD M. GORDON, ESQ., Nevada Bar No. 229

E-mail:  ggordon@gordonsilver.com

THOMAS H. FELL, ESQ., Nevada Bar No. 3717

E-mail:  tfell@gordonsilver.com

MATTHEW C. ZIRZOW, ESQ., Nevada Bar No. 7222

E-mail:  mzirzow@gordonsilver.com

3960 Howard Hughes Pkwy., 9th Floor

Las Vegas, Nevada 89169

Telephone (702) 796-5555

Facsimile (702) 369-2666

Attorneys for Debtors

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF NEVADA

In re:

ZANTE, INC.

☐ Affects this Debtor.
☒ Affects all Debtors.
☐ Affects THE SANDS REGENT
☐ Affects PLANTATION INVESTMENTS, INC.
☐ Affects LAST CHANCE, INC.
☐ Affects DAYTON GAMING, INC.
☐ Affects CALIFORNIA PROSPECTORS, LTD.
☐ Affects HERBST GAMING, INC.
☐ Affects FLAMINGO PARADISE GAMING, LLC
☐ Affects E-T-T, INC.
☐ Affects MARKET GAMING, INC.
☐ Affects THE PRIMADONNA COMPANY, LLC
☐ Affects HGI LAKESIDE, INC.
☐ Affects HGI ST. JO, INC.
☐ Affects HGI MARK TWAIN, INC.
☐ Affects CARDIVAN COMPANY
☐ Affects CORRAL COIN, INC.
☐ Affects CORRAL COUNTRY COIN, INC.
☐ Affects E-T-T ENTERPRISES, LLC

Case No.: BK-N-09-50746-GWZ;  Chapter 11 Jointly Administered with:

09-50747	The Sands Regent
09-50748	Plantation Investments, Inc.
09-50749	Last Chance, Inc.
09-50751	Dayton Gaming, Inc.
09-50750	California Prospectors, Ltd.
09-50752	Herbst Gaming, Inc.
09-50753	Flamingo Paradise Gaming, LLC
09-50754	E-T-T, Inc.
09-50755	Market Gaming, Inc.
09-50756	The Primadonna Company, LLC
09-50757	HGI Lakeside, Inc.
09-50758	HGI St. Jo, Inc.
09-50759	HGI Mark Twain, Inc.
09-50760	Cardivan Company
09-50761	Corral Coin, Inc.
09-50762	Corral Country Coin, Inc.
09-50763	E-T-T Enterprises, LLC

Confirmation Hearing:

Date:     October 28 and 29, 2009

Time:    10:00 a.m.

SECOND AMENDED DISCLOSURE STATEMENT TO ACCOMPANY

DEBTORS’ FIRST AMENDED JOINT PLAN OF REORGANIZATION

I.	INTRODUCTION			1

II.	INFORMATION REGARDING THE PLAN AND THIS DISCLOSURE STATEMENT			2

III.	OVERVIEW			5

IV.	SUMMARY OF THE PLAN			6

V.	DISCLAIMER			10

VI.	SUMMARY OF VOTING PROCESS			12

	A.	Who May Vote To Accept Or Reject The Plan		12

	B.	Summary Of Voting Requirements		13

VII.	GENERAL INFORMATION ABOUT THE DEBTORS’ BUSINESSES, RESTRUCTURING EFFORTS AND THE FILING OF THE CHAPTER 11 CASES			14

	A.	The Debtors’ Businesses		14

		1.	Corporate Structure	14
		2.	Operations	15
		3.	Slot Route Business	16
		4.	Casino Gaming Operations	17
		5.	The Debtors’ Prepetition Equity and Management Structure	22

	B.	The Debtors’ Prepetition Capital Structure		25
		1.	Amended and Restated Credit Agreement Dated as of October 8, 2004 (“2004 Credit Agreement”)	25
		2.	Senior Subordinated Notes	26
		3.	Second Amended and Restated Credit Agreement Dated as of January 3, 2007 (“Senior Credit Facility”)	27

	C.	Related Party Agreements		31

		1.	Trademark License Agreement	31
		2.	Terrible’s Town Pahrump Lease	32
		3.	Terrible’s Searchlight Lease	33
		4.	Russell Road Lease	33
		5.	Headquarters Lease	33
		6.	Terrible’s Gaming License Agreement	33
		7.	Terrible’s Gaming Devices License Agreement	34
		8.	Deposit Services Agreement	34
		9.	Shared Services Agreement	34
		10.	Advertising Purchasing Agreement	34
		11.	ATM Agreement	35
		12.	Other Related Party Agreements	35

	D.	Events Leading To The Chapter 11 Cases		36

i

		1.	Economic Pressures	36
		2.	Negotiations with the Senior Credit Facility Lenders	37

	E.	Selected Financial Data And Pre-Bankruptcy Operating Results		39
	F.	The Commencement Of The Chapter 11 Cases		40
	G.	Significant Events During The Chapter 11 Cases		41

		1.	First Day Motions	41
		2.	Other Significant Motions And Post-Petition Events	42

	H.	Debtors Adversary Proceedings, Litigation And Significant Claims Objections		45
	I.	Indenture Trustee Adversary Proceeding		47
	J.	The Committee’s Standing Motion And Potential Actions		48

VIII.	DESCRIPTION OF THE PLAN			49

	A.	Overview Of Chapter 11		49
	B.	Treatment Of Unclassified Claims Under The Plan		51

		1.	Treatment of Administrative Claims	51
		2.	Treatment of Priority Tax Claims	52

	C.	Classification And Treatment Of Claims And Equity Interests Under The Plan		52

		1.	Treatment of Class 1 (Other Priority Claims)	52
		2.	Treatment of Class 2 (Other Secured Claims)	53
		3.	Treatment of Class 3 (Senior Credit Facility Claims)	53
		4.	Treatment of Class 4 (General Unsecured Claims)	54
		5.	Treatment of Class 5 (Senior Subordinated Note Claims)	54
		6.	Treatment of Class 6 (Section 726(a)(4) Claims)	54
		7.	Treatment of Class 7 (Intercompany Claims)	55
		8.	Treatment of Class 8 (Equity Interests in Herbst Gaming)	55
		9.	Treatment of Class 9 (Intercompany Interests)	55

	D.	Means For Implementation Of The Plan		56

		1.	Reorganized Herbst Gaming	56
		2.	Effectuation of Plan Provisions	56
		3.	Reorganized Herbst Gaming Senior Credit Facility	56
		4.	ETT Enterprises	57
		5.	Other Reorganized Debtors	57
		6.	Post-Effective Date Management and Operations	57
		7.	Post-Confirmation Adequate Protection Payments	58
		8.	Debtors’ Organizational Documents	58

	E.	Executory Contracts And Unexpired Leases		59

		1.	Executory Contracts	59
		2.	Approval of Assumption or Rejection	59
		3.	Cure of Defaults	60
		4.	Post-Petition Date Contracts and Leases	61
		5.	Bar Date	61

	F.	Manner Of Distribution Of Property Under The Plan		61

		1.	Distributions	61
		2.	No Recourse	61

	G.	Conditions To Confirmation Of The Plan, The Effective Date And The Substantial Consummation Date		62

		1.	Condition To Confirmation	62
		2.	Conditions To The Effective Date	62
		3.	Conditions To The Substantial Consummation Date	62
		4.	Waiver of Conditions	63

IX.	RISK FACTORS			63

	A.	The Debtors Have No Duty To Update		63
	B.	Information Presented Is Based On The Debtors’ Books And Records, And Is Unaudited		63
	C.	Projections And Other Forward-Looking Statements Are Not Assured, And Actual Results Will Vary		64
	D.	This Disclosure Statement Was Not Approved By The SEC		64
	E.	No Legal Or Tax Advice Is Provided To You By This Disclosure Statement		64
	F.	No Admissions Made		64
	G.	No Waiver Of Right To Object Or Right To Recover Transfers And Estate Assets		65
	H.	Bankruptcy Law Risks And Considerations		65

		1.	Confirmation of the Plan is Not Assured	65
		2.	The Effective Date or the Substantial Consummation Date Might Be Delayed or Never Occur	65
		3.	The Projected Value of Estate Assets Might Not Be Realized	66
		4.	Allowed Claims in the Various Classes May Exceed Projections	66
		5.	No Representations Outside of this Disclosure Statement are Authorized	66

	I.	Gaming Law Risk Factors		66
	J.	Risks Related to the Debtors’ Business Operations		66

		1.	Effect of the Chapter 11 Cases	66
		2.	The volatility and disruption of the capital and credit markets and adverse changes in the global economy have negatively impacted the Debtors’ ability to access financing	68
		3.	The gaming industry has been adversely affected by the economic downturn.	68
		4.	The Debtors may experience a loss of market share	69
		5.	Changes to applicable tax laws could have a material adverse effect on the Debtors’ financial condition	69
		6.	The Debtors’ gaming operations may be adversely impacted if general economic conditions continue to decline	70

		7.	The respective business of the Sands Regent Casinos and the Primm Properties may be adversely impacted by expanded Native American gaming operations in California and the Pacific Northwest	71
		8.	Adverse winter weather conditions in the Midwest, the Sierra Nevada Mountains and Reno-Lake Tahoe area could have a material adverse effect on the results of operations and financial condition of the Casino Business	71
		9.	The business of the Primm Properties may be adversely impacted if their use of water exceeds allowances permitted by federal and local governmental agencies or if governmental agencies impose additional requirements in connection with such use of water	72
		10.	The Debtors may be unable to obtain slot machines or related technology from the Debtors’ third party supplier on a timely, cost-effective basis	72
		11.	Riverboats and dockside facilities are subject to risks relating to weather or mechanical failure and must comply with applicable regulations	72

X.	CERTAIN GAMING LAW CONSIDERATIONS			73

	A.	Introduction		73
	B.	Background On Nevada Gaming Regulations		73
	C.	Background On Iowa And Missouri Gaming Regulation		80

		1.	Iowa Gaming Regulation	80
		2.	Missouri Gaming Regulation	84

	D.	Status Of The Debtors Under Gaming Regulations		88

		1.	Nevada	88
		2.	Iowa.	91
		3.	Missouri	92

	E.	Expectations With Regard To Gaming Regulatory Approval		94

		1.	Nevada	94
		2.	Iowa	95
		3.	Missouri	95

	F.	Regulatory Risks Associated With Any Creditors’ Involvement Prior To Licensing		95
	G.	Summary Of The Gaming Regulatory Risks Under The Plan		96

XI.	CERTAIN SECURITIES LAW CONSIDERATIONS			98

XII.	POST-SUBSTANTIAL CONSUMMATION DATE OPERATIONS			100

	A.	Title To Property; Discharge; Injunction		100

		1.	Vesting of Assets	100
		2.	Preservation of Litigation Claims	101
		3.	Settlement of Litigation Claims	101
		4.	Discharge	101
		5.	Compromise and Settlement	102

		6.	Injunction	102
		7.	Debtors’ Releases	103
		8.	Third Party Release	104

	B.	Exculpation		104
	C.	Director And Officer Liability Insurance		105
	D.	Indemnification		106

XIII.	RETENTION OF JURISDICTION			106
	A.	Jurisdiction		106

XIV.	MODIFICATION AND AMENDMENT OF THE PLAN			108

XV.	CERTAIN FEDERAL INCOME TAX CONSEQUENCES			109

	A.	Introduction		109
	B.	Tax Consequences To The Debtors And Newly Formed Entities		110

		1.	Overview of Transaction Steps	110
		2.	Herbst Gaming Gain and Loss and Cancellation of Indebtedness Income	112

	C.	Tax Consequences To Certain Holders Of Claims		116

		1.	Consequences to Holders of Allowed Other Priority Claims, General Unsecured Claims and Allowed Other Secured Claims	116
		2.	Consequences to Holders of Allowed Class 3 Claims (Senior Credit Facility Claims)	116
		3.	Accrued Interest	118
		4.	Market Discount	118
		5.	Consequences of Holding Reorganized Herbst Gaming New Common Equity	119
		6.	Consequences of Holding Reorganized Herbst Gaming Senior Loan	123
		7.	Consequences to Holders of Senior Subordinated Note Claims, Section 726(a)(4) Claims and Equity Interests in Herbst Gaming	125
		8.	Information Reporting and Backup Withholding	125

XVI.	CONFIRMATION OF THE PLAN			126

	A.	Confirmation Of The Plan		126
	B.	Objections To Confirmation Of The Plan		126
	C.	The Best Interest Test And Feasibility Of The Plan		127

		1.	Best Interest of Creditors	127
		2.	Valuation	127
		3.	Liquidation Analysis	133
		4.	Feasibility	135
		5.	Confirmation of the Plan without Acceptance by all Impaired Classes: the “Cramdown” Alternative	136
		6.	Accepting Impaired Class	138
		7.	Acceptance of the Plan	138

v

		8.	Allowed Claims	138
		9.	Impaired Claims and Impaired Equity Interests	139
		10.	Voting Procedures	139

XVII.	MISCELLANEOUS			140

	A.	Post-Effective Date Objections to Claims or Equity Interests		140
	B.	Resolution of Objections After Effective Date; Distributions		141

		1.	Resolution of Objections	141
		2.	Distributions	141
		3.	Late-Filed Claims	141
		4.	Effectuating Documents; Further Transactions; Timing	142
		5.	Exemption from Transfer Taxes	142
		6.	Revocation or Withdrawal of the Plan	142
		7.	Binding Effect	143
		8.	Governing Law	143
		9.	Modification of Payment Terms	143
		10.	Allocation of Plan Distributions Between Principal and Interest	144
		11.	Means of Cash Payment	144
		12.	Providing for Claims Payments	144
		13.	Set-Offs	145
		14.	Notices	145
		15.	Statutory Committee	146
		16.	Severability	146
		17.	Withholding and Reporting Requirements	147
		18.	Cramdown	147
		19.	Quarterly Fees to the OUST	147

XVIII.	ALTERNATIVES TO THE PLAN			147

	A.	Alternative Plans Of Reorganization		148
	B.	Liquidation Under Chapter 7		148

XIX.	PREFERENCE AND OTHER AVOIDANCE ACTIONS			149

XX.	RECOMMENDATION AND CONCLUSION			150

I.

INTRODUCTION

On March 22, 2009 (the “Petition Date”), Herbst Gaming, Inc. (“Herbst Gaming”); California Prospectors, Ltd. (“Prospectors”); Cardivan Company (“Cardivan”); Corral Coin, Inc. (“Corral Coin”); Corral Country Coin, Inc. (“Corral Country”); Dayton Gaming, Inc. (“Dayton”); E-T-T, Inc. (“ETT”); E-T-T Enterprises, L.L.C. (“ETT Enterprises”); Flamingo Paradise Gaming, LLC (“Flamingo”); HGI - Lakeside, Inc. (“Lakeside”); HGI - Mark Twain, Inc. (“Mark Twain”); HGI - St. Jo, Inc. (“St. Jo”); Last Chance, Inc. (“Last Chance”); Market Gaming, Inc. (“Market Gaming”); Plantation Investments, Inc. (“Plantation”); The Primadonna Company, LLC (“Primadonna”); The Sands Regent (“The Sands”); and Zante, Inc. (“Zante” and, together with Herbst Gaming, Prospectors, Cardivan, Corral Coin, Corral Country, Dayton, ETT, ETT Enterprises, Flamingo, Lakeside, Mark Twain, St. Jo, Last Chance, Market Gaming, Plantation, Primadonna, and The Sands, the “Debtors”) filed petitions for relief (collectively, the “Petition”) under Title 11, Chapter 11 of the United States Code (the “Bankruptcy Code”).

The Debtors have prepared this Disclosure Statement in connection with the solicitation of votes on the First Amended Joint Plan of Reorganization (the “Plan”) dated July 22, 2009 [Docket No. 593], proposed by the Debtors to treat the Claims of Creditors and Holders of Equity Interests.

Capitalized terms used but not defined in this Disclosure Statement have the meanings ascribed to such terms in the Plan.  In the event of a conflict or difference between the definitions used in this Disclosure Statement and in the Plan, the definitions contained in the Plan shall control.

The Exhibits to this Disclosure Statement included in the Appendix are incorporated into, and are a part of, this Disclosure Statement.  The Plan is attached as Exhibit A.  Any interested party desiring further information should contact:

Gordon Silver

Attn:  Gerald M. Gordon, Esq.

3960 Howard Hughes Parkway, 9th Floor

Las Vegas, Nevada 89169

Telephone:  (702) 796-5555

Email: ggordon@gordonsilver.com

Interested parties may also obtain further information from the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”) at its website:  http://www.nvb.uscourts.gov, or from the Debtors’ case website at: http://www.xroadscms.net/zante.

Each Holder of a Claim entitled to vote on the Plan should read this Disclosure Statement, the Plan, the Exhibits attached hereto, and the instructions accompanying the Ballots in their entirety before voting on the Plan.  These documents contain important information concerning the classification of Claims and Interests for voting purposes and the tabulation of votes.

II.

INFORMATION REGARDING THE PLAN AND THIS DISCLOSURE STATEMENT

The objective of a case under Chapter 11 of the Bankruptcy Code (“Chapter 11”) is the confirmation (i.e. approval by the bankruptcy court) of a plan of reorganization.  A plan describes in detail (and in language appropriate for a legal contract) the means for satisfying claims against, and equity interests in, a debtor.  After a plan has been filed, the holders of such claims and equity interests that are impaired (as defined in Section 1124 of the Bankruptcy Code) and receiving some cash or property on account of such claims or equity interests are permitted to vote to accept or reject the plan.  Before a debtor or other plan proponent can solicit acceptances of a plan, Section 1125 of the Bankruptcy Code requires the debtor or other plan proponent to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable those parties entitled to vote on the plan to make an informed voting decision about whether to accept or reject the plan.

The purpose of this Disclosure Statement is to provide sufficient information about the Debtors and the Plan to enable Holders of Senior Credit Facility Claims and Intercompany Claims to make an informed voting decision about whether to accept or reject the Plan.  (Holders of other Claims or Equity Interests will be deemed to have accepted or rejected the Plan, as the case may be, without the need for them to vote.)  This Disclosure Statement is being used to solicit acceptances of the Plan.  The Bankruptcy Court has found that this Disclosure Statement provides adequate information, in accordance with Section 1125 of the Bankruptcy Code, and has entered an order approving this Disclosure Statement.  Approval by the Bankruptcy Court is not an opinion or ruling on the merits of the Plan and it does not mean that the Plan has been or will be approved by the Bankruptcy Court.

After the appropriate Persons have voted to accept or reject the Plan, there will be a Confirmation Hearing to determine whether the Plan should be confirmed by the Bankruptcy Court.  At the Confirmation Hearing, the Bankruptcy Court will consider whether the Plan satisfies the requirements of the Bankruptcy Code.  The Bankruptcy Court will also receive and consider a Ballot summary, which will present a tally of the votes cast by those Classes entitled to vote on the Plan.  Once confirmed, the Plan will be treated essentially as a contract binding on all Creditors, Holders of Equity Interests and other parties-in-interest in the Chapter 11 Cases, even if they rejected the Plan.

THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN PROVISIONS OF THE PLAN AND CERTAIN OTHER DOCUMENTS AND FINANCIAL INFORMATION THAT ARE INCORPORATED BY REFERENCE HEREIN (COLLECTIVELY, THE “INCORPORATED DOCUMENTS”).  THE SUMMARIES CONTAINED HEREIN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE INCORPORATED DOCUMENTS.  IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE ACTUAL CONTENT OF ANY OF THE INCORPORATED DOCUMENTS, THE INCORPORATED DOCUMENTS SHALL GOVERN FOR ALL PURPOSES.

THE INFORMATION IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN.  THE CONFIRMATION, EFFECTIVENESS AND CONSUMMATION OF THE PLAN ARE SUBJECT TO MATERIAL CONDITIONS

PRECEDENT.  THERE IS NO ASSURANCE THAT THESE CONDITIONS WILL BE SATISFIED OR WAIVED.

IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS AGAINST, AND HOLDERS OF INTERESTS IN, THE DEBTORS (INCLUDING THOSE HOLDERS OF CLAIMS AGAINST, AND HOLDERS OF EQUITY INTERESTS IN, THE DEBTORS (INCLUDING SUCH HOLDERS WHO DO NOT VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE AND BANKRUPTCY RULE 3016(b) AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAW.

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT OR LIABILITY, A STIPULATION OR A WAIVER.  THIS DISCLOSURE STATEMENT SHOULD BE CONSTRUED AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS RELATED TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER PENDING OR THREATENED LITIGATION OR ACTIONS.

THE DEBTORS MAKE THE STATEMENTS AND PROVIDE THE FINANCIAL INFORMATION CONTAINED HEREIN AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFIED. PERSONS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THE DATE HEREOF.

EACH HOLDER OF AN IMPAIRED CLAIM ENTITLED TO VOTE SHOULD CAREFULLY REVIEW THE PLAN, THIS DISCLOSURE STATEMENT AND THE EXHIBITS TO BOTH DOCUMENTS AS WELL AS THE PLAN SUPPLEMENT IN THEIR ENTIRETY BEFORE CASTING A BALLOT.

THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE.  ALL PERSONS DESIRING SUCH ADVICE OR ANY OTHER ADVICE SHOULD CONSULT WITH THEIR OWN ADVISORS.

NO PARTY IS AUTHORIZED TO PROVIDE ANY INFORMATION CONCERNING THE PLAN OTHER THAN THE CONTENTS OF THIS DISCLOSURE STATEMENT.  THE DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN THOSE SET FORTH IN THIS DISCLOSURE STATEMENT.  HOLDERS OF CLAIMS SHOULD NOT RELY ON ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE OR GIVEN TO OBTAIN YOUR ACCEPTANCE OF THE PLAN THAT ARE OTHER THAN, OR INCONSISTENT WITH, THE INFORMATION CONTAINED HEREIN AND IN THE PLAN AND PLAN SUPPLEMENT.

THE MANAGEMENT OF THE RESPECTIVE DEBTORS HAS REVIEWED THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT.  ALTHOUGH THE DEBTORS HAVE ENDEAVORED TO ENSURE THE ACCURACY OF THIS FINANCIAL INFORMATION, THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT HAS NOT BEEN AUDITED, UNLESS OTHERWISE STATED HEREIN.

III.

OVERVIEW

The primary objective of the reorganization and restructuring under the Plan is to maximize returns to those Creditors entitled to recoveries in the Estates.  The Debtors desire to achieve this objective through an expeditious restructuring of the their Casino Business and Slot Route Business (the latter consisting of the Chain Store Routes and Street Routes) (these terms are defined and described below) and other actions described herein and in the Plan.  The key aspects of the Plan are as follows:

A.            The Debtors have determined that the enterprise value of their Assets, consisting of the Casino Business and Slot Route Business ranges from $500,000,000 to $600,000,000.  (See Section XVI.C.8.)

B.            The Allowed Claims of Holders of the Senior Credit Facility Claims totaled approximately $847,363,000 in principal plus accrued interest of $29,103,000 for a total of $876,466,000 as of the Petition Date.

C.            The 7% Senior Subordinated Notes Due November 15, 2014 (“7% Notes”) and 8.125% Senior Subordinated Notes Due June 1, 2012 (“8.125% Notes” and together with the 7% Notes, the “Senior Subordinated Notes”) are contractually subordinated to the Senior Credit Facility Claims and are not entitled to any distribution from the Estates until the Senior Credit Facility Claims are paid in full.  In light of the enterprise value of the Assets, regardless of whether the Senior Credit Facility Claims are fully or partially Secured Claims, by virtue of the contractual subordination of the Senior Subordinated Note Claims to the Senior Credit Facility Claims, the Senior Subordinated Note Claims are not entitled to, and will not receive, anything under the Plan because the Holders of Senior Credit Facility Claims are not being paid in full under the Plan.

D.            Holders of Allowed General Unsecured Claims will be paid in full.

E.             The Debtors intend to assume and honor all Slot Route Contracts.

F.             Holders of Senior Credit Facility Claims will receive indirectly through the ownership of Herbst Gaming LLC (“Reorganized Herbst Gaming”) 100% ownership of the Reorganized Debtors and $350,000,000 of restructured debt.

IV.

SUMMARY OF THE PLAN

The following summary of the Plan is qualified in its entirety by reference to the detailed explanations set forth in this Disclosure Statement and the Plan itself.  For a more detailed description of the Plan, see Article VIII hereof and the Plan.

Pursuant to Section 1123(a)(1) of the Bankruptcy Code, Allowed Administrative Claims and Allowed Priority Tax Claims are not designated as Classes under the Plan.  In general, these Claims consist of the fees and costs of professionals employed on behalf of the bankruptcy estate.  The Holders of such unclassified Claims will be paid in full under the Plan consistently with the requirements of Section 1129(a)(9)(A) of the Bankruptcy Code, and they are not entitled to vote on the Plan.

The Distributions under the Plan to each Class are summarized in the following table:

Class	Description	Treatment	Estimated Amount of Claims(1)
Class 1:	Other Priority Claims	Unimpaired. Paid in full in Cash. See Section VIII.C.1.	$1,050,803.70
Class 2:	Other Secured Claims	Unimpaired. Paid in full in Cash or otherwise left Unimpaired. See Section VIII.C.2.	$128,111.68
Class 3:	Senior Credit Facility Claims	Impaired. Pro Rata share of Reorganized Herbst Gaming Senior Loan, 100% of Reorganized Herbst Gaming New Common Equity, and any remaining value from the Debtors’ Assets, subject, however, to any Senior Credit Facility Gift. Also, between the Effective Date and the Substantial Consummation Date, certain “adequate protection payments” will be made. See Sections VIII.C.3 and VIII.D.8.	$847,466,000.00

(1) These amounts were compiled by combining the undisputed claims listed on Debtors’ bankruptcy schedules, together with the proofs of claim on file as of the time of Debtors’ filing its Motion to approve this Disclosure Statement.  As such, these amounts are estimates only, and may change as more proofs of claim are filed, and the adjudication or other resolution of pending contingent, unliquidated and/or disputed claims.

Class 4:	General Unsecured Claims	Unimpaired. Paid in full in Cash or otherwise left Unimpaired. See Section VIII.C.4.	$5,897,121.34	(2)
Class 5:	Senior Subordinated Note Claims	Impaired. No Distribution. See Section VIII.C.5.	$362,570,000.00
Class 6:	Section 726(a)(4) Claims	Impaired. No Distribution. See Section VIII.C.6.	$4,183,250.50
Class 7:	Intercompany Claims	Impaired. Reinstated or discharged at the option of Reorganized Herbst Gaming, subject to reasonable acceptance by a Requisite Majority. See Section VIII.C.7.
Class 8:	Equity Interests in Herbst Gaming	Impaired. No Distribution. See Section VIII.C.8.	n/a
Class 9:	Intercompany Interests	Unimpaired. Interests remain unaltered. See Section VIII.C.9.	n/a

Other Priority Claims, which consist of any and all Claims accorded priority in right of payment under Section 507(a) of the Bankruptcy Code, other than Priority Tax Claims, are provided for in Class 1.  Allowed Claims in Class 1 (“Allowed Class 1 Claims”) will be unaltered under the Plan; therefore, Holders of Allowed Class 1 Claims are Unimpaired.  Such Holders shall receive, in full and final satisfaction of their Allowed Class 1 Claims, full payment of such Claims in Cash.

Other Secured Claims, which consist of all Secured Claims, except Senior Credit Facility Claims, Administrative Claims and Secured Tax Claims to the extent any such Claims are Secured Claims, are provided for in Class 2.  Allowed Claims in Class 2 (“Allowed Class 2

(2) Amount excludes player’s club liabilities scheduled in the amount of $3,869,957.43, which are authorized to be honored pursuant to the Order Authorizing the Debtors to Honor Casino Chips and Other Gaming Liabilities [Docket No. 37] entered on March 23, 2009.

Claims”) will be paid in full in Cash or otherwise left Unimpaired, in full and final satisfaction of such Claims.

Senior Credit Facility Claims, both secured and unsecured, are provided for in Class 3, which is an Impaired Class.  As explained in Section VIII.C.3, on the Substantial Consummation Date, Holders of Allowed Claims in Class 3 (“Allowed Class 3 Claims”) will receive, through their ownership of Reorganized Herbst Gaming, their Pro Rata share of the Reorganized Herbst Gaming Senior Loan, 100% of the Reorganized Herbst Gaming New Common Equity and any remaining value from the realization of the Debtors’ Assets.  However, all Allowed Class 3 Claims will be subject to the Senior Credit Facility Gift (as defined in the following paragraph).  Also, as explained in Section VIII.D.11, certain “adequate protection payments” will be made to Holders of Allowed Class 3 Claims between the Effective Date and the Substantial Consummation Date.

General Unsecured Claims are provided for in Class 4.  Holders of Class 4 Claims are Unimpaired.  Each Holder of an Allowed Claim that is a General Unsecured Claim (“Allowed General Unsecured Claim”) will be paid in full in Cash or otherwise left Unimpaired.  As set forth in Section XVI.C.4, Debtors are projected to have Cash on hand of approximately $111,000,000 as of the Effective Date and are thus capable of meeting all Cash demands under the Plan, including payments to Holders of Class 4 Claims on the Effective Date and funding the Disputed Claim Reserve.  Debtors believe such Cash is unencumbered (the Senior Credit Facility Agent has reserved its rights regarding this issue).  To the extent that the Debtors do not have sufficient unencumbered Cash to make such payments, such Cash payments will be deemed to have been transferred by gift by Holders of Allowed Class 3 Claims (the “Senior Credit Facility Gift”), to which the Senior Credit Facility Lenders consent.  In the event the Disputed Claim Reserve, as set forth in Section XVII.B.2, or the Cash on hand on the Effective Date are not sufficient to all the Class 4 Claims in full, in addition to any rights they may have, Class 4 Creditors have standing to file a motion to compel the funding of the Senior Creditor Facility Gift in the Bankruptcy Court and the Senior Creditor Facility Lenders and the Debtors consent to resolution of such issues to be in contested matter by motion practice.

Senior Subordinated Note Claims are in Class 5.  Holders of Class 5 Claims are Impaired.  By virtue of the contractual subordination of the Senior Subordinated Notes to the Senior Credit Facility Notes, the Holders of Senior Subordinated Notes will receive nothing under the Plan and the Senior Subordinated Notes will be canceled.  Holders of Class 5 Claims will not receive or retain anything on account of their Claims.

Claims, whether secured or unsecured, for any fine, penalty, or forfeiture, or for multiple, exemplary or punitive damages, arising before the Petition Date, to the extent that such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim as provided for in Section 726(a)(4) of the Bankruptcy Code, are classified as Section 726(a)(4) Claims in Class 6.  Holders of Class 6 Claims are Impaired.  Class 6 Claims will be canceled and Holders of Class 6 Claims will not receive or retain anything on account of their Claims.

Claims that any Debtor, or any Affiliate of a Debtor, has against another Debtor are classified as Intercompany Claims in Class 7.  Intercompany Claims will either be reinstated or canceled, or partially reinstated and partially canceled, subject to the condition that the treatment of Intercompany Claims must be reasonably acceptable to a Requisite Majority.  Holders of Allowed Class 7 Claims are Impaired and will be entitled to vote on the Plan.

Any Equity Interest in a Debtor other than Herbst Gaming that is held by another Debtor or an Affiliate of another Debtor is classified as an Intercompany Interest in Class 9.  All Intercompany Interests in Class 9 will be retained and will remain unaltered.  All such Equity Interests are Unimpaired.

Holders of Equity Interests in Herbst Gaming are in Class 8 (including such Equity Interests held by other Debtors or their Affiliates).  Holders of Class 8 Claims are Impaired.  Equity Interests in Herbst Gaming will be canceled and Holders of Class 8 Claims will not receive or retain anything on account of their Claims.

V.

DISCLAIMER

In formulating the Plan, the Debtors relied on financial data derived from their books and records as well as the valuation of the Debtors’ Assets and the Casino Business and Slot Route Business by Goldman, Sachs & Company (“Goldman”), as more particularly described in Section XVI.C.  The Debtors represent that as of the date of this Disclosure Statement, everything stated in this Disclosure Statement is true to the best of their knowledge.  However, the Debtors cannot, and do not, confirm the current accuracy of the statements appearing in this Disclosure Statement.

The discussion in this Disclosure Statement regarding the Debtors may contain “forward-looking statements,” as that term is used in the Private Securities Litigation Reform Act of 1995.  Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “likely,” “probable” or “continue” or the negative thereof or other variations thereon or comparable terminology.  All such forward-looking statements are necessarily speculative, and there are risks and uncertainties that could cause actual events or results to differ materially form those referred to in such forward-looking statements.  The liquidation analysis and distribution projections are estimates only, and the timing and amounts of actual distributions may be affected by many factors that cannot be predicted.  Therefore, any analysis, estimates or recovery projections may not turn out to be accurate.

NOTHING IN THIS DISCLOSURE STATEMENT IS, OR SHALL BE DEEMED, AN ADMISSION OR STATEMENT AGAINST INTEREST BY THE DEBTORS FOR PURPOSES OF ANY PENDING OR FUTURE LITIGATION MATTER OR PROCEEDING.

ALTHOUGH THE ATTORNEYS, ACCOUNTANTS, ADVISORS AND OTHER PROFESSIONALS EMPLOYED BY THE DEBTORS HAVE ASSISTED IN PREPARING THIS DISCLOSURE STATEMENT BASED UPON FACTUAL INFORMATION AND ASSUMPTIONS RESPECTING FINANCIAL, BUSINESS AND ACCOUNTING DATA FOUND IN THE BOOKS AND RECORDS OF THE DEBTORS, THEY HAVE NOT INDEPENDENTLY VERIFIED SUCH INFORMATION AND MAKE NO REPRESENTATIONS AS TO THE ACCURACY THEREOF.  THE ATTORNEYS,

ACCOUNTANTS, ADVISORS AND OTHER PROFESSIONALS EMPLOYED BY THE DEBTORS SHALL HAVE NO LIABILITY FOR INFORMATION CONTAINED IN, OR OMITTED FROM, THIS DISCLOSURE STATEMENT.

THE DEBTORS AND THEIR PROFESSIONALS HAVE MADE A DILIGENT EFFORT TO IDENTIFY IN THIS DISCLOSURE STATEMENT AND IN THE PLAN PENDING LITIGATION CLAIMS, PROJECTED CAUSES OF ACTION AND OBJECTIONS TO CLAIMS.  HOWEVER, NO RELIANCE SHOULD BE PLACED ON THE FACT THAT A PARTICULAR LITIGATION CLAIM, PROJECTED CAUSE OF ACTION OR OBJECTION TO A CLAIM IS OR IS NOT IDENTIFIED IN THIS DISCLOSURE STATEMENT OR THE PLAN.  THE DEBTORS OR THE REORGANIZED DEBTORS MAY SEEK TO INVESTIGATE, FILE AND PROSECUTE LITIGATION CLAIMS AND PROJECTED CAUSES OF ACTION AND OBJECTIONS TO CLAIMS AFTER THE CONFIRMATION DATE, EFFECTIVE DATE OR SUBSTANTIAL CONSUMMATION DATE, IRRESPECTIVE OF WHETHER THIS DISCLOSURE STATEMENT OR THE PLAN IDENTIFIES ANY SUCH CLAIMS, CAUSES OF ACTION OR OBJECTIONS TO CLAIMS.

VI.

SUMMARY OF VOTING PROCESS

A.            Who May Vote To Accept Or Reject The Plan.

Generally, holders of allowed claims or equity interests that are “impaired” under a plan of reorganization and are receiving some cash or property on account of such claims or equity interests are permitted to vote on the plan.  A claim is defined by the Bankruptcy Code and the Plan to include a right to payment from a debtor; an equity interest represents an ownership stake in a debtor.  In order to vote, a creditor or holder of an equity interest must have an allowed claim.  The solicitation of votes on the Plan will be sought only from Holders of Allowed Claims whose Claims are Impaired and who will receive property or rights under the Plan.  As explained more fully below, to be entitled to vote, a Person must be a Holder of a Claim that is both an “Allowed Claim” and “Impaired.”

B.            Summary Of Voting Requirements.

In order for the Plan to be confirmed, it must be accepted by at least one Impaired Class of Claims, excluding the votes of any Insiders within that Class.  A Class of Claims is deemed to have accepted the Plan if and when allowed votes representing at least two-thirds in amount and a majority in number of the Claims of the Class actually voting cast votes in favor of the Plan.

A Class of Equity Interests would be deemed to have accepted the Plan if votes representing at least two-thirds in amount of the outstanding Equity Interests of the Class actually voting cast votes in favor of the Plan.

However, Holders of certain Impaired Classes of Claims or Equity Interests will not receive or retain anything on account of their Claims or Equity Interests.  As such, they will be deemed to have voted against the Plan without the need for them to cast votes or receive voting ballots.

The Debtors are soliciting votes only from Holders of Allowed Claims in the following two Classes, which are Impaired under the Plan:  Class 3 (Senior Credit Facility Claims), and Class 7 (Intercompany Claims).

The Debtors have the right to supplement this Disclosure Statement as to additional impaired Classes, if any.  The treatment of each Class is described in the Plan and is summarized generally in Articles IV and VIII of this Disclosure Statement.

A VOTE FOR ACCEPTANCE OF THE PLAN BY HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE IS MOST IMPORTANT.  THE DEBTORS BELIEVE THAT THE TREATMENT OF HOLDERS OF SENIOR CREDIT FACILITY CLAIMS AND INTERCOMPANY CLAIMS UNDER THE PLAN IS THE BEST ALTERNATIVE FOR THEM, AND THE DEBTORS RECOMMEND THAT THE HOLDERS OF THOSE ALLOWED CLAIMS VOTE IN FAVOR OF THE PLAN.

VII.

GENERAL INFORMATION ABOUT THE DEBTORS’ BUSINESSES, RESTRUCTURING EFFORTS AND THE FILING OF THE CHAPTER 11 CASES

A.                                    The Debtors’ Businesses.

1.                                      Corporate Structure.

Herbst Gaming wholly owns the following subsidiary Debtors:  ETT, Market Gaming, ETT Enterprises, Flamingo, Lakeside, St. Jo, Mark Twain, The Sands Regent and Primadonna (collectively, the “HGI Subsidiary Debtors”).  Herbst Gaming is the holding company for the HGI Subsidiary Debtors.  The chart attached hereto as Exhibit C illustrates the relationship among Herbst Gaming its subsidiaries.

ETT owns all of the Equity Interests in Cardivan, Corral Coin and Corral Country (collectively, the “ETT Subsidiary Debtors”).  ETT and the ETT Subsidiary Debtors own and operate certain Slot Route Business, as described below.  ETT also owns and operates Terrible’s Searchlight Casino (“Terrible’s Searchlight”), Terrible’s Town Casino (“Terrible’s Town Pahrump”), and Terrible’s Lakeside Casino & RV Park (“Terrible’s Lakeside Nevada” and together with Terrible’s Searchlight and Terrible’s Town Pahrump, the “ETT Casinos”).

Market Gaming owns and operates certain Slot Route Business, as described below.  Market Gaming, together with ETT and the ETT Subsidiary Debtors, are hereinafter collectively referred to as the “Slot Route Debtors.”  Market Gaming also owns and operates Terrible’s Town Casino & Bowl (“Terrible’s Town Henderson”).

ETT Enterprises develops and leases real estate to ETT.

Flamingo owns and operates Terrible’s Hotel & Casino (“Terrible’s Las Vegas”) in Las Vegas, Nevada, which began operations in December 2000.

Lakeside owns and operates Terrible’s Lakeside Casino Resort in Osceola, Iowa (“Lakeside Iowa Casino”), as well as a hotel, gas station, and convenience store, all located in Osceola, Iowa.  Lakeside acquired the Equity Interests in this business in February 2005.

St. Jo owns and operates Terrible’s St. Jo Frontier Casino in St. Joseph, Missouri (“St. Jo Casino”).  St. Jo acquired the Equity Interests in this business in February 2005.

Mark Twain owns and operates Terrible’s Mark Twain Casino in LaGrange, Missouri

(“Mark Twain Casino”).  Mark Twain acquired the Equity Interests in this business in February 2005.

Primadonna owns and operates Whiskey Pete’s Hotel and Casino (“Whiskey Pete’s”), Buffalo Bill’s Hotel and Casino (“Buffalo Bill’s”), Primm Valley Resort and Casino (“Primm Valley” and collectively with Whiskey Pete’s and Buffalo Bill’s, the “Primm Properties”), a lottery station on the California side of the Nevada/California border, three gasoline stations, and the Primm Travel Center, all of which are located in Primm, Nevada (except for the lottery station, which is located just over the state border in California).

The Sands Regent owns all of the Equity Interests in Dayton, Plantation, Zante, and Last Chance.  Last Chance, in turn, owns all of the Equity Interests in Prospectors (“Prospectors” and, together with Dayton, Plantation, Zante and Last Chance, the “Sands Regent Subsidiaries”).

Last Chance owns and operates Terrible’s Gold Ranch Casino and RV Resort in Verdi, Nevada (“Gold Ranch”).  Last Chance also owns all of the equity interest in Prospectors.

Plantation owns and operates Terrible’s Rail City Casino in Sparks, Nevada (“Rail City”).

Zante owns and operates The Sands Regency Casino Hotel in Reno, Nevada (“Sands”).  Zante also has a small slot route operation doing business as Pericles Distributing.

Dayton owns and operates Terrible’s Dayton Casino in Dayton, Nevada (“Dayton Casino”).  Dayton owns and previously operated the Red Hawk Sports Bar, also in Dayton, Nevada (“Red Hawk”).  Dayton closed Red Hawk in June 2008 due to performance issues stemming largely from its close proximity to the Dayton Casino.

2.                                      Operations.

The Debtors collectively form a diversified gaming company that focuses on two business lines: slot route operations (the “Slot Route Business”) and casino operations (the “Casino Business”).  The Debtors’ business focuses on attracting and fostering repeat business from local gaming patrons in Nevada in the Slot Route Business, and in Nevada, Missouri and Iowa in the Casino Business.

While the Debtors generate revenue from diverse aspects of their operations, the largest component of revenues is derived from the Slot Route Business and the Casino Business.  The Slot Route Business involves the exclusive installation and operation of slot machines in certain strategic, high-traffic, non-casino locations, such as grocery stores, drug stores, convenience stores, bars and restaurants throughout Nevada.  The Casino Business consists of 12 casinos (or hotel/casinos) in Nevada (the “Nevada Casinos”), and two in Missouri and one in Iowa (collectively, the “Non-Nevada Casinos”).  As of the Petition Date, the Nevada Casinos had an aggregate of approximately 5,082 hotel rooms, 329 recreational vehicle (“RV”) spaces/hookups, 6,800 slot machines and 138 table games.  The Non-Nevada Casinos consist of the St. Jo Casino in St. Joseph, Missouri; Mark Twain Casino in LaGrange, Missouri; and Lakeside Iowa Casino in Osceola, Iowa.  As of the Petition Date, the Non-Nevada Casinos had an aggregate of approximately 2,300 slot machines and 47 table games.  The Lakeside Iowa Casino also offers approximately 60 all-suite hotel rooms and 65 RV spaces with utility hookups.

3.                                      Slot Route Business.

For purposes of this Disclosure Statement, grocery stores, drug stores, merchandise stores and convenience stores, each with more than five locations, are defined as “Chain Stores.”  As of March 31, 2009, the Slot Route Debtors operated approximately 6,900 slot machines throughout Nevada.  The Debtors’ Chain Store contracts are primarily with large, national retailers such as Albertsons, Vons, Safeway, SavOn, Smith’s, as well as Terrible Herbst gas stations and convenience stores (the “Terrible Herbst Stores” and, collectively, the “Chain Store Routes”).(3)  Street slot route accounts include local bars, restaurants and non-chain convenience stores (the “Street Routes”).

Nevada law limits the Slot Route Business to certain types of non-casino locations including bars, taverns, convenience stores, grocery stores and drug stores.  Most locations are limited to not more than 15 slot machines.

The Slot Route Debtors generally enter into two types of Slot Route Contracts:  space lease arrangements (“Space Leases”) and revenue-sharing arrangements (“Participation

(3) The relationship among Terrible Herbst, Inc., Herbst Oil Company and the Debtors is described in greater detail below.

Agreements”).  Under the Space Leases, which are principally entered into with Chain Stores, the Slot Route Debtors pay a fixed monthly fee for each location in which they place slot machines.  Under the Participation Agreements, which are typically entered into with Street Routes, the Slot Route Debtors pay the location owner a percentage of the revenues generated by the slot machines located at that particular Street Route.  In order to enter into a Participation Agreement, the location owner, as well as the applicable Debtor(s), must hold all necessary gaming licenses.  Both Space Leases and Participation Agreements typically involve long-term contracts that provide the Slot Route Debtors with the exclusive right to install their slot machines at particular locations.  In the case of Chain Stores, Space Leases or other governing Slot Route Contracts also give the Slot Route Debtors the exclusive right to install slot machines at stores opened in the future.

4.                                      Casino Gaming Operations.

a.                                       Nevada Casinos.

The Debtors’ Nevada Casinos include Terrible’s Las Vegas, which is located approximately one mile east of Las Vegas Boulevard at the corner of Paradise and Flamingo Roads.  The Debtors also operate four other smaller casinos in southern Nevada under the Terrible’s name:  Terrible’s Lakeside Nevada, Terrible’s Searchlight, Terrible’s Town Pahrump, and Terrible’s Town Henderson.

Terrible’s Las Vegas opened on December 6, 2000.  The casino has approximately 1,000 slot machines, 12 table games, a race and sports book, and a bingo facility.  The hotel has approximately 330 rooms, a pool and spa, a buffet restaurant and a café.

Terrible’s Lakeside Nevada, located in Pahrump, Nevada, consists of a casino and a 160-space RV park resort situated along a seven-acre man-made lake.  The casino houses approximately 291 slot machines, a race and sports book, and a bingo facility.  Terrible’s Lakeside Nevada also operates a restaurant, gift shop, comfort stations, and a swimming pool and hot tub.

Terrible’s Searchlight, located in Searchlight, Nevada, is a full-service truck stop and casino property with approximately 75 slot machines, a bar and a restaurant.  Terrible’s

Searchlight also has a McDonald’s restaurant located next to its casino.

Terrible’s Town Pahrump, located in Pahrump, Nevada, has approximately 396 slot machines, six table games, a race and sports book, a bingo facility, and a 24-hour café/buffet restaurant.

Terrible’s Town Henderson, located in Henderson, Nevada, houses a casino with approximately 163 slot machines, a 16-lane bowling alley, casino restaurant and bowling alley snack bar.

In January 2007 Herbst Gaming acquired the Equity Interests in The Sands Regent and its associated gaming companies, which included Rail City in Sparks; the Sands in Reno; Gold
Ranch in Verdi; and the Dayton Casino and Red Hawk(4)  in Dayton (collectively, the “Sands Regent Casinos” and such acquisition, the “Sands Regent Acquisition”).  The Sands Regent Acquisition added approximately 883 hotel rooms, 105 RV spaces, 2,050 slot machines and 25 table games to the Debtors’ operations.  The Sands Regent Acquisition is discussed in greater detail in a separate section below.

In April 2007, the Debtors significantly increased their hotel and casino presence in southern Nevada when Herbst Gaming acquired the Primm Properties (such acquisition, the “Primm Acquisition”).  The Primm Properties consist of Buffalo Bill’s, Primm Valley, and Whiskey Pete’s, which are all located in Primm, Nevada at the Nevada/California border.  The Primm Acquisition added approximately 2,800 slot machines and 90 table games to the Debtors’ operations.  The Primm Acquisition is discussed in greater detail in a separate section below.

b.                                      Non-Nevada Casinos.

In July 2004, Herbst Gaming entered into a purchase agreement with Grace Entertainment Inc. in which Herbst Gaming purchased the St. Jo Casino, Mark Twain Casino, and Lakeside Iowa Casino for approximately $287,000,000 in cash (the “Grace Acquisition”).  The Grace Acquisition was completed in February 2005, and it comprises the Debtors’ only Non-Nevada Casinos.

(4) In June 2008, the Red Hawk ceased operations and merged its operations into the Dayton Casino.

As of the Petition Date, the Non-Nevada Casinos expanded the Debtors’ gaming capacity by approximately 2,230 slot machines and 45 table games.  The Grace Acquisition also expanded the Debtors’ hotel and RV capacity by approximately 60 hotel rooms and 65 RV spaces.

Lakeside Iowa Casino is a riverboat casino located on West Lake in Osceola, Iowa, that opened in January 2000.  Lakeside Iowa Casino offers a 60-room, all-suite hotel, conference and meeting facilities for meetings, banquets and concerts, a fitness center, an outdoor pool and a gift shop.  In addition, Lakeside Iowa Casino offers a newly-renovated 280-seat restaurant/buffet and lounge located in the main lobby, a sports bar, two bars located in the casino, a convenience store and gas station that are located adjacent to the casino, and 65 RV spaces.  The casino has approximately 1,010 slot machines and 20 table games.  Lakeside owns approximately 121 acres of land, roughly 88 acres of which are undeveloped, and contains a 15-acre lake.

Mark Twain Casino is located in a man-made basin adjacent to the Mississippi River in LaGrange, Missouri, and opened in July 2001.  The casino houses approximately 665 slot machines and 14 table games.  Mark Twain Casino has a 165-seat restaurant, an 80-seat bar and an additional bar in the casino.  This property also has an eight-space RV park.

St. Jo Casino is located in a man-made basin adjacent to the Missouri River in St. Joseph, Missouri.  It opened in May 1998 as a successor to a casino that opened in June 1994.  The casino has approximately 579 slot machines and 11 table games.  St. Jo Casino offers a recently remodeled bar and buffet restaurant, and over 2,400 total square feet of modular conference and meeting space.  St. Jo owns approximately 40 acres of land, roughly 32 acres of which are undeveloped.

c.                                       Sands Regent Acquisition Casinos.

As mentioned above, on January 3, 2007, Herbst Gaming entered into the Sands Regent Acquisition, paying approximately $149,000,000 in cash for the Equity Interests in The Sands Regent, repaying outstanding debt and paying related fees, and thereby acquired the Sands Regent Casinos.

Rail City, located in Sparks, Nevada, has approximately 30,000 square feet of gaming space housing approximately 941 slot machines, five table games, and a keno and a sports book operated by a third party.  Rail City also has a bar and a brew pub-style restaurant.  Rail City’s customer base resides primarily in northern Nevada, the majority of which lives in close proximity to the casino.

The Sands, located in downtown Reno, Nevada, has approximately 29,000 square feet of gaming space, including approximately 609 slot machines and 20 table games, keno, bingo, live poker and a sports book operated by a third party.  Additionally, the Sands has approximately 833 hotel rooms, including 29 suites, entertainment cabaret, cocktail lounges and bars, 12,000 square feet of convention and meeting space, a health spa, a large outdoor swimming pool, a café/deli-style restaurant, a buffet, and an Italian-style restaurant.  The Sands also has a diner-style restaurant, an Arby’s restaurant, a comedy club, a wedding chapel, a bicycle and ski rental shop, and a beauty shop, all operated under leases with unrelated third parties.  The Sands facility has multiple parking areas, including a parking garage, with total combined capacity for approximately 1,100 vehicles.  A substantial portion of the Sands’ business, particularly its hotel customer base, is arranged through travel groups, including both air and motor coach wholesalers which offer economy rates, and are primarily from western Canada, the Pacific Northwest and northern California.

Gold Ranch in Verdi, Nevada is located on the eastern base of the Sierra Nevada mountain range ten miles west of Reno, Nevada.  Gold Ranch has approximately 235 slot machines in an 8,370-square-foot casino, a sports book operated by a third party, a family-style restaurant, a Jack-in-the-Box restaurant leased to and operated by a third party, a bar, a 105-space RV park, a California lottery station, a gas station and a convenience store.  Gold Ranch’s guests include tourists and local residents, with local residents generating over half of the casino patronage.  Gold Ranch is dedicated to marketing along, and attracting traffic from, the adjacent Interstate 80, which is the major northern Nevada/California thoroughfare.  The real property on which the Gold Ranch is located is leased under a 20-year term lease with four five-year extension options expiring in 2042.

The Dayton Casino is located in Dayton, Nevada on Highway 50.  Dayton owns the two buildings that house the Dayton Casino and the 4.5 acres of real property on which the Dayton

Casino is located.  The Dayton Casino has approximately 16,000 square feet of casino space, a family-style restaurant, two bars, approximately 237 slot machines, four poker tables, two other table games, and a sports book operated by a third party.

The Red Hawk is a bar facility located across Highway 50 from the Dayton Casino.  Dayton owns the building and the 0.5 acres of real property on which the Red Hawk is located.  Herbst Gaming closed the Red Hawk in June 2008 because it already had a competing gaming business just across the highway in the Dayton Casino.

d.                                      Primm Acquisition Casinos.

As mentioned previously herein, on April 10, 2007, Herbst Gaming completed the Primm Acquisition from MGM/Mirage for a net cash purchase price of approximately $394,000,000, thereby acquiring the Primm Properties.

The Debtors own the business and lease the real property in Primm, Nevada, upon which the Primm Properties are located.  Primm is located approximately 40 miles south of Las Vegas on Interstate 15 at the Nevada/California state line.  The Primm Properties collectively own and manage three gas station/convenience stores, a Starbucks Coffee outlet and one California Lottery lotto store, and a 36 hole golf course facility on the California side of the state line.

Buffalo Bill’s has approximately 1,024 slot machines, 34 table games and 1,242 hotel rooms.  Buffalo Bill’s is a western-themed property that has extensive entertainment amenities including a 6,000-seat, 31,280-square-foot arena that hosts big name entertainers throughout the year.  Buffalo Bills also has a Tony Roma’s restaurant, a buffet restaurant, a coffee shop, and a music/entertainment bar.  This property also has a food court with restaurants operated by a third party.  Buffalo Bill’s has a world-class roller coaster as well as water-park log rides, a buffalo-shaped swimming pool, two movie theaters and a midway-style arcade.  Buffalo Bill’s is connected to Primm Valley by a 1,900-foot monorail line.

Whiskey Pete’s has approximately 834 slot machines, 25 table games, a sports book, two full-service bars, 779 hotel rooms, a gourmet steakhouse, a recently renovated full-service coffee shop, a buffet restaurant, a McDonald’s restaurant, an approximately 8,000-square foot special events and concert venue, a swimming pool, and a midway-style arcade.

Primm Valley has approximately 957 slot machines, 34 table games, a sports book and keno, 625 hotel rooms and approximately 21,000 square feet of convention space.  It also has a coffee shop, a buffet restaurant, and a steakhouse.  The resort has a swimming pool and is connected to the “Fashion Outlets of Las Vegas,” a retail complex owned by an unrelated third party that houses over 150 designer outlet stores.  Primm Valley is connected to Buffalo Bill’s by a 1,900-foot monorail line.

5.                                      The Debtors’ Prepetition Equity and Management Structure.

The Equity Interests in Herbst Gaming are wholly owned in equal shares by family trusts for Timothy P. Herbst, Edward J. Herbst and Troy D. Herbst (collectively, the “Herbst Brothers”).  No other persons have any options, warrants or rights regarding the Equity Interests in Herbst Gaming.  The board of directors of Herbst Gaming (the “Board”) is comprised of the Herbst Brothers and one independent Board member:  John F. O’Reilly.(5)

Troy D. Herbst is the Chief Executive Officer (“CEO”) of Herbst Gaming.  Pursuant to his employment agreement, his annual base compensation is $973,800, which may be increased annually by five percent.  His employment agreement commenced May 14, 2008 and the initial term will end December 31, 2009.  The employment agreement will automatically renew for successive one-year periods unless terminated, or unless either party gives a non-renewal notice to the other party at least 60 days prior to the then-scheduled expiration date.

Timothy P. Herbst and Edward J. Herbst serve as Executive Vice Presidents and as Directors of Herbst Gaming.

Ferenc Szony is the President and Chief Operating Officer of Herbst Gaming.  He was previously the President and CEO of The Sands Regent from 1997 until its acquisition by Herbst Gaming in January 2007.  Prior to joining The Sands Regent, Mr. Szony served in several executive positions within the Hilton Hotel Corporation, last serving as President at the Reno Hilton Resort from 1994 to 1997.  His employment agreement provides for an annual base salary of $525,000, which may be increased annually by five percent, and expires on December 31,

(5) John N. Brewer, a previous additional independent Board member, resigned effective May 31, 2009.

2009, but automatically renews for successive one-year periods unless terminated or unless either party gives a non-renewal notice to the other party at least 60 days prior to the then-scheduled expiration date.

Mary E. Higgins is the Chief Financial Officer (“CFO”) of Herbst Gaming.  She has served in this capacity since May 2000.  Prior to joining Herbst Gaming, she was the CFO of Camco, Inc., a Las Vegas-based specialty finance company, from March 1997 to June 2000.  From August 1987 to October 1996, she was the Commercial Lending Division Manager of Southern Nevada for Wells Fargo Bank, N.A. (“Wells Fargo”) in Las Vegas.  Under Ms. Higgins’ employment agreement, she receives an annual base compensation of $525,000 plus a discretionary bonus of up to 30% of her annual salary.  The initial term of her employment agreement will end December 31, 2009, but will automatically renew for successive one-year periods unless terminated, or unless either party gives a non-renewal notice to the other party at least 60 days prior to the then-scheduled expiration date.  She has never been a member of the Board of Herbst Gaming, nor any of its subsidiaries, nor has she ever been an equity holder of any of Debtors.

Sean T. Higgins has served as General Counsel for Herbst Gaming since 1993.  Prior to joining Herbst Gaming, he was in private practice in Las Vegas.  Mr. Higgins oversees all legal matters for the Debtors, including gaming regulation and governmental affairs.  His employment agreement provides for an annual base salary of $500,000, which may be increased annually by five percent, and expires on December 31, 2009, but automatically renews for successive one-year periods unless terminated or unless either party gives a non-renewal notice to the other party at least 60 days prior to the then-scheduled expiration date.  He has never been a member of the Board of Herbst Gaming, nor any of its subsidiaries, nor has he ever been an equity holder of any of Debtors.

The employment agreements for Mr. Szony, Mr. Higgins and Ms. Higgins provide that in the event Herbst Gaming chooses to terminate the executive’s employment for any reason other than Cause (as defined in the applicable employment agreement), the executive will receive a severance payment equal to one year’s salary.

Mr. O’Reilly has been a member of the Board since November 2004.  Mr. O’Reilly is the Chairman and CEO of the law firm of O’Reilly Law Group, LLC, in Las Vegas, Nevada, a position he has held since 1999 and where he has practiced since the firm’s inception in 1977.  He has also served as the Chairman and CEO of the O’Reilly Gaming Group, in Las Vegas, Nevada, since its inception in 1999.

Independent Board members received compensation of $25,000 per year for serving on the Board until July 1, 2008, when they began receiving a combined compensation amount for serving on the Board and the Independent Committee, as discussed below in this section.  Independent Board members each receive an additional $5,000 per Board meeting attended, and $1,500 per Board committee meeting attended and they are reimbursed for expenses incurred in attending Board or committee meetings and while representing Herbst Gaming in conducting certain business.

Herbst Gaming maintains an Office of the Chief Executive Officer (“Office of the CEO”), which was formed to address and make decisions with respect to significant operational, financial, strategic, legal and restructuring issues consistent with the business strategies, plans and budgets of the Debtors and other Board-approved matters including, but not limited to, those delegated to the Office of the CEO by the Board.  The members of the Office of the CEO are the Herbst Brothers, Mr. Szony, Mary E. Higgins, Sean T. Higgins, and David Ross.  The Board has the sole authority to remove any member from the Office of the CEO or terminate any officer.  Action by the Office of the CEO requires approval of at least four members, with any matter to which such a majority does not reach consensus being referred to the Board for resolution.

In June 2008, in connection with the potential restructuring of the Debtors, the Board created an independent committee (the “Independent Committee”) composed of directors O’Reilly and Brewer.  The Independent Committee is responsible for: (1) entertaining, evaluating and negotiating all restructuring proposals and any aspect thereof with respect to the Debtors, (2) making recommendations to the entire Board regarding the restructuring, and (3) approving any changes to the Debtors’ capital expenditure budget.  The Herbst Brothers, in their capacities as directors, are to be provided copies of any written restructuring proposals received by the Independent Committee.  Except as delegated to the Independent Committee, the Board governs the affairs of the Debtors, including the approval of any restructuring, to the extent permitted by Nevada law.

As of July 1, 2008, members of the Independent Committee receive fees and compensation in the amount of $120,000 per year, payable in equal monthly installments, for their services as Board and Independent Committee members.  Such compensation is separate and apart from their compensation as members of the Debtors’ Audit Committee or any other boards or committees.  Upon the dissolution of the Independent Committee, Mr. O’Reilly will return to his original employment and compensation agreements as described above.

B.                                    The Debtors’ Prepetition Capital Structure.

Prior to June 2004, Herbst Gaming, through its subsidiaries, owned and operated the Slot Route Business and Casino Business at the following southern Nevada casino properties:  Terrible’s Las Vegas; Terrible’s Lakeside Nevada and Terrible’s Town Pahrump both located in Pahrump; Terrible’s Town Henderson; and Terrible’s Searchlight.  Commencing in June 2004, the Debtors financed the purchase of the Non-Nevada Casinos, the Sands Regent Casinos and the Primm Properties, and funded other operational projects, in part, through additional long-term borrowings from several sources.

1.                                      Amended and Restated Credit Agreement Dated as of October 8, 2004 (“2004 Credit Agreement”).

On October 8, 2004, Herbst Gaming, as “Borrower,” entered into the 2004 Credit Agreement with Bank of America, N.A. (“Bank of America”) as Administrative Agent, Swing Line Lender and L/C Issuer; Banc of America Securities, LLC as Lead Arranger and Sole Book Manager (for the revolving loans), and as Joint Lead Arranger and Joint Book Manager (for the term loans); U.S. Bank, N.A. (“U.S. Bank”) as the Co-Lead Arranger (for the revolving loans); Lehman Commercial Paper, Inc. as the Joint Lead Arranger and Joint Book Runner (for the term loans), and as Documentation Agent (for the revolving loans); and Wells Fargo Bank, N.A. as Syndication Agent (for the revolving loans).

The 2004 Credit Agreement amended and restated a credit agreement dated as of June 10,

2004, which made credit facilities available to Herbst Gaming consisting of a $90,000,000 revolving credit facility and a $60,000,000 term loan facility (the “Original Credit Agreement”).

The 2004 Credit Agreement was entered into in order to finance the acquisition of the Lakeside Iowa Casino, Mark Twain Casino and St. Jo Casino.  Under the 2004 Credit Agreement, the term loans of the Original Credit Agreement were converted to revolving credit facilities, and certain aggregate revolving commitments therein were increased to $175,000,000.

The 2004 Credit Agreement also allowed Herbst Gaming to request term loans in an aggregate principal amount of up to $100,000,000.

2.                                      Senior Subordinated Notes.

a.                                       8.125% Notes.

On June 11, 2004, Herbst Gaming issued $160,000,000 of 8.125% Notes through a nonpublic offering.  The 8.125% Notes are unsecured, are guaranteed on a joint and several basis by all of the other Debtors (the “Senior Subordinated Notes Guarantors”), and are governed by an indenture (the “8.125% Indenture”).  Originally, U.S. Bank was the trustee under the 8.125% Indenture (the “8.125% Trustee”), but on June 4, 2008 was replaced by HSBC Bank, National Association (“HSBC”) as the 8.125% Trustee.

The proceeds from the 8.125% Notes and from the 2004 Credit Agreement were used in part to retire 97% of certain then-outstanding 10 3/4% Notes for $242,000,000.(6)

The 8.125% Notes mature on June 1, 2012 unless sooner accelerated.  Interest is payable in cash at 8.125% per annum on June 1 and December 1 of each year, beginning on December 1, 2005.  The 8.125% Indenture contains various limitations and restrictions, including change in control provisions, limitations on indebtedness and limitations on certain payments such as dividends.

b.                                      7% Notes

On November 22, 2004, Herbst Gaming issued $170,000,000 of 7% Notes through a nonpublic offering.  The 7% Notes are also unsecured, are guaranteed on a joint and several basis

(6) Subsequently, all of the 10 ¾% Notes were retired.

by the Senior Subordinated Notes Guarantors, and are governed by an indenture (the “7% Indenture” and, together with the 8.125% Indenture, the “Indentures”).  Originally, U.S. Bank was the trustee under the 7% Indenture (the “7% Trustee” and together with the 8.125% Trustee, the “Indenture Trustees”), but on June 4, 2008 was replaced by HSBC as the 7% Trustee.

The proceeds from the 7% Notes, along with borrowings under the 2004 Credit Agreement, were used to finance the acquisition of the Non-Nevada Casinos in February 2005.

The 7% Notes mature on November 15, 2014 unless sooner accelerated.  Interest is payable in cash at 7% per annum on May 15 and November 15 of each year, beginning on May 15, 2005.  The 7% Indenture contains various limitations and restrictions similar to the 8.125% Indenture, including change in control provisions, limitations on indebtedness and limitations on certain payments such as dividends.

The Senior Subordinated Notes were subordinated in payment to the obligations under the 2004 Credit Agreement and such subordination extends to the obligations under the Senior Credit Facility.  On or about May 13, 2008, the Debtors received payment blockage notices (the “Payment Blockage Notices”) from the Senior Credit Facility Agent advising the Debtors and the Indenture Trustees that due to the defaults under the Senior Credit Facility, no payments were to be made on the Senior Subordinated Notes.  The Debtors have not made the interest payments on the Senior Subordinated Notes that were on May 15, 2008, and thereafter.

3.                                      Second Amended and Restated Credit Agreement Dated as of January 3, 2007 (“Senior Credit Facility”).

On January 3, 2007, Herbst Gaming, as “Borrower,” entered into the Senior Credit Facility, which amended and restated the 2004 Credit Agreement, with Bank of America as Administrative Agent (“Senior Credit Facility Agent”),(7)  Swing Line Lender and L/C Issuer; other lenders party thereto; Lehman Commercial Paper, Inc. and Wachovia Bank, National Association as Syndication Agents; U.S. Bank as Documentation Agent; and Lehman Brothers Inc. and Wachovia Capital Markets, LLC as Joint Lead Arrangers and Joint Book Runners

(7) In or about April 2008, Wilmington Trust Company (“Wilmington”) succeeded Bank of America as Senior Credit Facility Agent.

(collectively, the “Senior Credit Facility Lenders” and together with Herbst Gaming, the “Senior Credit Facility Parties”).  The Senior Credit Facility was subsequently amended by Amendment No. 1 dated August 14, 2007 and Amendment No. 2 dated December 14, 2007.  The Senior Credit Facility and the obligations due thereunder are guaranteed (the “Senior Credit Facility Guarantees”) on a joint and several basis by all Debtors other than Herbst Gaming (the “Senior Credit Facility Guarantors”).  In turn, each of the Senior Credit Facility Guarantees are the subject of various security instruments detailed below.

The Senior Credit Facility amended and restated the 2004 Credit Agreement to provide an increase of the existing senior loan facility to $860,000,000, primarily to finance the Sands Regent Acquisition and the Primm Acquisition.

The Senior Credit Facility included a revolving credit facility in the approximate amount of $100,000,000 (“Revolver”), approximately $1,200,000 in letters of credit obligations (“LOCs”) and approximately $751,800,000 of term loans (“Term Loans” and together with the Revolver and LOCs, the “Borrowings”) that mature on December 2, 2011 if Herbst Gaming has not refinanced the Senior Subordinated Notes.  As more fully described below, the Borrowings and the Senior Credit Facility Guarantees are secured by first liens on real and personal property of Herbst Gaming and the Senior Credit Facility Guarantors.

The Revolver was fully drawn by March 15, 2008.  Interest accrues on the Borrowings at a floating rate.  This rate is based upon a variable interest rate plus a leverage grid-based spread.  The Debtors’ average floating rate on debt incurred under the Senior Credit Facility was 12.5% at December 31, 2008.

The indebtedness under the Senior Credit Facility is secured in part by a Second Amended and Restated Security Agreement (the “Security Agreement”), dated January 3, 2007, entered into by the Senior Credit Facility Lenders and each of the Debtors as “Grantors.”  The security interests are currently held by Wilmington.  The Security Agreement grants a first priority security interest in substantially all of the Debtors’ personal property, including: all present and future accounts; general intangibles; rents, revenue, hotel room charges, casino revenues, food and beverage revenues, room service revenues, and restaurant and snack bar revenues; deposit accounts, including money, cash, and cash equivalents whether or not deposited in a deposit account; books and records; goods, including inventory, equipment, video lottery terminals, slot machines and other gaming devices, furniture, fixtures, trade fixtures, motor vehicles, and watercraft; merchandise; stocks, investment properties, bonds, debentures, and securities; accessions and improvements; all other tangible and intangible property; all other rights,  powers, and  privileges; and “any and all proceeds  and products of any of the foregoing  .  . . and any other tangible or intangible property received upon the sale or disposition of any of the foregoing” (collectively, and together with the additional encumbered personal property listed under the Security Agreement, the “Encumbered Personal Property”).  UCC financing statements were filed with the applicable governmental authorities in Nevada, Iowa, Missouri and elsewhere.

No depository control agreements exist between any Debtors and the Senior Credit Facility Agent or any other party for any of the deposit accounts maintained by the Debtors.

Although the Security Agreement grants a security interest in all of the Encumbered Personal Property, not all of the Encumbered Personal Property was subject to a perfected security interest as of the Petition Date.  Moreover, each Debtor only has significant interests in, or possession of, certain categories of Encumbered Personal Property.  The Encumbered Personal Property can generally be divided into seven broad collateral categories: 1) money (cash on hand as of the Petition Date); 2) equipment; 3) inventory (being, all inclusively, goods for sale, restaurant food stocks, bar inventory, and hotel supplies (“Inventory”)); 4) instruments; 5) deposit accounts (deposited money); 6) general intangibles; and 7) accounts (rights to payment).

Additionally, those Debtors with interests in real property and maritime vessels entered into leasehold and fee interest deeds of trust (and a ship mortgage) with assignments of rents, security agreements, and fixture filings with the Senior Credit Facility Lenders and Senior Credit Facility Lenders to further secure their indebtedness under the 2004 Credit Agreement and the Senior Credit Facility (collectively, “Deeds of Trust”).  In January 2007, the following Debtors executed Deeds of Trust:  Dayton, ETT, ETT Enterprises, Flamingo, Herbst Gaming, Lakeside

(ship mortgage), Last Chance, Market Gaming, Mark Twain, Plantation, Prospectors, St. Jo and Zante.  Each of these Deeds of Trust was recorded in the applicable real property records in Nevada, Iowa, Missouri or elsewhere.

Like the Security Agreement for personal property, each of the Deeds of Trust executed by a given Debtor secures substantially all of that Debtor’s real property.  The secured real property under the Deeds of Trust for each of the Debtors’ respective realty interests includes all rights, titles, and interests in certain real property described in the Deeds of Trust; buildings, structures, improvements; appurtenances, privileges, easements; leases, subleases, subtenancies, licenses, profits; rents, revenue, income, and proceeds from the realty including occupancy charges, hotel room charges, casino revenues, show ticket revenues, food and beverage revenues, room service revenues, merchandise sales revenues, and restaurant revenues; goods and fixtures attached or used in connection with the realty; materials and equipment for improvements; and books and records related to the realty (collectively, and including the additional secured real property listed under the Deeds of Trust, the “Encumbered Real Property,” and together with the Encumbered Personal Property, the “Collateral”).

Debtors earn revenues through various operations and each Debtor possesses different assets.  Accordingly, each Debtor will have assets encumbered differently with respect to the Collateral that it owns or possesses, and with respect to how such Collateral is encumbered under the Security Agreement or the Deeds of Trust.  Herbst Gaming and Sands Regent are holding companies and do not operate any of the Debtors’ businesses.  Therefore, they will not earn revenues through business operations; their funds are upstreamed from the Herbst Gaming Subsidiary Debtors and the Sands Regent Subsidiary Debtors.

The ultimate sources of the Debtors’ revenues and other assets are integral for Cash Collateral purposes.  Those Debtors that derive revenues from the Slot Route Business or Casino Business, will be able to use such revenues without permission or restrictions.  Those Debtors that derive lodging revenues from “Hotel/RV Business,” and which revenues are properly secured through the Security Agreement or Deeds of Trust, may have Cash Collateral as a result of the Hotel/RV revenues that may require some protection under the Bankruptcy Code.

Similarly, those Debtors in possession of Inventory as of the Petition Date may be entitled to some form of adequate protection for the use of that Inventory during the Chapter 11 Cases.  In other words, the Debtors’ assets that constitute Cash Collateral, that are properly encumbered and perfected under the Security Agreement or the Deeds of Trust, are subject to the analysis and treatment of Cash Collateral provided in the Emergency Cash Collateral Motion (as defined in Section VII.G.1).

As of the Petition Date, the Debtors’ had approximately $90,300,000.00 either in cash or in their bank accounts.

The Debtors, the Senior Credit Facility Agent, and the banks maintaining the Debtors’ deposit accounts have not entered into any control agreements related to the deposit accounts.

As of the Petition Date, the Debtors’ obligation to the Senior Credit Facility Agent under the Senior Credit Facility as of the Petition Date is the principal amount of approximately $847,363,000, together with accrued interest of approximately $29,103,000, for a total of approximately $876,466,000

The total enterprise value of the Debtors’ businesses ranges from $500,000,000 to $600,000,000, and assumes an effective date for a plan of reorganization of September 30, 2009.

C.                                    Related Party Agreements

Some of the Debtors have entered into agreements with other Debtors, and/or with Terrible Herbst, Inc. (“Terrible’s”), the Herbst Brothers, Jerry Herbst, or with other related parties concerning the operation of their respective businesses (the “Related Party Agreements”).  Terrible Herbst gas stations and convenience stores (the “Terrible Herbst Stores”) are owned by Terrible’s, a company owned by Jerry Herbst, the father of the Herbst Brothers.  Jerry Herbst is not a shareholder, officer or director of Herbst Gaming.  The present contractual relationships among Terrible’s and the Debtors, as well as the other significant Related Party Agreements, are described in the paragraphs that follow.

1.                                      Trademark License Agreement.

On August 24, 2001, Herbst Gaming and Terrible’s entered into a Trademark License Agreement (the “Trademark Agreement”) whereby Terrible’s granted Herbst Gaming a non-

exclusive license to utilize certain trademarks, service marks, trade names, trade dress, designs, and logos (the “Licensed Marks”).  The term of the Trademark Agreement commenced on August 24, 2001 and continues for ten years thereafter.  The term may be extended upon the mutual consent of Herbst Gaming and Terrible’s for two additional five-year periods at a price to be agreed upon at the time of the extension.

On January 3, 2007, a letter agreement referencing the Senior Credit Facility was entered into by parties to the Senior Credit Facility (the “Letter Agreement”).  Under the Letter Agreement, Terrible’s represented, among other matters, that in the event of a default under the Trademark Agreement, Terrible’s was to give notice of such default to the Senior Credit Facility Agent, who would then have the right, but not the obligation, to cure such default within 30 days.  The Letter Agreement also provided that if the Senior Credit Facility Agent requested within 30 days of any rejection of the Trademark Agreement by Herbst Gaming under Section 365 of the Bankruptcy Code or any similar provision, Terrible’s was to enter into a new Trademark Agreement with the designee of the Senior Credit Facility Agent and continue to perform all of its obligations under the newly executed License Agreement for the benefit of the Senior Credit Facility Agent or such other designee.

Also on January 3, 2007, Herbst Gaming and the other Debtors entered into a Trademark Security Agreement with the Senior Credit Facility Agent on behalf of the Senior Credit Facility Lenders.  The Trademark Security Agreement was made pursuant to a condition in the Senior Credit Facility that the Senior Credit Facility Lenders would provide credit facilities to Herbst Gaming, subject to Herbst Gaming and the other Debtors extending security interests in the Licensed Marks to the Senior Credit Facility Agent as provided in the Trademark Security Agreement.

2.                                      Terrible’s Town Pahrump Lease.

ETT and the Herbst Family Limited Partnership (“Herbst LP”) entered into a lease agreement on July 1, 1996 in which Herbst LP leased the real property and improvements related to Terrible’s Town Pahrump in Pahrump, Nevada to ETT.  The original term of the lease was five years commencing on August 1, 1998, with an option on ETT’s part to renew it for up to five additional ten-year terms on the same terms and conditions.  ETT’s rental payments to Herbst LP are payable monthly.

3.                                      Terrible’s Searchlight Lease.

ETT and Terrible’s entered into a lease agreement on July 1, 2002 in which Terrible’s leased the real property and improvements related to Terrible’s Searchlight in Searchlight, Nevada to ETT. The term of the lease is 20 years commencing on June 30, 2002, and is renewable by ETT for five additional ten-year terms contingent upon Terrible’s renewing its lease on the property from an unrelated third party.  Terrible’s lease with that third party was entered into in 2002 and expires in 2042.  ETT’s rental payments to Terrible’s are payable monthly.

4.                                      Russell Road Lease.

Herbst Gaming and the Herbst Grandchildren’s Trust entered into a lease agreement on November 27, 2002 whereby that trust leased to Herbst Gaming a warehouse, office building, convenience store and a piece of unimproved property, which are on Polaris Road and Russell Road in Las Vegas, Nevada.  The term of the lease is ten years commencing on November 27, 2002, with Herbst Gaming having the option to renew it for up to five additional ten-year terms on the same terms and conditions.  Herbst Gaming’s rental payments to the Herbst Grandchildren’s Trust are payable monthly.

5.                                      Headquarters Lease.

ETT Enterprises and the Herbst Family Limited Partnership II (“Herbst LP II”) entered into a lease agreement on July 1, 1997 in which Herbst LP II leased to ETT Enterprises certain real property in Clark County, Nevada related to the Debtors’ corporate headquarters.  The term of this lease is 20 years commencing on July 1, 1997, with ETT Enterprises having the option to renew it for up to five additional ten-year terms on the same terms and conditions.  ETT Enterprises’ rental payments to Herbst LP II are payable monthly.

6.                                      Terrible’s Gaming License Agreement.

ETT and Terrible’s entered into a gaming license agreement on December 20, 1999 that allowed ETT to place and operate slot machines in certain Terrible Herbst stores commencing on

January 1, 2000 (the “Terrible’s Gaming License Agreement”).  Under the Terrible’s Gaming License Agreement, ETT pays Terrible’s a monthly license fee for each of the Terrible Herbst Stores subject to that agreement in an amount based, in part, on the number of gaming devices installed by ETT in each store for any particular month.  The Terrible’s Gaming License Agreement expires in 2010, but ETT has the right to extend the term for one additional term of five years.

7.                                      Terrible’s Gaming Devices License Agreement.

Cardivan and Terrible’s entered into a gaming devices license agreement on December 20, 2003, which allowed Cardivan to place and operate Slot Route gaming devices in certain Terrible Herbst Stores commencing on December 30, 2003.  Pursuant to this agreement, Cardivan pays Terrible’s a fixed monthly fee per gaming device installed.  This agreement has currently been renewed through December 31, 2014.

8.                                      Deposit Services Agreement.

Herbst Gaming and Terrible’s have a servicing agreement under which Herbst Gaming provides accounting and administrative services related to the collection of daily deposits for Terrible Herbst Stores.

9.                                      Shared Services Agreement.

On January 1, 2009, Herbst Gaming, Berry-Hinckley Industries (“BHI”) and Terrible’s entered into an amended and restated shared services agreement (the “Shared Services Agreement”).  The Shared Services Agreement allows the parties to share several departments: human resources and the hiring center, payroll services, information technology, and the legal department.  The costs of these departments are determined annually and allocated by the percentage of employees represented by each party to the Shared Services Agreement.  The Shared Services Agreement was later amended such that Sean Higgins, Herbst Gaming’s General Counsel, will not provide legal services to Terrible’s or its affiliate, BHI, except with respect to ongoing matters for BHI unrelated to the operations of the Debtors.

10.                               Advertising Purchasing Agreement.

On January 1, 2009, Herbst Gaming and Terrible’s entered into an Advertising

Purchasing Agreement that allows Herbst Gaming to purchase advertising time on Terrible Herbst Stores’ network of gas pumps and interior television screens.  The Advertising Purchase Agreement adds value to Herbst Gaming and Terrible’s as every person who uses the gas pumps or sees the interior television screens at any of the Terrible Herbst Stores is exposed to advertising promoting Terrible’s and the other Herbst Gaming casinos.  This agreement expires on December 31, 2009, however, the parties have entered into similar agreements in prior years as well.

11.                               ATM Agreement.

ETT has an agreement with Terrible’s giving ETT the exclusive right to operate and maintain automated teller machines (“ATMs”) in Terrible Herbst Stores (the “ATM Agreement”).  Under the ATM Agreement, ETT pays Terrible’s a fee for each withdrawal transaction processed by an ATM, which is based on a total transaction fee that ETT receives.  The ATM Agreement automatically renewed for another year effective February 28, 2009.

12.                               Other Related Party Agreements.

In 2003, ETT entered into a slot route contract to install, operate and service slot machines at a tavern owned by HIGCO, Inc., a Nevada corporation owned and operated by Sean T. Higgins, Herbst Gaming’s General Counsel, and two of his brothers (G. Michael Higgins and Kevin J. Higgins).  HIGCO, Inc. pays regular fees to ETT pursuant to this revenue-sharing contract.

In 2004, ETT entered into a slot route contract with SamCon, Inc., a Nevada corporation owned and operated by Sean T. Higgins, to install, operate and service slot machines at a new location.  Terms of this revenue-sharing contract are similar to the terms of the contract entered into with HIGCO, Inc. in 2003, whereby SamCon, Inc. pays regular fees to ETT.

In addition to their roles as officers and directors of Herbst Gaming as discussed above, the Herbst Brothers are also officers and directors of Terrible’s.

In 2005, ETT entered into a slot route contract to install, operate and service slot machines at a tavern owned by Prescott’s Bar LLC, a Nevada limited liability company that is owned and operated by Todd Sosey, the brother-in-law of Troy D. Herbst.

D.                                    Events Leading To The Chapter 11 Cases.

1.                                      Economic Pressures.

The Sands Regent Acquisition and the Primm Acquisition, both completed since 2007 and within four months of each other, left the Debtors highly but not unreasonably leveraged.  Under the business circumstances prevailing at the time of these acquisitions, such leverage would not have hindered the Debtors’ business operations or precipitated their filing of the Chapter 11 Cases.  Shortly after these acquisitions, however, the economy in the United States sharply declined, not only in the hotel and gaming industry, but throughout virtually every business sector.  Since then, the United States economy as well as virtually the entire world economy has gone into a severe recession, with gaming revenues in all of the Debtors’ gaming markets falling dramatically and sources of financing for the gaming industry disappearing.  In addition, as discussed below in this section, the enactment of Question 5 in Nevada has further dramatically impacted the Slot Route Business’ income.

Most of the Debtors’ casinos and other business operations are in Nevada, a state that has been deeply impacted by the current recession.  Nevada’s foreclosure and unemployment rates are among the highest in the country.  Moreover, Nevada has experienced dramatic decreases in tourism, convention and gaming revenues.

In addition to the economic crisis, recent legislation in Nevada has contributed to the significant drop in slot machine gaming revenues and player participation.  On November 7, 2006, voters in Nevada passed the Nevada Clean Indoor Air Act (Ballot Question 5), codified at NRS § 202.2483 (“Question 5”), which prohibited smoking in indoor places of employment, including but not limited to bars and taverns that serve food, grocery stores, malls and other retail establishments.  Question 5 still permits smoking in areas within casinos where loitering by minors is already prohibited by state law, and also still permits smoking at bars and taverns that do not serve food.  The implementation of Question 5 has led to significantly decreased patron play at the Slot Route Business locations.   Several of the Debtors’ rental agreements for their Chain Store Routes were adjusted after Question 5 was implemented, thus preventing the Debtors from suffering even further losses due to decreased patron play.  However, the Debtors have been unable to offset decreased patron play and falling revenues enough to avoid continuing material, adverse effects on their business, financial condition and operations.

Indeed, the gaming and hotel industry as a whole has encountered huge setbacks recently stemming from sharply declining revenues in addition to other factors, as evidenced by at least three large casino businesses filing for protection under Chapter 11 recently:  the Greektown Casino in Detroit, Michigan, the Tropicana casino group, which owns hotel and casino properties throughout the country including a property on the Strip in Las Vegas and properties in Atlantic City, New Jersey.  In addition, the privately held Stations Casino, Inc., which is another major locals casino in Nevada, has recently filed for bankruptcy to restructure.

In sum, the Debtors have been experiencing sharply declining gaming and hotel revenues based on a severe nationwide recession, high unemployment, reduced consumer spending, significant declines in Slot Route Business revenues related to such reduced spending, as well as the enactment of Question 5 and the virtual disappearance of the credit market for the gaming industry.  Most of these problems manifested themselves after the Debtors leveraged themselves with the Sands Regent Acquisition and the Primm Acquisition, leaving the Debtors in a highly precarious position at a time when they most needed robust financial performance.

2.                                      Negotiations with the Senior Credit Facility Lenders.

The Senior Credit Facility was amended by Amendment No. 1 dated as of August 14, 2007, Amendment No. 2 dated as of December 14, 2007, and an Omnibus Amendment No. 3 and Appointment and Acceptance, dated as of April 24, 2008.

Since December 31, 2007, the Debtors have been in default under the Senior Credit Facility.  The events of default included the issuance of an opinion on the Debtors’ financial statements by the Debtors’ independent auditors that contained a “going concern” qualification.  Additionally, the Debtors have been in default because they have not been in compliance with financial ratio covenants under the Senior Credit Facility (the foregoing defaults, together with other possible defaults identified by the Senior Credit Facility Lenders, the “Defaults”).  Based on the Defaults, the Senior Credit Facility Agent and Senior Credit Facility Lenders were entitled to exercise certain remedies under the Senior Credit Facility.  Accordingly, and as noted above, on or about May 13, 2008, the Debtors received the Payment Blockage Notices in which the Senior Credit Facility Agent advised the Debtors and the Indenture Trustees that, as a result of the Defaults, no payments were to be made on the Senior Subordinated Notes pursuant to the subordination provision of the Indentures.

Since the Payment Blockage Notices, which have not been withdrawn as of the Petition Date, the Debtors have not made interest payments on the Senior Subordinated Notes.(8)   As of the Petition Date, these interest payment obligations remain outstanding .  Under the Indentures, if the scheduled interest payments are not made within 30 days of the scheduled payment dates, events of default occur and the Indenture Trustees may, or holders of 25% of the outstanding principal amount of the Senior Subordinated Notes issued under the applicable indenture may, direct the applicable Indenture Trustee to accelerate the maturity of the 7% Notes or 8.125% Notes.

In 2007, the Debtors retained XRoads Solutions Group, LLC (“XRoads”) as financial advisors, and on February 21, 2008, the Debtors retained Goldman as financial advisors, to assist in evaluating financial and strategic alternatives.

On May 15, 2008, the Debtors and the Senior Credit Facility Lenders entered into Amendment No. 4 And Forbearance And Standstill Agreement (the “Forbearance Agreement”), which amended the Senior Credit Facility and provided that the Senior Credit Facility Lenders will forbear from exercising certain rights and remedies under the Senior Credit Facility and other loan documents through September 30, 2008 (the “Forbearance Period”), or earlier upon the occurrence of one or more events of default.  Additionally, the Forbearance Agreement provides, among other things: 1) for an increase in the non-default interest rate of certain portions of the Borrowings under the Senior Credit Facility and for payment of interest on a

(8) However, with the knowledge of the Senior Credit Facility Agent, Effective April 8, 2008, the Debtors entered into a letter with Brown Rudnick Berlack Israels, LLP (“Brown Rudnick”), as counsel, and as of April 14, 2008, with Perella Weinberg Partners, LP (“Perella”), as financial advisors, to an ad hoc committee of holders of Senior Subordinated Notes (the “Ad Hoc Committee”) for representation of the Ad Hoc Committee.  As of the Petition Date, Herbst Gaming has paid Brown Rudnick $573,092.00, and Perella $1,052,605.00, including $1,000,000.00 in fees.  The Debtors did not agree to pay Perella in excess of $750,000.00 in fees plus reimbursement of reasonable expenses, and mistakenly paid an additional $250,000 to Perella on bills inappropriately submitted by Perella.  Perella has since returned this overpayment.

monthly basis instead of a quarterly basis;  2) that the default rate of interest would not apply during the Forbearance Period; 3) that during the Forbearance Period, the Debtors retain the ability to convert certain loans into certain Eurodollar Rate Loans as provided for in the Senior Credit Facility, so long as the interest periods for such Eurodollar Rate Loans do not extend beyond the Forbearance Period; 4) that the Debtors are prohibited from making certain payments toward debt due under the Senior Subordinated Notes, other than in accordance with the terms of the subordination provisions and certain payments of professional fees and expenses detailed in the Forbearance Agreement; 5) that the Senior Credit Facility Lenders have the ability to approve any engagement letters entered into by the Debtors with counsel for, or advisors to, the holders of any Senior Subordinated Notes; and 6) that the Debtors were to pay to the Senior Credit Facility Lenders a fee of approximately $6,400,000.

The Debtors and the Senior Credit Facility Agent have entered into additional amendments to the Forbearance Agreement, dated as of September 30, 2008 and November 10, 2008, which further extended the Forbearance Period through December 3, 2008, among other matters.

On November 6, 2008, the Debtors received a Notice of Acceleration (the “Notice of Acceleration”) under the Senior Credit Facility due to the occurrence and continuation of events of default.  Pursuant to the Notice of Acceleration, the Senior Credit Facility Lenders and the Senior Credit Facility Agent declared the unpaid principal amount of all outstanding loans thereunder immediately due and payable, and have declared the commitment of each Senior Credit Facility Lender terminated.

On December 3, 2008, the Forbearance Period expired due to the fact that the parties had not entered into a restructuring agreement by that date; nevertheless, the parties remained in active discussions regarding the terms of a restructuring agreement.

E.                                      Selected Financial Data And Pre-Bankruptcy Operating Results.

The Debtors’ recent financial performance on a consolidated basis has been as follows:

	Year Ended 12-31-08(9)	Quarter Ended 3-31-09(10)
Revenues
Slot Routes	$243,635,000	$53,867,000
Casino Gaming	$474,194,000	$117,073,000
Other Operations	$116,609,000	$18,342,000
Total Revenues	$834,438,000	$189,282,000
Net Revenues	$784,940,000	$171,724,000
Depreciation & Amortization	$57,783,000	$14,186,000
Total Costs and Expenses	$864,604,000	$174,745,000
Income From Operations	$(93,515,000)	$(3,021,000)
Interest Income	$921,000	$38,000
Interest Expense	$(116,832,000)	$(29,527,000)
Net Income (Loss)	$(209,426,000)	$(32,846,000)
EBITDA
Slot Route EBITDA(11)	$27,892,000	$6,123,000
Casino Gaming EBITDA(12)
Nevada Casinos	$29,475,000	$5,065,000
Non-Nevada Casinos	$30,287,000	$9,965,000

F.                                      The Commencement Of The Chapter 11 Cases.

On March 22, 2009, the Debtors filed their respective Petitions in the Bankruptcy Court, and each Debtor was thereafter assigned its own case number.  The Debtors also filed on the Petition Date several “first day motions” (“First Day Motions”) in which the Debtors sought various types of immediate relief as they entered into their Chapter 11 Cases.  A discussion of the First Day Motions is provided immediately below.

On March 23, 2009, a hearing on the First Day Motions was held in the Bankruptcy

(9) Source:  Debtors’ Form 10-K for the year ended December 31, 2008.

(10) Source:  Debtors’ Form 10-Q for the first quarter ended March 31, 2009.

(11) EBITDA, meaning earnings before income, taxes, depreciation and amortization, is a non-GAAP measurement which is commonly used in the gaming industry to measure operational performance and profits and losses.  Slot Route segment EBITDA consists of net income plus depreciation and amortization and interest expense, net of capitalized interest, and is calculated before allocation of overhead.

(12) Casino Business segment EBITDA consists of net income plus depreciation and amortization, interest expense, net of capitalized interest, impairment charges and costs associated with the retirement of assets.  Casino Business segment EBITDA for both Nevada and Non-Nevada Casinos are calculated before allocation of overhead.

Court.  The First Day Motions were thereafter generally approved by the Bankruptcy Court.  One such First Day Motion that was approved was the Debtors’ Emergency Motion For Order Directing Joint Administration Of The Debtors’ Chapter 11 Cases Under Federal Rule Of Bankruptcy Procedure 1015(b) (“Joint Administration Motion”).  Pursuant to the Bankruptcy Court’s order regarding the Joint Administration Motion, the Debtors’ Chapter 11 Cases are jointly administered by the Bankruptcy Court under Case No. 09-50746-GWZ with Debtor Zante Inc. serving as the lead case.

G.                                    Significant Events During The Chapter 11 Cases.

The Debtors have operated their respective businesses as debtors-in-possession.  The Bankruptcy Court has certain supervisory powers over the operations of the Debtors during the pendency of the Chapter 11 Cases.  These powers are generally limited to reviewing and ruling upon any objections raised by a party-in-interest to business operations or proposed transactions of a Debtor.  Except as otherwise authorized by the Bankruptcy Court, the Debtors are required to give notice of any transactions not in the ordinary course of business and of the compromise of any controversy to parties-in-interest who request such notice.  In addition, the Bankruptcy Court supervises the employment of attorneys, accountants and other professionals.

1.                                      First Day Motions.

General Ex Parte Applications.  Concurrently with the filing of the Petition, the Debtors filed various First Day Motions designed to assist the Debtors in making a smooth transition into Chapter 11, including:

a.             Omnibus Declaration Of Mary E. Higgins In Support Of First Day Motions [Docket Nos. 6, 7, 12, 16, and 20];

b.             Supplement To Omnibus Declaration Of Mary E. Higgins In Support Of Debtors’ First Day Motions [Docket No. 185];

c.             Emergency Motion For Order Directing Joint Administration Of The Debtors’ Chapter 11 Cases Under Federal Rule Of Bankruptcy Procedure 1015(b) [Docket No. 5];

d.             Motion Pursuant To 11 U.S.C. §§ 105(a) And 366 For An Order Determining That Adequate Assurance Has Been Provided To Utility Companies [Docket No. 23];

e.             Emergency Application For Order Authorizing Maintenance Of Prepetition Cash Management System And Maintenance Of Prepetition Bank Accounts [Docket No. 21];

f.              Emergency Motion For Order (I) Authorizing Debtors To Pay Wages, Salaries, Benefits, Reimbursable Business Expenses And Other Employee Obligations, And (II) Authorizing And Directing Financial Institutions To Honor And Process Checks And Transfers Related To Such Obligations [Docket No. 8];

g.             Emergency Application For Order Permitting Debtors To Honor Hotel Room And Other Customer Deposits And To Honor Travel Agent Commissions [Docket No. 18];

h.             Emergency Motion For Order Authorizing The Debtors To Honor Casino Chips And Other Gaming Liabilities [Docket No. 15];

i.              Emergency Motion To Authorize Continued Purchasing, Credit And Dealership Relationship With Chevron [Docket No. 13];

j.              Emergency Motion Of The Debtors For An Order: (I) Allowing Administrative Expense Status For Goods Received Within The Twenty Day Period Before The Petition Date, And (II) Authorizing, But Not Directing, The Debtors To Pay Such Obligations [Docket No. 10];

k.             Application For Order Authorizing The Employment Of XRoads Case Management Services, LLC As Claims Administrator And Noticing Agent [Docket No. 24];

l.              Emergency Motion For Interim Approval Of Stipulation Authorizing Use Of Cash Collateral By Debtors And Granting Adequate Protection And Scheduling A Final Hearing To Approve Stipulation Authorizing Use Of Cash Collateral By Debtors (the “Emergency Cash Collateral Motion”) [Docket No. 28];

These First Day Motions were heard on March 23, 2009, were generally approved, and corresponding orders were subsequently entered by the Bankruptcy Court.

2.                                      Other Significant Motions And Post-Petition Events.

a.                                       Cash Collateral Stipulation.

The Debtors filed their Emergency Cash Collateral Motion as a First Day Motion.  In the Emergency Cash Collateral Motion, the Debtors sought interim approval of a stipulation with the Administrative Agent authorizing the use of cash collateral and certain Disputed Cash Collateral, as that term is defined in the Emergency Cash Collateral Motion.  On March 24, 2009, the Bankruptcy Court entered an interim order granting the Emergency Cash Collateral Motion which permitted the Debtors to enter into the stipulation to allow them to use cash collateral and Disputed Cash Collateral as necessary to satisfy ongoing post-Petition obligations, and to facilitate an effective and orderly reorganization.

On May 15, 2009, the Debtors filed an Amended And Restated Stipulation Authorizing Use Of Cash Collateral By Debtors And Granting Adequate Protection (the “Cash Collateral Stipulation”) [Docket No. 347].  After final hearings regarding the Emergency Cash Collateral Motion on April 30, May 4 and May 18, 2009, the Bankruptcy Court entered a final order approving the Cash Collateral Stipulation [Docket No. 377].

b.                                      Official Committee Of Unsecured Creditors.

On April 13, 2009, the Office of the United States Trustee (“OUST”) filed a notice indicating the appointment of the Official Committee of Unsecured Creditors (the “Committee”) [Docket No. 138] composed of the following five members:  1) Paul Roshetko (“Roshetko”), who is the Holder of a disputed Claim against Herbst Gaming currently pending in American Arbitration Association, Employment Arbitration Tribunal, Case No. 79 166 00178 07 DWPA; 2) HSBC, who is the Indenture Trustee for the Holders of Senior Subordinated Notes under their respective Indentures; 3) Federated Investors, Inc., c/o Gene B. Neavin, AVP, Sr. Investment Analyst (“Federated”), and various affiliated funds, who are Holders of Senior Subordinated Notes; 4) Golden Gaming, Inc. (“Golden”), who is the Holder of a disputed and unliquidated litigation Claim against ETT arising out of litigation pending in the U.S. District Court for the District of Nevada, Case No. 2:08-CV-0975-KJD-LRL, and is also a direct competitor of the Slot Route Business and Casino Business; and 5) Newport Global Opportunities Fund L.P., c/o Tom Reeg (“Newport”), who is a Holder of Senior Subordinated Notes, and who is also an investor in a direct competitor of the Reno-based Casino Business.

On April 29, 2009, the Debtors filed a motion requesting the OUST to change the membership of the Committee (the “Committee Membership Motion”) [Docket No. 240].  The Debtors’ objections to the Committee’s composition related to the propriety of their competitors such as Golden and Newport serving on the Committee, as well as potential conflicts among the various constituencies on unsecured creditors in these cases.  On May 19, 2009, oppositions to the Committee Membership Motion were filed by the Committee [Docket No. 350], the Indenture Trustee [Docket No. 361], and the OUST [Docket Nos. 366 and 367].  On June 1, 2009, a hearing was held concerning the Committee’s composition wherein the Bankruptcy Court denied the Debtors’ Committee Membership Motion without prejudice.

c.                                       Retention And Employment Of Professionals.

Various applications were filed for employment of professionals in connection with the Chapter 11 Cases.  Such applications include:

i.                Debtors’ application to employ Gordon Silver as general bankruptcy counsel [Docket No. 86];

ii.               Debtors’ application to employ Gibson Dunn & Crutcher LLP as special counsel to address general corporate matters [Docket No. 88];

iii.              Debtors’ application to employ XRoads as financial and restructuring advisor [Docket No. 90];

iv.              Debtors’ application to employ Skadden, Arps, Slate, Meagher & Flom LLP as special counsel [Docket No. 92];

v.               Debtors’ application to employ Goldman as financial advisor [Docket No. 110];

vi.              Debtors’ application to employ Crawford Quilty Law Firm as special Iowa gaming counsel [Docket No. 115];

vii.             Debtors’ application to employ Lathrop & Gage, L.C. as special Missouri gaming counsel [Docket No. 116];

viii.            Debtors’ application to employ Jones Vargas as special counsel in Nevada for commercial litigation, general corporate, legislative, and governmental affairs [Docket No. 119];

ix.               Debtors’ application to employ Brownstein, Hyatt, Farber, Schreck, LLP as special Nevada gaming counsel [Docket No. 121];

x.                Committee’s application to employ Brown Rudnick as bankruptcy counsel [Docket No. 161];

xi.               Committee’s application to employ Schwartzer & McPherson Law Firm as bankruptcy counsel [Docket No. 162];

xii.              Committee’s application to employ Jefferies & Company, Inc. (“Jefferies”) as financial advisor [Docket No. 253];

xiii.             Debtors’ application to employ Deloitte & Touche LLP as independent auditors and accountants [Docket No. 260];

xiv.            Debtors’ application to employ Deloitte Tax LLP as tax consultants [Docket No. 279];

xv.             Debtors’ application to employ and compensate certain professionals in the ordinary course of business [Docket No. 94] (professionals covered by this application consist of approximately 20 outside professionals whom the Debtors employed prior to filing their Petitions, including law firms, accountants, and lobbyists in various non-bankruptcy matters ranging from defending personal injury and workers’ compensation suits, to providing advice on various general litigation and corporate related issues); and

xvi.            Various parties filed oppositions, and replies responding to such oppositions, to certain of the aforementioned employment applications.  However, such employment applications were largely approved as requested by the parties, and corresponding orders were subsequently entered by the Bankruptcy Court.  Regarding the Committee’s application to employ Jefferies as its financial advisor, Jefferies requested monthly compensation of $200,000 per month pro rated from until July 21, 2009, $150,000 each month thereafter, and a success fee of $3,000,000 upon the substantial consummation of a “Restructuring” as that term is defined in such application.  The Bankruptcy Court approved Jefferies’ monthly fees, but held that Jefferies must demonstrate the value its services contributed to the Debtors’ estate to realize a success fee, which may be more or less than $3,000,000.

H.                                    Debtors Adversary Proceedings, Litigation And Significant Claims Objections.

On June 8, 2009, Herbst Gaming, Lakeside, St. Jo and Mark Twain filed a Complaint in the Bankruptcy Court, against Insurcorp, a Nevada corporation; The Loomis Corporation, a Pennsylvania corporation; Loomis Benefits, Inc., a Nevada corporation; and AIG Life Insurance Company, a Delaware corporation, thereby commencing Adversary Case No. 09-05041.  In the Complaint, the Debtors assert various claims against the Defendants, including negligence, breach of contract, negligent misrepresentation, breach of fiduciary duty, and fraud in the execution.  These claims stem from the Debtors’ allegation that they reasonably relied upon Insurcorp and the two Loomis companies to competently manage and process for payment all employee health benefits claims made under their insurance policies.  The Debtors allege that these defendants failed to act reasonably or competently in their duties, resulting in a loss to the Debtors of over $2,600,000.

As of the date of this Disclosure Statement, no other adversary proceedings or post-Petition litigation has commenced in the Chapter 11 Cases.  Similarly, as of the date of this Disclosure Statement, no significant claims objections have been filed in the Chapter 11 Cases.  Debtors are currently involved in various other litigations in addition to ordinary workers compensation and “slip and fall” cases as detailed below.

ETT is currently a party to an appeal of a judgment that was awarded in a case where an ETT temporary employee allegedly struck and killed a pedestrian while driving a company vehicle, Delgado v. ETT, et al., Eighth Judicial District Court Case No. A437408.  On January 10, 2007, the District Court entered an Amended Judgment, which included compensatory damages of $4,183,250.50, punitive damages of $4,183,250.50, together with other fees, costs and interest, for a total judgment in the amount of $9,174,481.93, with post-judgment interest continuing to accrue.  On February 2, 2007, the defendants, including ETT, appealed the matter to the Nevada Supreme Court where the matter remains pending.  The punitive damages in this matter would be included in Class 6 (Section 726(a)(4) Claims).

Primadonna is a defendant in a case where an employee was allegedly injured as a result of a bus accident, Richardson v. The Primadonna Company, LLC, et al., Eighth Judicial District Court, Clark County, Nevada, Case No. A569100.  On August 6, 2008, Richardson filed her Complaint against Primadonna, among other defendants, alleging claims for negligence and vicarious liability, and seeking damages for allegedly severe bodily injury, all of which may be permanent and disabling in nature.  The Complaint seeks recovery of general and special damages.  This matter remains pending.

Herbst Gaming is currently a defendant in an action filed by Consolidated Nevada Corporation, Paul A. Morabito, Edward Bayuk, Salvatore Morabito, Trevor Lloyd, And Washoe Construction Management Services, LLC, Case No. CV07-2764 in the Second Judicial District Court, Washoe County, Nevada.  On February 24, 2009, Morabito filed a Revised Third Amended Complaint against Herbst Gaming, and certain other non-debtor defendants including JH, Inc., Jerry Herbst, Berry-Hinkley Industries, Terrible Herbst, Inc., Timothy P. Herbst, and Troy D. Herbst.  The Complaint alleges sixteen (16) claims for relief, however, the only claim pled against Herbst Gaming is for civil conspiracy.  The Complaint seeks various damages, including compensatory damages in excess of $20,000,000.00, as well as special, punitive and exemplary damages.  This matter remains pending.

Herbst Gaming is currently a defendant in an arbitration proceeding before the American Arbitration Association, Employment Arbitration Tribunal brought by Paul Roshetko (“Roshetko”).  On March 10, 2009, an arbitrator entered a decision and interim award in favor of Roshetko in the amount of $1,342,622, plus fees and costs to be awarded.  The claim has not been confirmed or final judgment entered, may still be subject to further review or challenge, is still disputed, and remains pending.  Upon a judgment in the arbitration, if any, becoming final and no longer subject to appeal, Roshetko shall have an Allowed Class 4 Claim entitled to participate in treatment from the Disputed Reserve under the Chapter 11 Plan.

Herbst Gaming and Cardivan are currently defendants in certain litigation brought by Kmart Corporation, being Case No. 2:08-CV001436-RCJ, currently pending in the U.S. District Court for the District of Nevada.  The claim is disputed, unliquidated, and remains pending.

I.                                         Indenture Trustee Adversary Proceeding.

On July 27, 2009, HSBC Bank USA, National Association as Indenture Trustee with respect to the Notes filed a complaint (the “Indenture Trustee Complaint”) for a declaratory judgment, Adversary Proceeding No. 09-05048, seeking a declaration that the $330 million in

Notes are not subordinated to the so-called “Senior Credit Facility Claims.”  The Indenture Trustee Complaint sets forth two theories with respect to the $553,000,000 in additional debt incurred in 2007 in connection with the Sands Regent Acquisition and the Primm Acquisition, inter alia: (1) the debt is not eligible to be Senior Debt because it did not comply with the requirements for the incurrence of Permitted Debt under the Notes Indentures, and (ii) the debtors overpaid for the Sands Regent and Primm Acquisitions and were rendered insolvent thereby, and accordingly the $553,000,000 increase in indebtedness and related grants of security interests are not enforceable against the Debtor subsidiaries, who did not receive value in the transactions.  The Indenture Trustee contends that as a result all or a substantial portion of the indebtedness represented by the Notes is pari passu with, or structurally senior to, the Senior Credit Facility Claims, and that the Plan does not comply with the Bankruptcy Code and is unconfirmable.

The Debtors believe that the Indenture Trustee Complaint is without merit and that the Plan is confirmable.  To the extent that the Indenture Trustee is seeking a declaration of the Bankruptcy Court rendering the Senior Credit Facility a fraudulent transfer, the Debtor will seek to have the Bankruptcy Court dismiss this cause of action on the grounds that the Indenture Trustee does not have standing to assert this claim, and/or that such allegations fail to state a claim upon which relief can be granted.

The Senior Credit Facility Agent believes that the Indenture Trustee Complaint and the claims alleged therein are without merit.

J.                                      The Committee’s Standing Motion And Potential Actions.

On July 20, 2009, the Committee filed an initial motion (“Standing Motion”) seeking standing to assert, on behalf of the Estates, claims against the Administrative Agent (“Agent”) and the holders of the Secured Credit Facility Notes (“Lenders”) and certain members of the Herbst Family and Debtors’ management, as more fully set forth in the Committee’s draft complaint (“Committee Complaint”) filed as an exhibit to the Standing Motion.  [Docket No. 648].

Lenders.  The Committee contends that a significant portion of the Agent’s and Lenders’

Claims are avoidable as fraudulent transfers.  In particular, the Committee contends that: (i) the Debtors acquisitions (“Acquisitions”) of the Primm and Sands properties more than doubled the Debtors’ existing debt load to an unsustainable level of $1.146 billion; and (ii) each of HGI’s operating Debtor subsidiaries guaranteed the debt and granted liens to secure the debt, and did not receive any value in exchange for the guarantees and liens.

If the Bankruptcy Court grants the Standing Motion and the Committee succeeds under the Committee Complaint, the Claims against the operating company Debtors may be reduced by up to approximately $550 million, thereby limiting the extent to which the Administrative Agent’s and  Lenders’ Claims have priority over General Unsecured Creditors Claims (Class 4) and Subordinated Noteholders Claims (Class 5).

Herbst Family/Officers and Directors.  The Committee Complaint also asserts, among others things, claims against:  (i) the Debtors’ officers and directors in connection with the Acquisitions, and (ii) members of the Herbst Family:  (a) on account of business arrangements that improperly favored the Herbst Family at the expense of the Debtors, and (b) to recover distributions  to the Herbst Brothers as shareholders, officers and employees of the Debtors.

The Senior Credit Facility and the Debtors believe that the Committee Complaint and the claims alleged therein are without merit, and further assert that to the extent the Committee attempts to use the allegations contained in the Committee Complaint to try to prevent confirmation of the Plan or takes other actions designed to prevent confirmation of the Plan, the Committee will be putting at risk the 100% recovery that otherwise will be available to General Unsecured Creditors holding Allowed Class 4 Claims if the Plan is confirmed.

VIII.

DESCRIPTION OF THE PLAN

A.                                    Overview Of Chapter 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.  Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and interest holders.  Besides permitting the rehabilitation of a debtor, another goal of Chapter 11 is to promote equality of treatment for similarly-situated creditors and similarly-

situated interest holders with respect to the distribution of a debtor’s assets.

The commencement of a Chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date.  The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor-in-possession.”

The consummation of a plan of reorganization is the principal objective of a Chapter 11 case.  A plan of reorganization sets forth the means for satisfying claims against, and interests in, a debtor.  Confirmation of a plan of reorganization by the bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any Person acquiring property under the plan, and any creditor of, or equity holder in, the debtor, regardless of whether such creditor or equity holder (i) is impaired under, or has accepted, the plan or (ii) receives or retains any property under the plan.  Subject to certain limited exceptions and other than as provided in the plan itself or the bankruptcy court’s confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

A Chapter 11 plan may specify that the legal, contractual and equitable rights of the holders of claims or interests in classes are to remain unaltered by the reorganization effectuated by the plan.  Such classes are referred to as “unimpaired” and, because of such favorable treatment, are deemed to accept the plan.  Accordingly, it is not necessary to solicit votes from the holders of claims or equity interests in such classes.  A Chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against, or interest in, a debtor.  Such classes are deemed not to accept the plan and, therefore, need not be solicited to vote on the plan.  Any classes that would receive a distribution of property under the plan, but are not unimpaired, will be solicited to vote to accept or reject the plan.

Section 1123 of the Bankruptcy Code provides that a plan of reorganization shall classify the claims of a debtor’s creditors and equity interest holders.  In compliance therewith, the Plan divides Claims and Equity Interests into various Classes and sets forth the treatment for each Class.  The Debtors also are required under Section 1122 of the Bankruptcy Code to classify

Claims and Equity Interests into Classes that contain Claims and Equity Interests that are substantially similar to the other Claims and Equity Interests in such respective Classes.  The Debtors believe that the Plan has classified all Claims and Equity Interests in compliance with the provisions of Section 1122 of the Bankruptcy Code, but it is possible that a Holder of a Claim or Equity Interest will challenge the Plan’s classifications and that the Bankruptcy Court will find that different classifications are required in order for the Plan to be confirmed.  In such event, the Debtors intend, to the extent permitted by the Bankruptcy Court, to make reasonable modifications of the classifications under the Plan to permit Confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting Holders are ultimately deemed members.  Any such reclassification could adversely affect the Class in which such Holder was initially a member, or any other Class, by changing the composition of such Class and the vote required of that Class for approval of the Plan.

The Debtors (and their respective Affiliates, agents, directors, officers, employees, advisors and attorneys) have, and upon confirmation of the Plan will be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities under the Plan, and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

Other than as specifically provided in the Plan, the treatment under the Plan of each Claim and Interest will be in full satisfaction, settlement, release and discharge of all Claims or Interests.  The Debtors will make all payments and other distributions to be made under the Plan, unless otherwise specified.

B.                                    Treatment Of Unclassified Claims Under The Plan

1.                                      Treatment of Administrative Claims.

Each Holder of an Allowed Administrative Claim will be paid in full and final satisfaction of such Claim, by the applicable Debtor or Reorganized Debtor (or otherwise satisfied in accordance with its terms), upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the 11th Business Day after such Claim is Allowed or as soon thereafter as practicable; (iv) the date such Claim becomes due by its terms; and (v) such date as is agreed to by the Holder of such Claim and the applicable Debtor or applicable Reorganized Debtor or Reorganized Herbst Gaming.

2.                                      Treatment of Priority Tax Claims.

Each Holder of an Allowed Priority Tax Claim, if any, will be paid in full (or will be treated in compliance with Section 1129(a)(9)(C) of the Bankruptcy Code) by the applicable Debtor, or after the Substantial Consummation Date, by the applicable Reorganized Debtor or Reorganized Herbst Gaming, on the latest of (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the 11th Business Day after the date on which an order allowing such Claim becomes a Final Order; or (iv) such date as is agreed to by the Holder of such Claim and the applicable Debtor or applicable Reorganized Debtor or Reorganized Herbst Gaming.

C.                                    Classification And Treatment Of Claims And Equity Interests Under The Plan.

1.                                      Treatment of Class 1 (Other Priority Claims).

The legal, equitable and contractual rights of the Holders of Allowed Class 1 Claims, which consist of Other Priority Claims, will be unaltered by the Plan.  Each Allowed Class 1 Claim, if any, shall be paid in full by the applicable Debtor or applicable Reorganized Debtor or Reorganized Herbst Gaming upon the latest of: (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the 11th Business Day after such Claim becomes an Allowed Claim; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor or applicable Reorganized Debtor or Reorganized Herbst Gaming.  All Allowed Class 1 Claims will also be paid, contemporaneously with payment of such Allowed Claims, interest from the Petition Date at either the stated contractual rate for the Claim or, if no stated contractual rate, the Federal Judgment Rate.

Class 1 is an Unimpaired Class, and the Holders of Class 1 Claims will be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.

Therefore, the Holders of Class 1 Claims will not be entitled to vote on the Plan.

2.                                      Treatment of Class 2 (Other Secured Claims).

Holders of Allowed Class 2 Claims, which consist of Other Secured Claims, will be paid in full in Cash or otherwise left unimpaired by the applicable Debtor or applicable Reorganized Debtor or Reorganized Herbst Gaming upon the latest of: (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the 11th Business Day after such Claim becomes an Allowed Claim, and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor or applicable Reorganized Debtor or Reorganized Herbst Gaming.  Class 2 is an Unimpaired Class, and the Holders of Class 2 Claims will be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class 2 Claims will not be entitled to vote to accept or reject the Plan.

3.                                      Treatment of Class 3 (Senior Credit Facility Claims).

Class 3 consists of the Holders of Senior Credit Facility Claims.  This Class includes both the secured and the unsecured Claims, if any, of such Holders.  Holders of Allowed Class 3 Claims will receive on the Substantial Consummation Date, in full and final satisfaction of such Allowed Class 3 Claims, their Pro Rata share of the Reorganized Herbst Gaming Senior Loan; any remaining value of the realization of Debtors’ Assets; and 100% of the Reorganized Herbst Gaming New Common Equity; provided, however, that all Allowed Class 3 Claims will be subject to any Senior Credit Facility Gift.  To the extent the Distributions to Holders of Allowed Class 3 Claims are not equivalent to full satisfaction of their Allowed Class 3 Claims, the unsatisfied balance of the Allowed Class 3 Claims will be discharged contemporaneously with the discharge of all Senior Subordinated Note Claims as provided for in Section 10.4 of the Plan.  In addition, from the Effective Date through the Substantial Confirmation Date, certain “adequate protection payments” will be made to the Holders of Class 3 Claims, as described in Section VIII.D.8 below.  Holders of Class 3 Claims are Impaired and are entitled to vote to accept or reject the Plan.

4.                                      Treatment of Class 4 (General Unsecured Claims).

Class 4 consists of the Holders of General Unsecured Claims, other than Class 5, Class 6 and Class 7 Claims.  Each Allowed General Unsecured Claim will be paid in full in Cash or otherwise left Unimpaired upon the latest of: (i) the Effective Date or as soon thereafter as practicable; (ii) the 11th Business Day after such Claim becomes an Allowed Claim; and (iii) such date as agreed upon by the Holder of such Claim and the applicable Debtor or applicable Reorganized Debtor or Reorganized Herbst Gaming.

Any Cash payment to a Holder of an Allowed Class 4 Claim will be made first from the applicable Debtor’s, Reorganized Debtor’s or Reorganized Herbst Gaming’s unencumbered assets, then, to the extent such party does not have sufficient unencumbered assets to make such payments, such payments shall, pursuant to the Senior Credit Facility Gift, be deemed to have been transferred by gift from the Holders of Allowed Class 3 Claims.  All Allowed Class 4 Claims will also be paid, contemporaneously with payment of such Allowed Claims, interest from the Petition Date at either the stated contractual rate for the Claim or, if no stated contractual rate, the Federal Judgment Rate.

Class 4 is an Unimpaired Class, and the Holders of Class 4 Claims will be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class 4 Claims will not be entitled to vote on the Plan.

5.                                      Treatment of Class 5 (Senior Subordinated Note Claims).

Class 5 consists of the Holders of Senior Subordinated Note Claims.  On the Substantial Consummation Date, all outstanding obligations under the Senior Subordinated Notes and the Indentures will be terminated.  Holders of Class 5 Claims will not receive or retain any property on account of their Claims under the Plan.  Class 5 is an Impaired Class.  Holders of Class 5 Claims will be conclusively deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Class 5 Claims will not be entitled to vote on the Plan.

6.                                      Treatment of Class 6 (Section 726(a)(4) Claims).

Class 6 consists of the Holders of Section 726(a)(4) Claims.  Holders of Class 6 Claims will not receive or retain any property on account of their Claims under the Plan.  Class 6 is an

Impaired Class.  Holders of Class 6 Claims will be conclusively deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Class 6 Claims will not be entitled to vote on the Plan.

7.                                      Treatment of Class 7 (Intercompany Claims).

Class 7 consists of all Intercompany Claims.  On the Substantial Consummation Date as determined by Reorganized Herbst Gaming, the Intercompany Claims of any Debtor against any other Debtor shall either be reinstated, in full or in part, and Unimpaired or cancelled and discharged, in full or in part, and Impaired, in which case such discharge and satisfied portion shall be eliminated and the Holders thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such portion; provided however,  that the treatment of Intercompany Claims shall be reasonably acceptable to the Requisite Majority.  Holders of Class 7 Claims whose Claims are reinstated in full are Unimpaired and conclusively deemed to have accepted this Plan pursuant to Section 1126(f) of the Bankruptcy Code.  Holders of Class 7 Claims whose Claims are not reinstated in full or otherwise receiving treatment that would leave such Claims Unimpaired, but who are receiving cash or property under the Plan, are Impaired and entitled to vote on the Plan.  Holders of Class 7 Claims who are not receiving any cash or property on account of such Claims shall be Impaired, not entitled to vote on this Plan and deemed to have rejected this Plan.

8.                                      Treatment of Class 8 (Equity Interests in Herbst Gaming).

Class 8 consists of Persons that directly or indirectly held Equity Interests in Herbst Gaming as of the Record Date.  Holders of Class 8 Equity Interests will receive nothing in respect of those Equity Interests, and those Equity Interests will be canceled and extinguished.  Holders of Herbst Gaming Equity Interests will be conclusively deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code and, therefore, will not be entitled to vote on the Plan.

9.                                      Treatment of Class 9 (Intercompany Interests).

Class 9 consists of all Intercompany Interests.  Except as otherwise described in this Disclosure Statement, Class 9 Intercompany Interests will be retained and the legal, equitable,

and contractual rights to which the Holders of such Intercompany Interests are entitled will remain unaltered (except for Equity Interests in Herbst Gaming, which will be canceled and extinguished).  Class 9 is Unimpaired, and the Holders of Class 9 Interests will be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class 9 Intercompany Interests will not be entitled to vote on the Plan.

D.                                    Means For Implementation Of The Plan.

1.                                      Reorganized Herbst Gaming.

By the Substantial Consummation Date, the Reorganized Herbst Gaming Organizational Documents will be executed and, to the extent required, filed with the Nevada Secretary and Reorganized Herbst Gaming will have [TBD] authorized membership interests, all of which will be issued to Class 3 Holders of Senior Credit Facility Claims on a Pro Rata basis in accordance with the Plan.  On the Substantial Consummation Date, all Class 8 Equity Interests in Herbst Gaming will be cancelled and extinguished, and Herbst Gaming Equity Interest Holders will not receive any equity or other interest in Reorganized Herbst Gaming or any other consideration in exchange for the cancellation and extinguishment of the Class 8 Equity Interests.

2.                                      Effectuation of Plan Provisions.

Herbst Gaming will contribute all of its interests, including the Intercompany Interests in the Reorganized Debtors, to Reorganized Herbst Gaming in exchange for 100% of the Reorganized Herbst Gaming New Common Equity and the notes evidencing the Reorganized Herbst Gaming Senior Loan.  Herbst Gaming will then transfer the Herbst Gaming New Common Equity and the notes evidencing the Reorganized Herbst Gaming Senior Loan to Holders of Class 3 Senior Credit Facility Claims on a Pro Rata Basis in accordance with the Plan.

3.                                      Reorganized Herbst Gaming Senior Credit Facility.

On the Substantial Consummation Date, Reorganized Herbst Gaming and the Reorganized Debtors will execute and deliver to the Senior Credit Facility Agent the Reorganized Herbst Gaming Senior Credit Facility and related documents.

4.                                      ETT Enterprises.

On the Substantial Consummation Date, ETT Enterprises and Corral Country will be dissolved.

5.                                      Other Reorganized Debtors.

Except for ETT Enterprises and Corral Country, the Reorganized Debtors will remain in existence after the Substantial Consummation Date as separate entities in accordance with applicable law, and will be owned by Reorganized Herbst Gaming.  Their existing articles of incorporation and bylaws, or articles of organization and operating agreements, will continue in effect following the Substantial Consummation Date, except to the extent that they are amended in conformance with the Plan, or by proper corporate or company actions after the Substantial Consummation Date.  To the extent allowed by applicable state law, on the Substantial Consummation Date each Reorganized Debtor which is a qualified subchapter S subsidiary will be converted into a limited liability company.

6.                                      Post-Effective Date Management and Operations.

From the Effective Date until the Substantial Consummation Date, the Debtors will continue to be managed by their existing officers and directors and the COO/Gaming, who will work in consultation with the Consenting Lenders regarding the management of operations, maintenance of working capital and utilization of cash flows of the Reorganized Debtors, all in accordance with applicable gaming laws and regulations.  The Debtors and, after the Substantial Consummation Date, the Reorganized Debtors and Reorganized Herbst Gaming, will be responsible for the payment of all Allowed Claims pursuant to the Plan which are not paid on or before the Effective Date, as well as all Allowed Claims, including Taxes and Professional Fees, incurred by the Debtors and, with respect to taxes, the HGI Equity Interest Holders, in operating their businesses and complying with the Plan up to and including the Substantial Consummation Date.  After the Substantial Consummation Date, the Reorganized Debtors and Reorganized Herbst Gaming will be responsible for the preparation of all reports, tax returns and other governmental filings required  to be filed by the Debtors; provided, however, that the HGI Equity Interest Holders shall have the right to review for at least a ten day period prior to the deadline for, and consent to, the filing of the final HGI S corporation tax return, such consent not to be unreasonably withheld.

7.                                      Post-Confirmation Adequate Protection Payments.

From the Effective Date through the Substantial Consummation Date, subject to any and all required approvals of Gaming Authorities, adequate protection payments will be made to the Holders of Senior Credit Facility Claims under the Reorganized Herbst Gaming Senior Credit Facility in an amount equal to the Debtors’ Cash (as reflected on the Debtors’ balance sheet) in excess of $100 million to be measured (x) initially, as of the last day of the third full calendar month following the month in which the Effective Date occurs and (y) as of the last day of every third full calendar month thereafter, and to be paid in each case on the 30th day after the date on which it is measured.

8.                                      Debtors’ Organizational Documents.

As of the Substantial Consummation Date, the certificates or articles of incorporation and bylaws or other organizational documents of each of the Debtors will be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code, and will (i) include a provision prohibiting the issuance of nonvoting equity securities, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code; (ii) authorize the issuance of new common stock or membership interests in an amount not less than the amount necessary to permit the distributions thereof required or contemplated by the Plan, and (iii) to the extent necessary or appropriate, include such provisions as may be needed to effectuate and consummate the Plan and the transactions contemplated therein.  After the Substantial Consummation Date, the Reorganized Debtors may amend and restate their respective certificates or articles of incorporation and bylaws, and other applicable organizational documents, as permitted by applicable law.

On the Substantial Consummation Date, the appropriate officers of the Debtors and Reorganized Debtors and members of their respective boards of directors will be authorized to issue, execute, and deliver, and consummate the transactions contemplated by, the contracts, agreements, documents, guarantees, pledges, consents, securities, certificates, resolutions and instruments contemplated by or described in the Plan in the name of and on behalf of the Debtors and Reorganized Debtors, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person.

E.                                      Executory Contracts And Unexpired Leases.

1.                                      Executory Contracts.

Except for Executory Contracts and Unexpired Leases specifically addressed in the Plan or set forth on the schedule of Rejected Executory Contracts and Unexpired Leases attached as Schedule 7.1 to the Plan (which may be supplemented and amended up to the date the Bankruptcy Court enters  the Confirmation Order) (“Schedule 7.1”), all Executory Contracts and Unexpired Leases that exist on the Confirmation Date will be deemed assumed by the applicable Debtor on the Effective Date.

2.                                      Approval of Assumption or Rejection.

Entry of the Confirmation Order will constitute, as of the Effective Date: (i) approval, pursuant to Section 365(a) of the Bankruptcy Code, of the assumption by the applicable Debtor of each Executory Contract and Unexpired Lease to which a Debtor is a party and which is not listed on Schedule 7.1, not otherwise provided for in the Plan and neither assumed, assumed and assigned nor rejected by separate order prior to the Effective Date; and (ii) rejection by the Debtor of each Executory Contract and Unexpired Lease to which such Debtor is a party and which is listed in Schedule 7.1.

To the extent applicable, all Executory Contracts or Unexpired Leases so assumed will be deemed modified such that the transactions contemplated by the Plan shall not be a “change of control,” however that term may be defined in the relevant Executory Contract or Unexpired Lease, and any required consent under any such Executory Contract or Unexpired Lease will be deemed satisfied by the confirmation of the Plan.  Also, to the extent applicable, all Executory Contracts or Unexpired Leases of Herbst Gaming so assumed will be assigned to Reorganized Herbst Gaming on the Substantial Consummation Date, and such assignment will not be a “change of control,” however that term may be defined in the relevant Executory Contract or Unexpired Lease and any required consent under any such Executory Contract or Unexpired

Lease will be deemed satisfied by the confirmation of the Plan.

3.                                      Cure of Defaults.

The applicable Debtor will Cure any defaults under each Executory Contract or Unexpired Lease that is assumed, as described in Section VII.E.1 above, upon the latest of (i) the Effective Date or as soon thereafter as practicable; (ii) such dates as may be fixed by the Bankruptcy Court or agreed upon by such Debtor or Reorganized Debtor or Reorganized Herbst Gaming; or (iii) the tenth Business Day after the entry of a Final Order resolving any dispute regarding (a) a Cure amount; (b) the ability of the Debtor or Reorganized Debtor to provide “adequate assurance of future performance” under the Executory Contract or Unexpired Lease assumed pursuant to the Plan in accordance with Section 365(b)(1) of the Bankruptcy Code; or (c) any matter pertaining to assumption, assignment or the Cure of a particular Executory Contract or Unexpired Lease.  Schedule 7.3 to the Plan lists the Debtors’ proposed Cure amounts, if any, that will be paid on the Effective Date (the “Assumption Schedule”).

Any party to an Executory Contract or Unexpired Lease who objects to the Cure amounts on the Assumption Schedule must file and serve an objection on the Debtors’ counsel no later than 30 days after the Effective Date.  Failure to do so will be deemed consent to the applicable Cure amount listed on the Assumption Schedule. Any Cure amounts will be the responsibility of Reorganized Herbst Gaming.  If there is a dispute regarding the amount of any Cure payment, the ability of a Reorganized Debtor to provide “adequate assurance of future performance” under the Executory Contract or Unexpired Lease to be assumed or assigned, or any other matter pertaining to assumption, then the Cure payments will be made following the entry of a Final Order resolving the dispute and approving the assumption.  If a Debtor (other than Herbst Gaming) assumes an Executory Contract or Unexpired Lease and the non-Debtor party to such Executory Contract or Unexpired Lease objects to such Debtor’s ability to provide adequate assurance of future performance (or if the time period for a non-Debtor to object to the cure amount has not yet lapsed), the Debtor may assign the Executory Contract or Unexpired Lease to Herbst Gaming.  In such event, Herbst Gaming may demonstrate its ability to provide adequate assurance of future performance.

4.                                      Post-Petition Date Contracts and Leases.

Executory Contracts and Unexpired Leases entered into, and other obligations incurred, after the Petition Date by a Debtor will be performed by the Debtor or Reorganized Debtor or Reorganized Herbst Gaming, as applicable, in the ordinary course of its business.

5.                                      Bar Date.

All proofs of Claims with respect to Claims arising from the rejection of any Executory Contract or Unexpired Lease must be filed no later than 30 days after the Effective Date, or else they will be forever barred.

F.                                      Manner Of Distribution Of Property Under The Plan.

1.                                      Distributions.

Each Debtor, and if applicable, each Reorganized Debtor or Reorganized Herbst Gaming, will be responsible for making Distributions described in the Plan. Each Debtor, each Reorganized Debtor and Reorganized Herbst Gaming may make such Distributions before the allowance of each Claim and Equity Interest has been resolved if the Debtor, Reorganized Debtor or Reorganized Herbst Gaming has a good faith belief that the Disputed Claim Reserve or Disputed Equity Interest Reserve is sufficient for all Disputed Claims and Disputed Equity Interests.

2.                                      No Recourse.

No recourse shall ever be had, directly or indirectly, against the Debtors, the Reorganized Debtors and Reorganized Herbst Gaming or against any agent, attorney, accountant or other professional for the Reorganized Debtors and Reorganized Herbst Gaming under the Plan, or by reason of the creation of any indebtedness by the Debtors, Reorganized Debtors or Reorganized Herbst Gaming under the Plan for any purpose authorized by the Plan.  All such liabilities, covenants, and agreements of the Debtors, the Reorganized Debtors and Reorganized Herbst Gaming will be enforceable only against, and be satisfied only out of, the Assets or such part thereof as shall under the terms of any such agreement be liable therefor or shall be evidence only of a right of payment out of the Assets.

G.                                    Conditions To Confirmation Of The Plan, The Effective Date And The Substantial Consummation Date.

1.                                      Condition To Confirmation.

The following are conditions precedent to the Confirmation of the Plan:

a.             The Confirmation Order shall have been entered and be in form and substance reasonably acceptable to the Debtors and the Requisite Majority as provided for in the Lockup Agreement; and

b.             Each Related Party Agreement shall have been assumed, assigned, rejected, modified, extended or otherwise addressed, and any and all Claims relating to such Related Party Agreement shall have been resolved, released or otherwise disposed of, in a manner acceptable to the Required Consenting Lenders.

2.                                      Conditions To The Effective Date.

The following are conditions precedent to the Effective Date:

a.            The Confirmation Order will be a Final Order, except that the Debtors, with the concurrence of the Requisite Majority, reserve the right to cause the Effective Date to occur notwithstanding the pendency of an appeal of the Confirmation Order, under circumstances that would moot the appeal;

b.           No request for revocation of the Confirmation Order under Section 1144 of the Bankruptcy Code will have been made, or, if made, will remain pending, including any appeal;

c.            All documents necessary to implement the transactions contemplated by the Plan will be in form and substance reasonably acceptable to Herbst Gaming and the Requisite Majority, as provided for in the Lockup Agreement; and

d.           Sufficient Cash and other Assets will have been set aside, reserved and withheld by each Debtor to make distributions required by the Bankruptcy Code and the Plan.

3.                                      Conditions To The Substantial Consummation Date.

The following are conditions precedent to the Substantial Consummation Date:

a.            All approvals as required for the transactions as set forth in the Plan and effectuating documents have been obtained from all Governmental or Regulatory Authorities;

b.           None of the Consenting Lenders or Reorganized Debtors are in material breach of the Plan or any other effectuating documents in effect from the Effective Date through the Substantial Consummation Date; and

c.            The Bankruptcy Court has authorized the assumption and rejection of Executory Contracts and Unexpired Leases by the Reorganized Debtors and Reorganized Herbst Gaming as contemplated by the Plan.

4.                                      Waiver of Conditions.

The Debtors or a Requisite Majority, as applicable, may waive any or all of the other conditions set forth in the Plan and specifically the conditions described in Sections VIII.G.2 and VIII.G.3 above (except for the condition described in paragraph (a) of Section VIII.G.3) (in each case for themselves but not for others) without leave of or order of the Bankruptcy Court and without any formal action.

IX.

RISK FACTORS

In addition to risks discussed elsewhere in this Disclosure Statement, the Plan involves the following risks, which should be taken into consideration.

A.                                    The Debtors Have No Duty To Update.

The statements in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein.  The delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date.  The Debtors have no duty to update this Disclosure Statement unless ordered to do so by the Bankruptcy Court.

B.                                    Information Presented Is Based On The Debtors’ Books And Records, And Is Unaudited.

While the Debtors have endeavored to present information fairly in this Disclosure Statement, there is no assurance that the Debtors’ books and records upon which this Disclosure Statement is based are complete and accurate.  The financial information contained herein, however, has been audited.

C.                                    Projections And Other Forward-Looking Statements Are Not Assured, And Actual Results Will Vary.

Certain information in this Disclosure Statement is, by nature, forward looking, and contains estimates and assumptions which might ultimately prove to be incorrect, and projections which may differ materially from actual future results.  There are uncertainties associated with all assumptions, projections and estimates, and they should not be considered assurances or guarantees of the amount of funds that will be distributed or the amount of Claims in the various Classes that will be allowed.  The allowed amount of Claims in each Class, as well as Administrative Claims, could be significantly more than projected, which in turn, could cause the value of Distributions to be reduced substantially.

D.                                    This Disclosure Statement Was Not Approved By The SEC.

Although a copy of this Disclosure Statement was served on the SEC and the SEC was given an opportunity to object to the adequacy of this Disclosure Statement before the Bankruptcy Court approved it, this Disclosure Statement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws.  Neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement or the Exhibits contained herein, and any representation to the contrary is unlawful.

E.                                      No Legal Or Tax Advice Is Provided To You By This Disclosure Statement.

The contents of this Disclosure Statement should not be construed as legal, business or tax advice.  Each Creditor or Holder of an Equity Interest should consult his, her or its own legal counsel and accountant as to legal, tax and other matters concerning his, her or its Claim or Equity Interest.

F.                                      No Admissions Made.

Nothing contained herein shall constitute an admission of any fact or liability by any party (including the Debtors) or shall be deemed evidence of the tax or other legal effects of the Plan on the Debtors or on Holders of Claims or Equity Interests.

G.                                    No Waiver Of Right To Object Or Right To Recover Transfers And Estate Assets.

A Creditor’s vote for or against the Plan does not constitute a waiver or release of any claims or rights of the Debtors (or any other party in interest) to object to that Creditor’s Claim, or recover any preferential, fraudulent or other voidable transfer or Estate assets, regardless of whether any claims of the Debtors or their respective Estates are specifically or generally identified herein.

H.                                    Bankruptcy Law Risks And Considerations.

1.                                      Confirmation of the Plan is Not Assured.

Although the Debtors believe the Plan will satisfy all requirements for Confirmation, the Bankruptcy Court might not reach that conclusion.  It is also possible that modifications to the Plan will be required for Confirmation and that such modifications would necessitate resolicitation of votes.

Confirmation requires, among other things, a finding by the Bankruptcy Court that it is not likely there will be a need for further financial reorganization and that the value of distributions to dissenting members of Impaired Classes of Creditors and Holders of Equity Interests would not be less than the value of distributions such Creditors and Holders of Equity Interests would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code (“Chapter 7”).  Although the Debtors believe that the Plan will not be followed by a need for further financial reorganization and that dissenting members of Impaired Classes of Creditors and Holders of Equity Interests will receive distributions at least as great as they would receive in a liquidation under Chapter 7, there can be no assurance that the Bankruptcy Court will conclude that these tests have been met.

2.                                      The Effective Date or the Substantial Consummation Date Might Be Delayed or Never Occur.

There is no assurance as to the timing of the Effective Date or Substantial Consummation Date or that they both will occur.  If the respective conditions precedent to the Effective Date and Substantial Consummation Date have not occurred or been waived within the prescribed time frame, the Confirmation Order will be vacated.  In that event, the Holders of Claims and Equity

Interests would be restored to their respective positions as of the day immediately preceding the Confirmation Date, and the Debtors’ obligations for Claims and Equity Interests would remain unchanged as of such day (except to the extent of any post-Effective Date payments).  (See Section XVII.B.6.)

3.                                      The Projected Value of Estate Assets Might Not Be Realized.

In the Best Interests Analysis, the Debtors have projected the value of the Estates’ assets that would be available for payment of expenses and distributions to Holders of Allowed Claims, as set forth in the Plan.  The Debtors have made certain assumptions, as described in Section XVI.C which should be read carefully.

4.                                      Allowed Claims in the Various Classes May Exceed Projections.

The Debtors have also projected the amount of Allowed Claims in each Class in the Best Interests Analysis.  Certain Classes, and the Classes below them in priority, could be significantly affected by the allowance of Claims in an amount that is greater than projected.

5.                                      No Representations Outside of this Disclosure Statement are Authorized.

No representations concerning or related to the Debtors, the Chapter 11 Cases or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement.  Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement should not be relied upon by you in arriving at your decision.

I.                                         Gaming Law Risk Factors

The gaming law-related risk factors are substantial, and are discussed in Section X.G. below.

J.                                      Risks Related to the Debtors’ Business Operations

The following discussions of risks that relate to the Debtors’ respective businesses should be read as also being applicable to the respective businesses of the Reorganized Debtors on and after the Substantial Consummation Date.

1.                                      Effect of the Chapter 11 Cases.

If the Chapter 11 Cases continue for a prolonged amount of time, the proceedings could adversely affect the Debtors’ business and operations.  The longer the Chapter 11 Cases continue, the more likely it is that the Debtors’ customers, suppliers and agents will lose confidence in the Debtors’ ability to successfully reorganize their businesses and will seek to establish alternative commercial relationships.  Consequently, the Debtors might lose valuable contracts in the course of the Chapter 11 Cases.

The Debtors conduct the Slot Route Business under Slot Route Contracts with third parties, which are renewable at the option of the third parties.  As Slot Route Contracts expire, the Debtors compete for renewals.  Although the Debtors have historically been able to renew Slot Route Contracts, if the Debtors are unable to renew a material portion of the Slot Route Contracts because their competitors offer more favorable terms or for any other reason, including the greater financial stability of the competitors, the Debtors’ business, financial condition and results of operations would be adversely affected.

Recently, Nevada Gaming Authorities approved multi-location space lease agreements that provide for tiered rental payments based in part on combined property revenues from all the locations.  Space leases do not require the customer to apply for a gaming license.  The Debtors’ Space Leases typically provide for a fixed monthly fee for each location, unrelated to revenue.  Use of a tiered rental payment model would likely have a material adverse impact on the Debtors’ results of operations from the Slot Route Business.

So long as the Chapter 11 cases continue, the Debtors’ senior management will be required to spend a significant amount of time and effort dealing with the Debtors’ reorganization instead of focusing exclusively on business operations.  Prolonged continuation of the Chapter 11 Cases will also make it more difficult to attract and retain management and other key personnel necessary to the success and growth of the Debtors’ businesses.  The Debtors have entered into employment agreements with their executive officers through 2009.  These agreements automatically renew for successive one-year periods unless sooner terminated or unless either party to the respective agreements notifies the other in writing at least 60 days prior to the date the respective agreement is schedule to expire.  If the Debtors lose any of these executives, the Debtors’ operations could be adversely affected.  In addition, the Debtors compete with other potential employers for employees, and the Debtors may not succeed in hiring and retaining the executives and other employees that the Debtors need.  An inability to hire quality employees could have a material adverse effect on the Debtors’ business, financial condition and results of operations.

Furthermore, so long as the Chapter 11 Cases continue, the Debtors will be required to incur substantial costs for professional fees and other expenses associated with the proceedings.

While cash flow projections indicate that there will be sufficient cash flow to meet all ordinary demands and to pay the professional fees and expenses, prolonged continuation of the Chapter 11 Cases may require the Debtors to seek additional financing.  It may not be possible to obtain additional financing during or after the Chapter 11 Cases on commercially reasonable terms or at all.  If the Debtors require additional financing during the Chapter 11 Cases and are unable to obtain it on reasonable terms or at all, the Debtors’ chances of a successful reorganization may be seriously jeopardized.

2.                                      The volatility and disruption of the capital and credit markets and adverse changes in the global economy have negatively impacted the Debtors’ ability to access financing.

Due to the existing uncertainty in the capital and credit markets and current adverse changes in the global economy, the Debtors’ access to capital may not be available on terms feasible to the Debtors, or on any terms whatsoever.

3.                                      The gaming industry has been adversely affected by the economic downturn.

The gaming industry is experiencing sharply reduced demand.  The demand for gaming is highly sensitive to consumers’ disposable incomes, and a general decline in economic conditions, including businesses downsizing their workforces, may lead to the Debtors’ potential customers having less discretionary income with which to wager.  Many of the Debtors’ customers have also experienced significant reductions in their savings as a result of recent investment losses.  These developments have led, and are likely to continue to lead, to a reduction in the Debtors’ revenues and have materially adversely affected the Debtors’ operating results, as the Debtors have fewer customers and the customers spend less than they historically have.  While there have been governmental responses to these economic hardships, there can be no assurance that this will restore the economy, consumer confidence and spending at all, or to the point where it favorably impacts the gaming industry.

4.                                      The Debtors may experience a loss of market share.

The gaming industry is highly competitive.  The Slot Route Business is subject to substantial direct competition for the Debtors’ Participation Agreement and Space Lease locations from one large route operator and numerous small operators, located principally in Las Vegas, Nevada.  With respect to the Casino Business, there is substantial competition for local gaming customers with other locals-oriented casinos in the vicinity of the Debtors’ casino properties.  If the Debtors’ competitors operate more successfully, if existing route operations or properties are enhanced or expended, or if additional competitors are established in and around the locations in which the Debtors’ casinos are located, the Debtors may lose market share.

Some Native American casinos in southern California and Iowa allow customers at least 18 years old to gamble, whereas the Debtors’ gaming establishments require customers to be at least 21 years old.  This could lead to a reduced market for the Debtors as those Native American casinos would have an earlier opportunity to create loyal customers.  If the Debtors’ competitors are able to retain these customers after they turn 21, thereby causing them to continue gambling at those establishments rather than try the Debtors’ establishments, the Debtors may experience reduced market share.

Also, Iowa Gaming Authorities have recently received the results of two studies regarding the impact of expanding Iowa’s casino industry, and they are reviewing whether to accept applications for additional casino licenses.  If new applications are accepted and a new casino is established in the Des Moines, Iowa area, then there may be a significant negative impact on the business, financial condition and results of operations of Lakeside Iowa Casino.

5.                                      Changes to applicable tax laws could have a material adverse effect on the Debtors’ financial condition.

The Debtors pay substantial taxes and fees in connection with their operations as gaming companies.  From time to time, federal, state and local legislators and other government officials have proposed and adopted changes in tax laws, or in the administration of those laws affecting the gaming industry.  It is not possible to determine the likelihood of changes in tax laws or in the administration of those laws.  If adopted, changes to applicable tax laws could have a material adverse effect on the Debtors’ business, financial condition and results of operations.  Due to the continued pressures on the state legislatures to address shortfalls in their budgets associated with the current recession, there may be more support to look to increased taxation at all of the Debtors’ gaming properties.  Any increase in taxes would impact the Debtors’ future profitability.

The Debtors are subject to a variety of other rules and regulations, including zoning, environmental, construction and land-use laws, regulations and permits that govern the serving of alcoholic beverages.  Any changes to these laws could have a material adverse effect on the Debtors’ business, financial condition and results of operations.

From time to time, legislators and special interest groups have proposed legislation that would expand, restrict or prevent gaming operations in the jurisdictions in which the Debtors operate.  Any such change to the regulatory environment or the adoption of new federal, state or local government legislation could have a material adverse effect on the Debtor’s business.

6.                                      The Debtors’ gaming operations may be adversely impacted if general economic conditions continue to decline.

The Sands Regent Casinos heavily market to, and rely upon, business from Reno area residents, as well as the national bowling tournament that visits Reno every three years.  Revenues are favorably impacted in years in which there is a national bowling tournament in Reno.

Also, the Debtors’ properties use significant amounts of electricity, natural gas and other forms of energy.  While no shortages of energy have been experienced, the substantial increases in the cost of electricity, natural gas and gasoline in the United States in general, and in southern and northern California, southern and northern Nevada, south central Iowa and northeast and northwest Missouri in particular, may negatively affect the Debtors’ operating results.  In addition, further energy price increases in such areas could result in a decline in disposable income of potential customers and a corresponding decrease in visitation and spending at the

Debtors’ route and casino operations.  Gaming industry revenues are sensitive to general economic conditions and are influenced by consumer confidence in the economy and other factors.  An extended period of reduced discretionary spending could significantly harm the Debtors’ operations and the Debtors may not be able to lower their costs rapidly enough, or at all, to offset a decrease in revenues.

7.                                      The respective business of the Sands Regent Casinos and the Primm Properties may be adversely impacted by expanded Native American gaming operations in California and the Pacific Northwest.

The largest sources of customers for the Sands Regent Casinos are California and the Pacific Northwest, including a large number of customers who drive to Reno from the San Francisco and Sacramento metropolitan areas.  The largest source of customers for the Primm Properties is southern California, including a large number of customers who drive from the San Bernardino and Barstow metropolitan areas.  The expansion of Native American casinos in California, Oregon and Washington continues to have an impact on casino revenues in Nevada in general, and such impact may be significant on the markets in which the Sands Regent Casinos and the Primm Properties operate.

California’s state officials have renegotiated certain compacts with Native American tribes.  Some Native American casino compacts have been changed to allow for additional slot machines.  While the effect of increased gaming in California and other states is difficult to predict, the business of the Primm Properties would be adversely impacted if such competing casinos attract patrons who would otherwise travel to Primm.

8.                                      Adverse winter weather conditions in the Midwest, the Sierra Nevada Mountains and Reno-Lake Tahoe area could have a material adverse effect on the results of operations and financial condition of the Casino Business.

Adverse winter weather conditions, particularly snowfall, can deter customers of the Debtors’ northern Nevada and Midwest casinos from traveling or make it difficult for them to frequent those facilities.  If these locations were to experience prolonged adverse winter weather conditions, the results of operations and financial condition of these casinos could be materially adversely affected.

9.                                      The business of the Primm Properties may be adversely impacted if their use of water exceeds allowances permitted by federal and local governmental agencies or if governmental agencies impose additional requirements in connection with such use of water.

The Primm Properties are not served by a municipal water system.  The water supply of those properties is dependent on rights they have been granted to water in various wells located on federal land in the vicinity of the Primm Properties and permits that allow the delivery of water to the Primm Properties.  These permits and rights are subject to the jurisdiction and ongoing regulatory authority of the U.S. Bureau of Land Management, the States of Nevada and California and local governmental units.  While the Debtors believe that adequate water for the Primm Properties is available, the future water needs of the Primm Properties may exceed the permitted allowance.  In such an event, future requests for additional water may not be approved or may be approved with terms or conditions that are more onerous.  Any such denial or any such additional terms and conditions may have a material adverse effect on the results of operations of the Primm Properties.

10.                               The Debtors may be unable to obtain slot machines or related technology from the Debtors’ third party supplier on a timely, cost-effective basis.

The Debtors primarily rely on International Game Technology for their supply of slot machines and related technology, which are only available from a limited number of suppliers.  There is no assurance that the Debtors can obtain slot machines or related technology on a cost-effective basis.  As a result, the Debtors may be forced to incur significant unanticipated costs to secure alternative third party suppliers or adjust the Debtors’ operations.

11.                               Riverboats and dockside facilities are subject to risks relating to weather or mechanical failure and must comply with applicable regulations.

The Debtors’ riverboat and dockside casino facilities are subject to risks in addition to those associated with land-based casinos, including loss of service due to casualty, mechanical failure, extended or extraordinary maintenance, flood or other severe weather.  Reduced patronage and the loss of a dockside or riverboat casino from service for any period of time could adversely affect the Debtors.  The riverboats are subject to inspection every five years and were inspected in December 2008 in Missouri.  The Debtors’ only cruising vessel is its boat located in Lakeside, Iowa.  This boat had its turbines removed in late 2008, as riverboats in Iowa are no longer required to cruise.

X.

CERTAIN GAMING LAW CONSIDERATIONS

A.                                    Introduction.

As owners and operators of gaming facilities, the Debtors are subject to extensive regulation by Gaming Authorities in every jurisdiction in which they conduct a gaming business.

Consummation of the Plan will require prior approval of Gaming Authorities.  Licensing will also be required for many Persons who will be associated with Reorganized Herbst Gaming, and its gaming subsidiaries.  Furthermore, these Persons will be subject to the same, or substantially similar, regulations in these jurisdictions upon their licensing as Debtors and their associates currently face and to a costly and time-consuming investigatory, licensing, and approval process prior to the Substantial Consummation Date.

Additionally, while the regulatory requirements discussed herein would be substantially applicable to Reorganized Herbst Gaming and its gaming subsidiaries (sometimes, collectively referred to as the “Surviving Entities”), no assurances can be provided as to the specific form of regulations that any jurisdiction may adopt or license conditions that any jurisdiction may impose in the licensing process for the restructuring, the Surviving Entities or any of the Persons associated with the Surviving Entities.

This summary is provided only as background information for Creditors to make an informed voting decision on the Plan.  All parties in interest, including Creditors, that may be subject to the investigatory and licensing process are strongly urged to retain their own gaming law counsel for each jurisdiction where the Debtors currently have operations with regard to their particular circumstances and the investigatory and licensing process.  It should be noted in this regard that gaming laws and regulations are often complex and have been interpreted in ways that may not be apparent from an initial reading of them.

B.                                    Background On Nevada Gaming Regulations.

The acquisition, ownership and operation of casino gaming facilities and slot routes in

Nevada are subject to the Nevada Gaming Control Act and regulations promulgated thereunder (the “Nevada Act”) and various local regulations.  Specifically, the Debtors’ Nevada gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, and the Cities of Las Vegas, Reno, Henderson and other local regulatory authorities (collectively, the “Nevada Gaming Authorities”).

The laws, regulations, and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy concerning, among other things:

•      the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity;

•      the establishment and maintenance of responsible accounting practices and procedures;

•      the maintenance of effective controls over the financial practices of casino licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable recordkeeping, and requiring the filing of periodic reports with the Nevada Gaming Authorities;

•      the prevention of cheating and fraudulent practices; and

•      providing a source of state and local revenues through taxation and licensing fees.

Changes in laws, regulations and procedures could adversely affect the gaming operations of the Debtors and the Surviving Entities.

In Nevada, state and local gaming authorities require “persons”(13)  which seek to own or operate a gaming establishment or gaming devices or hold an ownership interest in these entities or in related holding companies to obtain gaming licenses prior to the consummation of such transaction and require that the company’s officers and key employees demonstrate their suitability to be affiliated with such gaming license applicants.  The burden of proving suitability

(13) As a legal matter, the definition of “person” in Nevada means a natural person, any form of business or social organization and any other nongovernmental legal entity, including a corporation, partnership, association, trust or unincorporated organization, as well as parent companies and persons that comprise the same.  The term, however, does not include a government, governmental agency or political subdivision of a government.

is on the applicant and the cost of the investigation, which can be extremely costly and time-consuming, must be paid for by each applicant.

Entities that actually engage in gaming operations generally hold the actual gaming “licenses.”  Natural persons or entities materially associated or affiliated with such entities (such as “key employees” or “owners”) must be found “suitable.”  Also, the publicly-traded parent company of a gaming licensee and any intermediary holding companies must “register.”  “Registration” and “suitability” are essentially the same as licensing, as they involve the submission of a detailed application which allows Nevada Gaming Authorities to thoroughly investigate the applicant.  An application for “suitability” requires the submission of detailed personal and financial information followed by a thorough investigation.  A “registration” is similar and, upon approval, involves the Nevada Gaming Commission issuing an Order of Registration for that entity, which sets forth specific functional restrictions on the entity, including restrictions on the holding company(ies), licensed subsidiary(ries), potentially on any associated shareholders, and relating to administrative agents representing lenders participating in approved financings.

Gaming licenses are not transferable.

Any acquisition of a licensed entity, including takeover of its operating assets by a successor entity, will require similar review, approval and licensing by the Nevada Gaming Authorities.  This process can be extremely lengthy, costly, onerous, and intrusive.  The placing of an investigatory item on an agenda for final approval is solely in the discretion of the Nevada Gaming Authorities and will not happen until the applicants have submitted all items requested by the Nevada Gaming Authorities.  As a general rule, the licensing process will not begin until all applications relating to a specific transaction have been submitted to the Nevada Gaming Authorities.(14)

The Nevada Gaming Authorities may deny an application for any cause that they deem reasonable.  Changes in licensed positions must be reported to the Nevada Gaming Authorities.

(14) Additionally, the Clark County Liquor and Gaming Licensing Board has taken the position that it has the authority to approve all persons owning or controlling the stock of any corporation that controls a gaming license.

In addition to their authority to deny an application, the Nevada Gaming Authorities can disapprove a change in a corporate position such as an acquisition, regardless of the corporate form chosen by the acquirer.

Furthermore, if the Nevada Gaming Authorities were to find an officer, director, key employee, shareholder, lender or landlord unsuitable for licensing or unsuitable to continue having a relationship with the Debtors or the Surviving Entities, the Debtors or the Surviving Entities would have to sever all relationships with that person.  In addition, the Nevada Gaming Commission may require any licensed company to terminate the employment of any person who refuses to file appropriate applications.  Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

In the licensing context, Nevada makes a distinction between private companies and publicly-traded gaming companies.  In a private company, all persons who hold any Equity Interest must be licensed, except for approved institutional investors (a difficult exemption discussed further below). In a company that is registered with the Nevada Gaming Commission as a publicly-traded corporation (a “registered corporation”), only those who hold above a certain equity-ownership threshold (10%) must normally submit to the Nevada licensing process. Approved institutional investors may hold in excess of 10%, per the requirements set forth below.

Specifically, Nevada law requires any person who acquires more than 5% of a registered public corporation’s voting securities to report the acquisition to the Nevada Gaming Commission. Nevada law also requires that beneficial owners of more than 10% of a registered corporation’s voting securities apply to the Nevada Gaming Commission for a finding of suitability within 30 days after the Chairman of the Nevada State Gaming Control Board mails a written notice requiring the application.

Under certain circumstances, an “institutional investor,” as defined in the regulations of the Nevada Gaming Commission, which acquires more than 10% but not more than 15% of a licensed company’s voting securities may apply to the Nevada Gaming Commission for a waiver of a finding of suitability if that institutional investor holds the voting securities for investment purposes only.  To receive such a waiver, the applicant must also complete certain forms and await the results of a more limited review process, before acquiring the securities.(15)

An institutional investor will not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held by the institutional investor in the ordinary course of such business and not for the purpose of causing, directly or indirectly, the election of a majority of the members of a licensed company’s board of directors, any change in a licensed company’s charter, bylaws, management, policies or operations, or in any of its gaming affiliates, or any other action which the Nevada Gaming Commission finds to be inconsistent with holding such voting securities for investment purposes only.  Activities which are not deemed inconsistent with holding voting securities for investment purposes only include:

•      voting on all matters voted on by stockholders;

•      making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in management, policies or operations; and

•      any other activities as the Nevada Gaming Commission may determine to be consistent with such investment intent.

The foregoing mainly refers to institutional investor requirements for public companies. Nevada also recognizes institutional investors for private entities, but in a private setting, there are additional restrictions on voting rights.

If the beneficial owner of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners.  Applicants are required to pay all costs of their investigation.

Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Gaming Commission or the Chairman of the Nevada State Gaming Control Board or after otherwise being required to do so, may be found unsuitable.  The same restrictions apply to a record owner if the record owner, after request, fails

(15) This type of waiver is available in both private and public entities, but it is usually easier to obtain in public entities.

to identify the beneficial owner.  Any stockholder who is found unsuitable and who holds, directly or indirectly, any beneficial ownership of common stock of a registered corporation beyond the period of time as may be prescribed by the Nevada Gaming Commission may be guilty of a criminal offense.   A licensee may become subject to disciplinary action if, after receipt of notice that a person is unsuitable to be a stockholder or to have any other relationship with the licensee, the licensee:

•      pays that person any dividend or interest upon voting securities;

•      allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person;

•      pays remuneration in any form to that person for services rendered or otherwise; or

•      fails to pursue all lawful efforts to require the unsuitable person to relinquish his voting securities for cash at fair market value.

A licensee may be required to disclose to the Nevada State Gaming Control Board and the Nevada Gaming Commission the identities of all holders of its debt securities.  The Nevada Gaming Commission may, in its absolute discretion, require the holder of any debt security of a registered corporation or licensee to file applications, be investigated and be found suitable to own the debt security of a registered corporation or licensee.

If the Nevada Gaming Commission determines that a person is unsuitable to own a debt security, then the registered corporation can be sanctioned, which may include the loss of its approvals, if without the prior approval of the Nevada Gaming Commission, it:

•      pays to the unsuitable person any dividend, interest, or any distribution whatsoever;

•      recognizes any voting right by the unsuitable person in connection with debt securities;

•      pays the unsuitable person remuneration in any form; or

•      makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

License fees and taxes, computed in various ways depending on the type of gaming activity involved, are payable to the State of Nevada and to the counties and cities in which the Nevada licensee’s operations are conducted.(16)   Any taxes administered by Nevada Gaming Authorities that are not paid by Debtors, as well as unpaid gaming winnings, could be assessed on the Successor Entities.

Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with any such person, and who is or proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada State Gaming Control Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada State Gaming Control Board of the person’s participation in “foreign gaming,” i.e. any gaming activity outside Nevada.  The revolving fund is subject to change in the discretion of the Nevada Gaming Commission.  Thereafter, licensees are required to comply with reporting requirements under Nevada gaming laws.

Licensees are subject to disciplinary action by the Nevada Gaming Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to such foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operators, engage in activities or enter into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employ, contract with or associate with a person in the foreign operation who has been denied a license or a finding of suitability in Nevada on the ground of personal unsuitability.

Nevada Gaming Authorities may limit, condition, suspend or revoke a license, subject to compliance with certain statutory and regulatory procedures if it is determined that Nevada gaming laws or regulations were violated.  They may also levy substantial fines against the licensee and the individuals involved in violating any gaming laws or regulations.

Furthermore, the Nevada Gaming Commission could request that a state court appoint

(16) Depending upon the particular fee or tax involved, they are payable monthly, quarterly or annually and are based upon; (1) a percentage of the gross revenues received; (2) the number of gaming devices operated; or (3) the number of table games operated.

a supervisor to operate any non-restricted(17)  gaming establishment operated by a licensee, if the licenses held by the licensee are revoked, suspended or otherwise lapse.(18)   In such extraordinary circumstances, earnings generated by gaming operations during a supervisor’s appointment (except for reasonable rental value) could be forfeited to the State of Nevada.  The occurrence of any of these events could have a material adverse effect on a licensee’s business, financial condition and results of operations.  Any acquirer of Reorganized Herbst Gaming would be subject to the same regulations.

Nevada state gaming laws and regulations can be reviewed at the website of the Nevada Gaming Commission (http://gaming.nv.gov/).  Municipal gaming regulations, for those jurisdictions in which the Debtors do business, can be located at the respective websites of the Cities of Las Vegas, Reno, Henderson and other local authorities.

C.            Background On Iowa And Missouri Gaming Regulation.

The gaming regulations the Debtors face in Iowa and Missouri are similar to those set forth in the Nevada gaming regulations.  In particular, acquisitions are generally subject to time-consuming and costly licensing procedures, and casino operations are thoroughly regulated, as in Nevada.

1.             Iowa Gaming Regulation.

In 1989, the State of Iowa legalized riverboat gaming on the Mississippi River and other waterways in Iowa.  The legislation authorized the granting of licenses to nonprofit corporations that, in turn, are permitted to enter into operating agreements with qualified persons who will actually conduct riverboat gaming operations.  Such operators must be approved and licensed by the Iowa Racing and Gaming Commission (the “Iowa Gaming Commission”).  Land-based casino gaming was also authorized on July 1, 2007 and the Iowa Gaming Commission now permits licensees to operate on permanently moored vessels or on approved gambling structures.  Iowa law permits gaming licensees to offer unlimited stakes gaming on games approved by the

(17) A non-restricted gaming establishment is any gaming establishment that has more than 15 slot machines.

(18) While gaming licenses are subject to a renewal process, this is merely a routine administrative matter and does not normally involve new licensing investigations in Nevada.

Iowa Gaming Commission on a 24-hour basis.(19)

The ownership and operation of gaming facilities in Iowa are subject to extensive state laws, regulations of the Iowa Gaming Commission, and various county and municipal ordinances (collectively, the “Iowa Gaming Laws”) concerning the responsibility, financial stability and character of gaming operators and persons financially interested or involved in gaming operations.  Iowa Gaming Laws seek to: (i) prevent unsavory or unsuitable persons from having direct or indirect involvement with gaming; (ii) establish and maintain responsible accounting practices and procedures; (iii) maintain effective control over the financial practices of licensees (including the establishment of minimum procedures for internal fiscal affairs, the safeguarding of assets and revenues, the provision of reliable recordkeeping and the filing of periodic reports with the Iowa Gaming Commission); (iv) prevent cheating and fraudulent practices; and (v) provide a source of state and local revenues through taxation and licensing fees.  Changes in Iowa Gaming Laws could have a material adverse effect on the Debtors, and after the Substantial Consummation Date, on Reorganized Herbst Gaming and the Reorganized Debtors.

Gaming licenses granted to individuals in Iowa are not transferable. Such occupational licenses must be renewed every two years, and licensing authorities have broad discretion with regard to renewals.  A licensee operating a riverboat, moored barge or land-based casino must submit detailed financial and operating reports to the Iowa Gaming Commission.  While all contracts and business arrangements entered into by a facility are subject to Iowa Gaming Commission jurisdiction, certain contracts must be submitted to and approved by the Iowa Gaming Commission. Examples of such contracts would be contracts in excess of $100,000, contracts that exceed three years in term, and contracts that involve related parties.

(19) Under Iowa law, a license to conduct gaming may be issued in a county only if the county electorate has approved gaming.  The electorate of Clarke County, Iowa, approved gaming by referendum on February 28, 1995.  Gaming conducted by the Lakeside Iowa Casino was approved by referendum on November 18, 1997.  In addition, a referendum must be held every eight years in each of the counties where gambling games are conducted and the proposition to continue to allow gambling games in such counties must be approved by a majority of the county electorate voting on the proposition.  Such a referendum took place on November 5, 2002 with approximately 80% of the electorate favoring continued gaming on riverboats in Clarke County.  The next referendum is scheduled for 2010.  If any reauthorization referendum is defeated, Iowa law provides that any previously issued gaming license will remain valid and subject to renewal for a total of nine years from the date of original issuance of the license, subject to earlier non-renewal or revocation under Iowa law and regulations applicable to all licenses.

Certain officers, directors, managers and key employees of a licensee must be licensed by the Iowa Gaming Commission.  Employees associated with gaming must obtain occupational licenses that are subject to immediate suspension under specific circumstances.  In addition, anyone having a material relationship or involvement with a licensee may be required to be found suitable or be licensed, in which case those persons would be required to pay the costs and fees of the Iowa Gaming Commission in connection with the investigation.

The Iowa Gaming Commission may deny an application for any cause that it deems reasonable.  In addition to its authority to deny an application, the Iowa Gaming Commission can disapprove a change in position by officers or key employees and can require the Iowa gaming operations to suspend or dismiss officers, directors or other key employees or sever relationships with other persons who refuse to file appropriate applications or whom the Iowa Gaming Commission finds unsuitable to act in such capacities.  All the requirements set forth herein would be similarly applicable to a successor of the Debtors.

If the Iowa Gaming Commission determined that Iowa Gaming Laws were violated by a licensee or its successor, its licenses could be limited, made conditional, suspended or revoked.(20)   In addition, the licensee and the persons involved could be subject to substantial fines in the discretion of the Iowa Gaming Commission.  Limiting, conditioning or suspending any gaming license could (and revocation of any gaming license would) have a material adverse effect on operations.  While all of the requirements set forth herein would be substantially applicable to

(20) The Iowa Gaming Commission may revoke a gaming license if the licensee: (1) has been suspended from operating a gaming operation in another jurisdiction by a board or commission of that jurisdiction; (2) has failed to demonstrate financial responsibility sufficient to meet adequately the requirements of the gaming enterprise; (3) is not the true owner of the enterprise; (4) has failed to disclose ownership of other persons in the enterprise; (5) is a corporation 10% of the stock of which is subject to a contract or option to purchase at any time during the period for which the license was issued, unless the contract or option was disclosed to the Iowa Gaming Commission and it approved the sale or transfer during the period of the license; (6) knowingly makes a false statement of a material fact to the Iowa Gaming Commission; (7) fails to meet a monetary obligation in connection with an excursion gaming boat; (8) pleads guilty to, or is convicted of, a felony; (9) loans money or any other thing of value to any person for the purpose of permitting that person to wager on any game of chance; (10) is delinquent in the payment of property taxes or other taxes or fees or a payment of any other contractual obligation or debt owed to a city or county; or (11) assigns, grants or turns over to another person the operation of a licensed excursion boat (this provision does not appear to prohibit assignment of a management contract approved by the Iowa Gaming Commission) or permits another person to have a share of the money received for admission to the excursion boat.

any successor to a Debtor, the Debtors can not predict what specific form of regulations Iowa will adopt for a successor.

The Iowa Gaming Commission may also require any individual who has a material relationship with a licensee or its successor to be investigated and licensed or found suitable.  The Iowa Gaming Commission, prior to the acquisition, must approve any person who acquires 5% or more of the equity securities of a licensee or its successor.  The applicant stockholder is required to pay all costs of this investigation.

Unlike Nevada, Iowa law does not explicitly provide for a specific means of handling an investor that will hold a significant equity interest without any actual influence over operations, such as an institutional investor.  Instead, the Iowa Gaming Commission has addressed this issue in the past by exercising its discretion to determine whether a waiver of licensing is appropriate for a proposed institutional investor whose interest would exceed 5% in a licensee. The Iowa Gaming Commission by policy utilizes the same definition of institutional investor that is used in Nevada and has granted institutional investor waivers in the past for institutional investors holding in excess of 5%. Consequently, if ownership as an institutional investor is contemplated, the specifics of such ownership will need to be fully disclosed to the Iowa Gaming Commission and the issue of possible waiver or investigation requirements will be left to the discretion of the Iowa Gaming Commission.(21)

Also unlike Nevada (where only the cost of the licensing investigation is automatically assessed on the person being investigated), the State of Iowa must be reimbursed by a licensee for all costs associated with monitoring and enforcement by the Iowa Gaming Commission and the Iowa Department of Criminal Investigation.  Moreover, gaming taxes in Iowa are substantially higher than in Nevada.(22)

Iowa state gaming laws and regulations can be further reviewed at the official website of the Iowa Gaming Commission (http://www.iowa.gov/irgc/).  Municipal gaming regulations, for

(21) The Iowa Gaming Laws and regulations are ambiguous on this issue and, hence, subject to some variability.

(22) Gaming taxes approximating 22% of the adjusted gross receipts above $3,000,000 will be payable by each licensee.

those jurisdictions in which the Debtors do business, can be located at the websites of the respective municipal authorities.

2.             Missouri Gaming Regulation.

Conducting gambling activities and operating an excursion gambling boat in Missouri are subject to extensive regulation under the Missouri Gaming Law and the rules and regulations thereunder.  The Missouri Gaming Commission has regulatory authority over riverboat gaming operations in Missouri, including the issuance of riverboat gaming licenses.(23)

Those who wish to operate a riverboat gaming facility, or to own or control a riverboat gaming facility as a holding company, are subject to extensive licensing requirements and must complete comprehensive application forms.  Such applicants undergo an extensive background investigation by the Missouri Gaming Commission.(24)   In addition, each key person and each key person business entity associated with the applicant (including directors, officers, managers and owners of a significant direct or indirect interest in such applicant) must complete detailed application forms and undergo a substantial background investigation.

Beginning in May 2008, under amendments to the Missouri Gaming Regulations, licensed holding companies became “Class A licensees” with the right to operate Missouri subsidiaries as “Class B licensees.”  As such, both the holding company and the local

(23) On November 3, 1992, a statewide referendum authorized gaming in the State of Missouri on the Missouri and Mississippi Rivers. Since that time, opponents of gaming in Missouri have brought several legal challenges to gaming in the past and may bring similar challenges in the future.  For example, on November 25, 1997, in response to a legal challenge by an opponent, the Missouri Supreme Court held that a portion of the Missouri Gaming Law that authorized excursion gaming facilities in “artificial basins” up to 1,000 feet from the Mississippi or Missouri Rivers was unconstitutional.  This ruling created uncertainty as to the legal status of several excursion gaming riverboat facilities in the state.  On November 3, 1998, a statewide referendum was held, whereby the voters amended the constitution to allow “artificial basins” for existing facilities, effectively overturning the Missouri Supreme Court decision.  There can be no assurances that any future challenges would not further interfere with gaming operations in Missouri, including the operations of St. Jo and Mark Twain.

Lastly, unlike in Nevada where casinos are licensed to serve alcoholic beverages by a municipality, the Missouri Gaming Commission also licenses and regulates the serving of alcoholic beverages within the casino and all related facilities.

(24) License fees cover all related costs of the Missouri Gaming Commission investigation and are a minimum of $50,000 for the initial application and $25,000 annually thereafter.  Each of Herbst Gaming, St. Jo and Mark Twain has undergone a full licensing investigation and hearing.

subsidiaries are subject to these application requirements.(25)

Certain passive(26) institutional investors acquiring up to a 20% interest in a licensed entity can be exempted from these application requirements by action of the Missouri Gaming Commission.

Gaming licenses in Missouri have to be renewed every two years.  In conjunction with a renewal, the Missouri Gaming Commission requires an updated application and renewal fees and, unlike Nevada, the Missouri Gaming Commission may conduct an additional investigation of the licensee with specific emphasis on new information provided in the updated application.  Each sixth year from the date of the original license, a comprehensive investigation is conducted for the period since the last comprehensive investigation, in the same manner as the initial investigation, on riverboat casino owners and operators, suppliers and key person licensees.

In determining whether to grant a gaming license, the Missouri Gaming Commission considers the following factors, among others: (i) the integrity of the applicants;(27) (ii) the types and variety of games the applicant may offer; (iii) the quality of the physical facility, together with improvements and equipment, and how soon the project will be completed; (iv) the financial ability of the applicant to develop and operate the facility successfully; (v) the status of governmental actions required by the facility; (vi) the management ability of the applicant; (vii) compliance with applicable laws; (viii) the economic, ecological and social impact of the facility

(25) In the event of the acquisition of the assets of a Debtor and the Debtor’s Casino Business companies only, where the purchaser of the assets intends to resume the same operations of the Debtor and its Casino Business, the successor entity must still comply with the same licensing requirements as a person or entity initially designated to operate, own or control a riverboat gaming facility in Missouri.  Among other things, the application of the successor entity to operate the Debtors’ two gaming companies in Missouri would need to be approved before the successor entity commenced operations or attempted to control the Casino Business in Missouri.  Under Missouri law, the successor entity would have to establish two subsidiary entities to operate the casinos as Class B licensees and go through the same extensive application process for each subsidiary described above in this general summary.

(25) Missouri gaming regulations define “passive” as “not involving active participation; esp., of relating to a business enterprise in which the investor does not have immediate control over the activity that produces income.”

(26) Missouri gaming regulations define “passive” as “not involving active participation; esp., of relating to a business enterprise in which the investor does not have immediate control over the activity that produces income.”

(27) An applicant will not receive a license if the applicant and its key persons, including key person business entities, have not established good repute and moral character.  No licensee shall either employ or contract with any person who has pled guilty to, or been convicted of, a felony, to perform any duties directly connected with the licensee’s privileges under a license granted by the Missouri Gaming Commission.

as well as the cost of public improvements; (ix) the extent of public support or opposition; (x) the plan adopted by the home dock city or county; and (xi) the effects on competition.

A licensee is subject to penalties or suspension or revocation of its license for any act that is injurious to the public health, safety, morals, good order, and general welfare of the people of the State of Missouri, or that would discredit or tend to discredit the Missouri gaming industry or the State of Missouri.(28)

The holding company must obtain advance approval of the Missouri Gaming Commission to transfer or issue any ownership interest in the holding company or the Missouri gaming subsidiaries, or to enter into any contract or arrangement, whereby a person or group of persons acting in concert (A) owns, controls, or has power to vote 25% or more of the ownership interests in the holding company or Missouri gaming subsidiaries, or (B) controls the election of a majority of the directors or managers of the holding company or Missouri gaming subsidiaries.

The holding company may not transfer or issue any ownership interest in the holding company or Missouri subsidiaries without providing 60 days advance notice to the Missouri Gaming Commission.  During the notice period the Missouri Gaming Commission may disapprove the transaction or require a delay pending further investigation.  (29)

The Missouri Gaming Commission must be given at least 15 days’ prior notice of any of

(28) Potential violations could include: (i) failing to comply, or make provision for compliance, with the Missouri Gaming Law and regulations or any federal, state or local law or regulation; (ii) failing to comply with any rules, order or ruling of the Missouri Gaming Commission or its agents pertaining to gaming; (iii) receiving goods or services from a person or business entity who does not hold a required supplier’s license; (iv) being suspended or ruled ineligible or having a license revoked or suspended in any state or gaming jurisdiction; (v) associating with, either socially or in business affairs, or employing persons of notorious or unsavory reputation or who have extensive police records, or who have failed to cooperate with any investigatory or administrative agency and who would adversely affect public confidence and trust in gaming; (vi) employing in any Missouri gaming operation any person known to have been found guilty of cheating or using any improper device in connection with any gambling game; (vii) use of fraud, deception, misrepresentation or bribery in securing any license or permit; (viii) obtaining any fee, charge, or other compensation by fraud, deception or misrepresentation; and (ix) incompetence, misconduct, gross negligence, fraud, misrepresentation or dishonesty in the performance of the functions or duties regulated by the Missouri Gaming Law.  All of these requirements would be applicable to any successor of the Debtors.

(29) The holding company may not pledge or hypothecate its ownership interest in the Missouri gaming subsidiaries, or subject such ownership interests to any type of security interest held by any entity or person other than a financial institution, without providing 60 days advance notice to, and obtaining prior approval from, the Missouri Gaming Commission.  During the notice period the Missouri Gaming Commission may disapprove the transaction or require a delay pending further investigation.  If a transfer of ownership is involved, separate notice must be provided at least 30 days prior to the transfer, and this restriction must be specifically included in the grant of the pledge, hypothecation, or security interest.

the following transactions, and it may reopen the licensing hearing of the holding company or Missouri gaming subsidiary to consider the effect of the transaction on the suitability of each licensee: (A) issuance of an ownership interest in the holding company or Missouri gaming subsidiary if such issuance will involve 5% or more of the outstanding ownership interests of the holding company or subsidiary; (B) private incurrence of $1 million or more of debt; (C) public issuance of debt; or (D) transaction involving the holding company or Missouri gaming subsidiary and a related party where the transaction involves: (1) consideration paid for services provided by the related party or personnel working on behalf of the related party; (2) any arrangement in which consideration paid to the related party is based upon any measure of financial or business production of the holding company or Missouri gaming subsidiary; (3) any allocation of expenses between related parties; or (4) any loan or credit issued from the related party to the holding company or Missouri gaming subsidiary at a rate of interest that is at least 1% higher than the “bank prime loan rate,” as reported by the Board of Governors of the Federal Reserve System.

Any gaming licensee that is the holder of a Class A or Class B license must notify the Missouri Gaming Commission of its intention or the intention of any entity affiliated with it to consummate any transaction that involves or relates to the gaming licensee and has a dollar value equal to or greater than one (1) million dollars, provided that such notice must be given no later than seven (7) days following such consummation.

Every employee participating in a riverboat gaming operation must hold an occupational license.  In addition, the Missouri Gaming Commission issues supplier’s licenses, which authorize the supplier to sell or lease gaming equipment and supplies to any licensee involved in the operation of gaming activities.  Casino owners and operators may not be licensed as suppliers.

Riverboat gaming activities may only be conducted on, or within 1,000 feet of, the main channel of the Missouri River or the Mississippi River.  Although all of the excursion gambling facilities in Missouri are on permanently moored boats or impounded barges, a two-hour simulated cruise is imposed.

Within these limitations, minimum and maximum wagers on games are set by the licensee.  Wagering may be conducted only with a cashless wagering system, whereby money is converted to tokens, electronic cards or chips that can be used for wagering.  Wagers may only be taken from a person on a licensed excursion gambling boat.  The Missouri Gaming Law requires that licensees pay an admission tax for each person admitted to a gaming cruise.  The licensee is required to maintain books and records clearly showing amounts received from admission fees, the total amount of gross receipts and adjusted gross receipts.  In addition, all local income, earnings, use, property and sales taxes are applicable to licensees.  Missouri gaming taxes and other taxes applicable to gaming operations are substantially higher than in Nevada.(30)

The Missouri Gaming Law and regulations can be further reviewed at the official website of the Missouri Gaming Commission (http://www.mgc.dps.mo.gov/).  Municipal gaming regulations, for those jurisdictions in which the Debtors do business, can be located at the respective websites of the local municipal authorities.

D.                                    Status Of The Debtors Under Gaming Regulations.

1.                                      Nevada.

Herbst Gaming is a registered corporation.  As such, Herbst Gaming is required to submit detailed financial and operating reports periodically to the Nevada Gaming Commission and furnish any other information that the Nevada Gaming Commission may require, including

(30) Missouri statutes and administrative rules contain detailed requirements concerning the operation of a licensed excursion gaming boat facility, including the following: (1) a charge of $2 per gaming customer per excursion that licensees must collect from each customer or pay itself to the Missouri Gaming Commission; (2) minimum payouts; (3)  a 21% tax on adjusted gross receipts; (4)  prohibitions against providing credit to gaming customers; (5)  the use of credit cards and cashing of checks by customers; (6) providing security on the excursion gambling boat, including a requirement that each licensee reimburse the Missouri Gaming Commission for all costs of any Missouri Gaming Commission staff, including Missouri Highway Patrol Officers, necessary to protect the public on the boat; (7)  the receipt of liquor licenses from the Missouri Gaming Commission and local jurisdictions; and (8)   the adoption of minimum control standards for the conduct of gaming and the operation of the facility.

The Missouri Gaming Commission has broad discretion in exercising the power to revoke or suspend gaming or occupational licenses and impose other penalties for violations of the Missouri Gaming Law and the rules and regulations thereunder, including forfeiture of all gaming equipment used for improper gaming and fines of up to three times a licensee’s highest daily gross receipts during the preceding 12 months.

Although the Missouri Gaming Law provides no limit on the amount of riverboat space that may be used for gaming, the Missouri Gaming Commission is empowered to impose space limitations.

information about any person or entity affiliated with the gaming activities or with the Debtors.  As proposed in the Plan, HGH LLC or Reorganized Herbst Gaming will be a registered corporation, and, after the Substantial Consummation Date, the same or substantially similar requirements will apply to the Successor Entities as currently apply to Herbst Gaming.

Herbst Gaming has been found suitable by the Nevada Gaming Commission to own the stock of certain intermediary gaming companies (ETT(31) and The Sands Regent) (collectively, the “Intermediary Gaming Companies”) and certain gaming operating subsidiaries (Market Gaming, Flamingo, Primadonna, Cardivan, Corral Coin, Corral Country, Zante, Last Chance, Plantation, and Dayton) (the gaming operating subsidiaries collectively, the “Gaming Subsidiaries”), with certain licenses and approvals as more specifically set forth in the Debtors’ latest Sixth Revised Order of Registration with the Nevada Gaming Commission.

No person may become a stockholder of, or receive any percentage of the profits from, Herbst Gaming, the Intermediary Gaming Companies or the Gaming Subsidiaries without first obtaining licenses and approvals from the Nevada Gaming Authorities.  Herbst Gaming, the Intermediary Gaming Companies and the Gaming Subsidiaries have obtained from the Nevada Gaming Authorities the various registrations, approvals, permits and licenses required in order to engage in their current gaming activities in Nevada.

Herbst Gaming is required to submit detailed financial and operating reports to the Nevada Gaming Commission.  Substantially all material loans, leases, sales of securities and similar financing transactions by Herbst Gaming must be reported to the Nevada Gaming Commission.(32)

If it were determined that Herbst Gaming violated the Nevada gaming laws (which might occur indirectly through a violation of Iowa or Missouri gaming laws), then Herbst Gaming’s licenses and registrations with the Nevada Gaming Commission could be limited, conditioned,

(31) ETT is also individually licensed for certain gaming activities.

(32) Any beneficial holder of the Debtors’ voting securities, regardless of the amount of securities owned, or any equity holder may be required to file an application, be investigated, and have his or her suitability determined.  The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities. All of the foregoing would be also applicable to the successor entities of the Debtors.

suspended or revoked.  In addition, Herbst Gaming and the persons involved could be subject to substantial fines.  Further, the Nevada Gaming Commission could appoint a supervisor.  Limiting, conditioning or suspending any gaming license or the appointment of a supervisor could (and revocation of any license would) materially and adversely affect Herbst Gaming’s operations and the respective operations of its successor entities.

If any Gaming Authority requires that a holder or beneficial owner of certain securities be licensed, qualified or found suitable under any applicable gaming law and such holder or beneficial owner: (i) fails to submit the required application within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority or (ii) is denied such license or qualification or not found suitable, then the Debtors have the right, if the continued ownership of such security would jeopardize the Debtors’ licenses: (1) to require such holder or beneficial owner to dispose of its  securities within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (i) or (ii) above, or (2) to redeem the securities of such holder or beneficial owner at a price equal to the least of: (a) the principal amount thereof, together with accrued and unpaid interest and liquidated damages, if any, to the earlier of the date of redemption or the date of the denial of the license, qualification or finding of unsuitability; (b) the price at which such holder or beneficial owner acquired the securities, together with accrued and unpaid interest and liquidated damages, if any, to the earlier of the date of redemption or the date of the denial of the license, qualification or finding of unsuitability; and (c) such amount as may be required by any gaming authority.(33)

Immediately upon a determination by a gaming authority that a holder or beneficial owner of the securities will not be licensed, qualified or found suitable, the holder or beneficial owner will, to the extent required by applicable law, have no further right: (y) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right

(33) While it is assumed that this will be similar after the Substantial Consummation Date with regard to Reorganized Herbst Gaming, you should refer to the organizational documents of the respective entities, which will be  amended and restated on the Substantial Consummation Date.

conferred by the securities; or (z) to receive any interest, dividend, economic interests or other distributions or payments with respect to the securities or any remuneration in any form with respect to the securities from Herbst Gaming, its subsidiaries or the trustee.

The Debtors are required to maintain in Nevada a current ledger of security holders, which may be examined by the Nevada Gaming Authorities.  If any securities are held in trust by an agent or nominee, the record holder is normally required to disclose the identity of the beneficial holder to the Nevada Gaming Authorities.  A failure to make such disclosure may be grounds for finding the record holder unsuitable.  Herbst Gaming is required to render maximum assistance in determining the identity of beneficial owners.

All of the foregoing requirements would also apply to any acquirer, once licensed, provided that further requirements may be specially imposed on a particular acquirer.  Such further requirements could be more burdensome for the successor entities than the restrictions that are currently in place for Herbst Gaming.

2.                                      Iowa.

The Debtors have been found suitable and licensed by the Iowa Gaming Commission to operate the Lakeside Iowa Casino.  The Lakeside Iowa Casino was originally licensed as an excursion boat (non-sailing) but the Iowa Gaming Commission recently approved a change in status to a moored barge.(34)  Aside from a slight change in applicable building codes, the change

(34) All Iowa excursion gambling boat licenses were approved for renewal at a March 1, 2007 meeting of the Iowa Gaming Commission.  These licenses are not transferable and will need to be renewed annually and prior to the commencement of each subsequent annual renewal period.

in status is immaterial to the requirements under Iowa law.(35)

The Iowa Gaming Commission is considering possible action against the Debtors’ license for an alleged self-exclusion violation and an issue involving prohibited alcohol sales between varying license class divisions of the Debtors’ Iowa operation.  If any action is taken by the Iowa Gaming Commission as a consequence of either of these issues, the Debtors do not expect it to result in anything beyond a monetary sanction.(36)

3.                                      Missouri.

The Debtors are licensed by the Missouri Gaming Commission to operate two subsidiaries in Missouri.  One subsidiary is licensed to operate a casino in St. Joseph, Missouri; the second is licensed to operate a casino in LaGrange, Missouri (collectively, the “Missouri Casino Companies”).  The Missouri Casino Companies have contractual financial obligations to St. Joseph and LaGrange, and pay local taxes to Buchanan County, Missouri; LaGrange, Missouri; and St. Joseph, Missouri.  The Debtors are required to submit detailed financial and operating reports periodically to the Missouri Gaming Commission and furnish any other information that the Missouri Gaming Commission may require.

The Missouri Gaming Commission may investigate any individual who has a material relationship to, or material involvement with, the Debtors to determine whether such individual

(35) In July 1997, Clarke County Development Corporation (“CCDC”), a nonprofit corporation organized to facilitate riverboat gaming in Osceola, Iowa, entered into an operator’s contract, since amended, for Lakeside Iowa Casino for a term of up to 50 years.  Under the contract, Clarke County Development Corporation is to be paid a monthly fee of 1.5% of the adjusted gross gaming revenue of Lakeside Iowa Casino.  Further, pursuant to a dock site agreement executed in August 1997 (which also has a term of up to 50 years), Lakeside Iowa Casino is required to pay a monthly fee to the City of Osceola and the Water Works Board of Trustees of 1.25% of the adjusted gross gaming revenue of Lakeside Iowa Casino and an annual fee, to be paid in equal monthly installments, of approximately $160,000, with such amount to increase each year by 1% until termination of the lease.  In September 2004, the Debtors entered into an agreement whereby upon the later of the Debtors’ obtaining approval from the Iowa Gaming Commission or closing the transactions contemplated with Southern Iowa Gaming Company, Southern Iowa Gaming Company would immediately pay $3.2 million to the City of Osceola.  Beginning eight years from the date of such payment and continuing for so long as the operator’s contract remains in effect, the Debtors will pay the City of Osceola an additional 1% of annual adjusted gross receipts from Lakeside Iowa Casino.  The Debtors may, however, offset up to 50% of this 1% annual payment with any expenditures the Debtors have made for capital improvements (excluding gaming devices and improvements to the gaming facility, casino floor, development of a truck stop and general repairs and maintenance).

(36) There is currently a technical breach in the lease between Debtors’ Iowa gaming entity (“HGI”) and CCDC and related entities having to do with the employment levels at HGI being below 500 employees. This technical breach could be used as a means to terminate the lease enjoyed by HGI, if not cured or otherwise remedied through negotiations.

is suitable or should be required to be licensed as a key person or key person business entity.  Moreover, officers, directors and some key employees of the Debtors (and any successor entity) must file applications with, and be licensed by, the Missouri Gaming Commission.  The Debtors are required to submit detailed financial and operating reports, similar to what is required in Nevada.  Substantially all material loans, leases, sales and securities and similar financing transactions by the Debtors must be reported to the Missouri Gaming Commission.

If it were determined that the Debtors violated the Missouri Gaming Law, their license to operate the Missouri Casino Companies could be limited, conditioned, suspended or revoked.  In addition, the Debtors and persons involved could be subject to substantial fines.  The Missouri Gaming Commission could then appoint a supervisor and establish limitations and conditions, or suspend the Debtors’ license.  The Missouri Gaming Commission might also appoint a supervisor, which would materially and adversely affect the Debtors’ operations and the respective operations of its successor entities.

Any beneficial holder of the Debtors’ voting securities, regardless of the amount held, or any equity holder may be required to file an application, be investigated and have his or her suitability determined by the Missouri Gaming Commission.  The applicant must pay all costs of investigation incurred by the Missouri Gaming Commission.

Neither the Debtors’ gaming licenses nor any interest in such licenses may be pledged, hypothecated or transferred in any way.  In the event of a change in control of any Debtors without the approval of the Missouri Gaming Commission, the change of control would be void, and the Missouri licenses may become null and void.(37)

All of the foregoing requirements would also apply to any acquirer, provided that further requirements may also be imposed on such acquirer.  Such requirements could be more burdensome for the successor entities than the requirements that currently apply to the Debtors.

(37) The Debtors may not make a public offering of securities without notification to, and potential approval by, the Missouri Gaming Commission.  The Missouri Gaming Commission must be given 15 days notice and an opportunity to reopen the licensing hearing in connection with various transactions, including (i) any issuance of an ownership interest in the Debtors if such issuance will involve 5% or more of the outstanding ownership interests; (ii) any private incurrence of debt equal to or exceeding $1 million by the Debtors; (iii) any public issuance of debt by the Debtors, or (iv) certain transactions between a Debtor and a “related party.”

E.                                      Expectations With Regard To Gaming Regulatory Approval.

1.                                      Nevada.

Changes in control of Herbst Gaming through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a Person whereby that Person obtains control (including foreclosure on pledged shares), may not occur without the prior approval of the Nevada Gaming Commission.  As such, the restructuring and the changes in ownership and control as provided in the Plan will require prior approval and licensing.(38)

Furthermore, the Nevada Gaming Commission normally requires the stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process.

With regard to the proposed restructuring of Herbst Gaming and the Surviving Entities, the following Persons will be subject to the investigatory and licensing process pursuant to the Nevada Act:

A.                                         Certain officers and directors of each of the Surviving Entities who would assume their responsibilities and roles on the Substantial Consummation Date;

B.                                           Key employees of the Surviving Entities as of the Substantial Consummation Date; and

C.                                           The parties in interest and all other Persons who will acquire any Equity Interests in the Surviving Entities, including HGH LLC.(39)

The time and manner of any investigation or action on the applications is within the sole and absolute discretion of the Nevada Gaming Authorities.  Throughout the application process, the applicant must update his or her application as circumstances change, and provide full information about the Plan, including information concerning material loans, leases, sales of

(38) Similarly, a trustee’s ability to foreclose upon the pledged shares and other gaming collateral comprising gaming businesses is limited. Regulations of the Nevada Gaming Commission provide that no person may acquire an interest in a gaming licensee or enforce a security interest in the stock of a corporation which is the holder of a gaming license or which owns stock in such a corporation without the prior approval of the Nevada Gaming Commission. As such, neither the trustee nor any holder is permitted to operate or manage any gaming business or assets unless such person has been licensed under applicable law for such purpose.

(39) As preliminarily referenced herein, different rules may apply to a registered corporation, such as HGH, LLC.  However, any possible exemptions from mandatory licensing for any equity holders based on such registered corporation status should be individually discussed with Nevada gaming counsel.

securities, and any similar transaction that has an impact on the Plan.

Entities seeking to acquire control or ownership of a registered corporation must meet a variety of stringent standards of the Nevada State Gaming Control Board and Nevada Gaming Commission.  Whether any acquisition is approved by the Nevada Gaming Authorities is completely discretionary with them and is based on a variety of factors, including any moral risk, reputational risk, or financial risk presented to the licensees, to the future licensed acquirer of the licensees, the gaming industry as a whole and the State of Nevada. The transfer of any gaming devices from those entities that currently own the same will also require their own separate administrative approvals by Nevada Gaming Authorities.

Upon their licensing, the Surviving Entities and likely all of their holders of Equity Interests and Persons having material associations with the Surviving Entities will be subject to the same or substantially the same regulations as Herbst Gaming currently faces.  They will also be subject to a costly and time-consuming investigatory, licensing, and approval process prior to the Substantial Consummation Date.

2.                                      Iowa.

The expectations regarding approval by the Iowa Gaming Commission are substantially similar in all materials respects to the expectations discussed above regarding Nevada.

3.                                      Missouri.

The approvals and requirements of the Missouri Gaming Commission as to licensing, key persons, key person business entities, and change of control will be substantially similar to that in Nevada stated above.

F.                                      Regulatory Risks Associated With Any Creditors’ Involvement Prior To Licensing.

Creditors cannot be involved in the Debtors’ casino operations or slot operations before receipt of final regulatory approval from the Gaming Authorities, unless those Creditors are able to apply for and  successfully receive in advance an interim  emergency  approval from the Gaming Authorities for  such involvement while their applications are pending.  Such emergency approval can be very difficult to obtain, as it requires detailed filings and demonstration of special circumstances.

Any involvement in the Debtors’ casino operations or slot operations by Creditors, when it occurs prior to receipt of final regulatory approval or without receiving such interim  emergency approval, could result in regulatory violations (as well as potential criminal sanctions) on the part of the Debtors and on the part of those Creditors who undertake such involvement. For example, usurping control of the board of directors or management of Debtors prior to the  Substantial Consummation Date and  without successfully obtaining interim approval or the requisite final regulatory approval from Gaming Authorities could constitute a prohibited change of control. Accordingly, any and all involvement in Debtor’s operations prior to licensing (or following licensing) should always be first discussed with local gaming counsel and expressly authorized by Gaming Authorities, when so directed by gaming counsel following such consultation.

G.                                    Summary Of The Gaming Regulatory Risks Under The Plan.

1.             The Debtors are subject to extensive state and local regulation in every jurisdiction in which they do business.

2.             The substantial consummation of the Plan and the events and restructuring to take place on or after the Substantial Consummation Date are conditioned upon costly and time-consuming licensing procedures described herein, and there is no assurance that the required approvals will be obtained on a timely basis, even if pursued in good faith and with due diligence.

3.             The Debtors and the Creditors have not determined the number, position or identity of the Persons who will need to be investigated and licensed, and any discussions herein regarding the same are generic in nature.

4.             The Debtors and the Creditors have not investigated or inquired into the suitability of any Person for licensing purposes.  If any Person is found unsuitable, the remaining applicants must sever their connections and relationships with the unsuitable Person and cannot allow such Person, among other things, to exercise any voting rights or receive any distributions from any of the applicant entities.  A Person who continues to associate with a licensed entity after a finding of unsuitability may be guilty of a criminal offense.

5.             Licenses that are currently held are not transferable to successor entities.  Even if an individual has been previously licensed or found suitable with a Debtor entity, he or she will need to reapply to be licensed or found suitable in connection with any newly-created entities that apply for gaming licenses.  There is no guarantee that such licenses will be issued or findings of suitability received.

6.             The burden and costs of proving suitability are on each individual applicant.  There is no assurance that all of the Persons who will need to be investigated and found suitable will cooperate in this regard or be licensed or found suitable on a timely basis.

7.             Waivers from licensing requirements are often unavailable.  Even when they are available, they may be difficult to obtain.  A waiver from a licensing investigation requires an application for a waiver (such as an application for waiver as “institutional investor”), which is itself investigated and must be approved by Gaming Authorities before the waiver can be effective.

8.             There is no assurance that all of the required findings of suitability, licenses and approvals to substantially consummate the Plan will be obtained.  Gaming Authorities may deny an application for any cause they deem reasonable and such denial is normally not subject to judicial review.

9.             There is no assurance as to the timing of the licensing process.  Such timing is within the sole discretion of the Gaming Authorities.  Each jurisdiction will establish its own timing. As such, there can be no assurance whatsoever that the Substantial Consummation Date will occur within one (1) year from the Effective Date or at any other time soon thereafter.

10.           There is no assurance as to the potential changes in gaming regulations that any jurisdiction may later adopt or any license conditions that any jurisdiction may impose for any of the participants in the restructuring should licensing be obtained.

11.           Any effort to usurp control of the Debtors’ operations, including any attempted influence over the Debtors’ operations or any unauthorized sharing in the Debtors’ gaming revenues, prior to final approval and licensing of the successor entities and of all relevant Persons associated with the successor entities, unless emergency approval is obtained in advance, could be viewed as a violation of gaming laws and could result in regulatory and criminal sanctions.

12.           Even if the necessary licenses, approvals, registrations, and findings of suitability are secured, Gaming Authorities have wide discretion in disciplining any licensee.  Such discipline may include substantial fines and revocation of licenses.  Gaming Authorities have wide discretion in determining what constitutes a violation and the amount of fines that may be imposed. Any taxes administered by Nevada Gaming Authorities that are not paid by Debtors (or unpaid gaming winnings) could also be assessed on the Successor Entities.

13.           The continuity of gaming operations in any jurisdiction depends on the political will of the local authorities and the respective state legislatures.  The Debtors cannot guarantee that gaming will not be phased out in any jurisdiction where it is currently legal.

14.           The legalization and introduction of gaming activities in any neighboring jurisdictions or in any feeder markets, such as the opening of additional tribal casinos, or the introduction of additional commercial casinos in or adjacent to the jurisdictions where the Debtors’ operations are currently located, could adversely affect the Debtors and the successor entities.

XI.

CERTAIN SECURITIES LAW CONSIDERATIONS

Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under section 5 of the Securities Act and state securities laws if three principal requirements are satisfied: (i) the securities must be offered and sold under a plan of reorganization and must be securities of a debtor, of an affiliate participating in a joint plan with a debtor, or of a successor to a debtor under the plan; (ii) the recipients of the securities must hold claims against or interests in a debtor; and (iii) the securities must be issued in exchange (or principally in exchange) for the recipient’s claims against or interests in a debtor.

The Debtors believe that the offer and sale of the Reorganized Herbst Gaming New Common Equity and Reorganized Herbst Gaming Senior Notes (collectively, “Plan Securities”) under the Plan will satisfy the requirements of Section 1145(a)(1) of the Bankruptcy Code and

the Plan Securities will, therefore, be exempt from registration under the Securities Act and state securities laws.

To the extent that the Plan Securities are issued under the Plan and qualify under Section 1145(a)(1) of the Bankruptcy Code, they may be resold by the holders thereof without registration unless, as more fully described below, the holder is an “underwriter” with respect to such securities.

Generally, Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as any person who: (i) purchases a claim against, an interest in, or a claim for an administrative expense against, the debtor, if such purchase is with a view to distributing any security received in exchange for such claim or interest; (ii) offers to sell securities offered under a plan for the holders of such securities; (iii) offers to buy such securities from the holders of such securities, if the offer to buy is (a) with a view to distributing such securities; and (b) under an agreement made in connection with the plan, the consummation of the plan, or with the offer or sale of securities under the plan; or (iv) is an “issuer” with respect to the securities, as the term “issuer” is defined in section 2(a)(11) of the Securities Act.  Under section 2(a)(11) of the Securities Act, an “issuer” includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer.

To the extent that Persons who receive Plan Securities pursuant to the Plan are “underwriters” as defined in Section 1145(b)(1) of the Bankruptcy Code, resales by such Persons would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities Act or applicable state securities laws.  Such Persons would be permitted to resell such Plan Securities without Securities Act registration if they are eligible to rely on Rule 144 promulgated by the SEC under the Securities Act (“Rule 144”).  However, Rule 144 would not be available to an “underwriter” if current information regarding the issuer is not publicly available, and the Debtors do not know if current information will be publicly available regarding the issuer of Plan Securities, namely Reorganized Herbst Gaming.

Any person who is an “underwriter” (under Section 1145(b)(1) of the Bankruptcy Code), but not an “issuer” (under section 2(a)(11) of the Securities Act), with respect to Plan Securities would be entitled to engage in exempt “ordinary trading transactions” with respect to Plan Securities under Section 1145(b) of the Bankruptcy Code.  However, the Bankruptcy Code does not define “ordinary trading transactions” and the staff of the SEC has indicated that the issuer of Plan Securities might have to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), in order for the “ordinary trading transactions” exemption to be available.  The Debtors do not know if Reorganized Herbst Gaming, the issuer of Plan Securities, will be subject to the 1934 Act reporting requirements.

Whether any particular Person would be deemed an “underwriter” or “issuer” with respect to any Plan Securities would depend upon various facts and circumstances applicable to that Person.  Accordingly, the Debtors express no view as to whether any particular Person receiving Plan Securities would be an “underwriter” or an “issuer.”

Given the highly complex and subjective nature of the question of whether a particular Person may be an “underwriter” or “issuer,” the Debtors make no representation concerning the right of any Person to transfer any Plan Securities.  The Debtors recommend that potential recipients of Plan Securities consult their own counsel as to whether they may transfer any Plan Securities without registration under the Securities Act or state securities laws.

XII.

POST-SUBSTANTIAL CONSUMMATION DATE OPERATIONS

A.                                    Title To Property; Discharge; Injunction.

1.                                      Vesting of Assets.

Subject to the provisions of the Plan, the Assets will be transferred to and by the Reorganized Debtors and Reorganized Herbst Gaming on the Substantial Consummation Date.  On and after the Substantial Consummation Date, the Reorganized Debtors and Reorganized Herbst Gaming may operate their businesses and may use, acquire, and dispose of property and compromise or settle any Claims without supervision of, or approval by, the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order.

2.                                      Preservation of Litigation Claims.

In accordance with Section 1123(b)(3) of the Bankruptcy Code, and except as expressly provided in the Plan, all Litigation Claims will be transferred to the Reorganized Debtors and Reorganized Herbst Gaming.  The Reorganized Debtors and Reorganized Herbst Gaming, as the successors in interest to the Debtors and the Estates, will have the exclusive right to enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of the Litigation Claims, including any and all derivative actions pending or otherwise existing against the Debtors as of the Substantial Consummation Date.

3.                                      Settlement of Litigation Claims.

At any time after the Confirmation Date and before the Substantial Consummation Date, the Debtors may settle any or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.  After the Substantial Consummation Date, the Reorganized Debtors and Reorganized Herbst Gaming will have the exclusive right to compromise and settle any Claims against them and claims they may have against other Persons, including the Litigation Claims and any and all derivative actions pending or otherwise existing against the Debtors as of the Effective Date, without notice to or approval from the Bankruptcy Court.

4.                                      Discharge.

On the Effective Date the Debtors will be discharged from all Claims in Class 1, Class 2 and Class 4 to the fullest extent provided in Sections 524 and 1141 of the Bankruptcy Code.  On the Substantial Consummation Date, the Debtors will be discharged from any and all Claims and Equity Interests, including those in Class 3, Class 5, Class 6, Class 7, Class 8 and Class 9 to the fullest extent provided in Sections 524 and 1141 of the Bankruptcy Code.  The discharge will be to the fullest extent provided under Section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order.  Except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date as to Claims in Class 1, Class 2 and Class 4, and on the Substantial Consummation Date as to Claims in Class 3, Class 5, Class 6, Class 7, Class 8 and Class 9, the

Debtors, and each of them, will be deemed discharged and released to the fullest extent provided under Section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims of any kind or nature whatsoever, including demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in Section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

5.                                      Compromise and Settlement.

The allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective distributions and treatments under the Plan take into account or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, Section 510(c) of the Bankruptcy Code, or otherwise, including the subordination provisions of the Indentures.  As of the Effective Date or the Substantial Consummation Date, as the case may be, all such rights described in the preceding sentence will be settled, compromised and released pursuant to the Plan.  In addition, the allowance, classification and treatment of Allowed Claims take into account any Causes of Action, whether under the Bankruptcy Code or otherwise under applicable law, that may exist (i) between the Debtors on the one hand, and the Releasing Parties on the other hand, and (ii) as between the Releasing Parties (to the extent set forth in the Third Party Release, as defined in Section XII.A.7 below).  As of the Effective Date or the Substantial Consummation Date, as the case may be, any and all such Causes of Action will be settled, compromised and released pursuant to the Plan.  The Confirmation Order will approve the releases by all entities of all such contractual, legal and equitable subordination rights or Causes of Action against each such Releasing Party that are satisfied, compromised and settled in this manner.

6.                                      Injunction.

From and after the Substantial Consummation Date, and except as provided in the Plan and the Confirmation Order, all entities that have held, currently hold or may hold a Claim or Equity Interest or other right of a Holder of an Equity Interest will be permanently enjoined from taking any of the following actions on account of any such Claims or terminated Equity Interests or rights:  (i) commencing or continuing in any manner any action or other proceeding against the Reorganized Debtors and Reorganized Herbst Gaming, or their respective property; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Reorganized Debtors and Reorganized Herbst Gaming, or their respective property; (iii) creating, perfecting or enforcing any Lien or encumbrance against the Reorganized Debtors and Reorganized Herbst Gaming, or their respective property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Reorganized Debtors and Reorganized Herbst Gaming, or their respective property; and (v) commencing or continuing any action, in any manner or any place, that does not comply, or is inconsistent, with the provisions of the Plan or the Bankruptcy Code.  All injunctions or stays provided for in the Chapter 11 Cases under Sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until the Substantial Consummation Date.  By accepting distributions pursuant to the Plan, each Holder of an Allowed Claim will be deemed to have consented to such injunctions.

7.                                      Debtors’ Releases.

On and as of the Substantial Consummation Date, for good and valuable consideration provided by each of the Releasing Parties, including, but not limited to: (i) the discharge of debt and all other good and valuable consideration paid pursuant to the Plan; (ii) the obligations of the Releasing Parties to provide the support necessary for consummation of the Plan; and (iii) the services of the Debtors’ present and former officers and directors in facilitating the expeditious implementation of the reorganization contemplated by the Plan, each of the Debtors and Reorganized Debtors will provide a full discharge and release to each Releasing Party and its respective members, officers, directors, agents, financial advisors, attorneys, employees, partners, Affiliates and representatives (but not including any THI Party solely in its capacity as such) (collectively the “Debtor Releasees”) (and each such Debtor Releasee so released shall be deemed released and discharged by the Debtors and the Reorganized Debtors) and their respective properties from any and all Cause of Action, whether known or unknown, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, arising from or related in any way to the Debtors, the Reorganized Debtors or Reorganized Herbst Gaming,

including those that any of the Debtors, the Reorganized Debtors or Reorganized Herbst Gaming would have been legally entitled to assert in their own right (individually or collectively) or that any Holder of a Claim or Equity Interest or other entity would have been legally entitled to assert on behalf of any of the Debtors or any of their Estates, and further including those in any way related to the Chapter 11 Cases or the Plan to the fullest extent of the law; provided, however, that (a) the foregoing Debtor Releases will not waive or release any Releasing Party from any Cause of Action (i) expressly set forth in and preserved by the Plan, the Plan Supplement or related documents or (ii) arising under the Reorganized Herbst Gaming Senior Credit Facility, and (b) the Debtor Release shall not be granted, and shall not be deemed to have been granted, to any Debtor Releasee that the Bankruptcy Court determines by Final Order to have failed to take any reasonable actions in furtherance of Confirmation and Consummation of the Plan or in any material way took actions inconsistent with, or that materially delayed or hindered, Confirmation or Consummation of the Plan or the transactions contemplated in this Plan.

8.                                      Third Party Release.

On and as of the Substantial Consummation Date, to the extent permitted by law, the Releasing Parties will provide a full discharge and release to the Third Party Releasees and their respective property from any and all Causes of Action, whether known or unknown, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, arising from or related in any way to the Debtors, including, without limitation, those in any way related to the Chapter 11 Cases or the Plan to the fullest extent of the law (the “Third Party Release”); provided, however, that the Third Party Release will not waive or release any of the Third Party Releasees from any Causes of Action (i) expressly set forth in and preserved by the Plan, any Plan supplement or related documents or (ii) arising under the Herbst Gaming Senior Credit Facility.

B.                                    Exculpation.

From and after the Substantial Consummation Date, neither the Debtors, Reorganized Debtors, Statutory Committees, Consenting Lenders, Reorganized Herbst Gaming, nor any of their respective present or former members, directors, officers, managers, employees, advisors, attorneys or agents (excluding any THI Party solely in its capacity as such), will have or incur any liability to any Holder of a Claim or Equity Interest or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of (from the Petition Date forward) the Chapter 11 Cases, the Reorganized Debtors, or the pursuit of confirmation of the Plan, except for gross negligence or willful misconduct, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan or in the context of the Chapter 11 Cases.  No Holder of a Claim or Equity Interest, nor any other party-in-interest, including their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, will have any right of action against the Debtors, Reorganized Debtors, Statutory Committees, Reorganized Herbst Gaming, or any of their respective present or former members, officers, directors, managers, employees, advisors, attorneys or agents (excluding any THI Party solely in its capacity as such), for any act or omission in connection with, relating to, or arising out of (from the Petition Date forward) the Chapter 11 Cases, the pursuit of Confirmation, or the administration of the Plan, except for (i) their willful misconduct or gross negligence, (ii) matters specifically contemplated by either the Plan or the Reorganized Debtors and (iii) any liability of an attorney to its client not subject to exculpation under the Bankruptcy Code.

C.                                    Director And Officer Liability Insurance.

As of the Substantial Consummation Date, Herbst Gaming will obtain sufficient tail coverage under a directors’ and officers’ liability insurance policy (together with all insurance policies for directors and officers’ liability maintained by the Debtors as of the Petition Date, the “D&O Liability Insurance Policies”) for the current and former directors and officers for a period of six years.  As of the Substantial Consummation Date, the Reorganized Debtors will assume all of the D&O Liability Insurance Policies pursuant to Section 365(a) of the Bankruptcy Code, and Herbst Gaming will assume and, if applicable, assign to Reorganized Herbst Gaming all of the D&O Liability Insurance Policies pursuant to Section 365(a) of the Bankruptcy Code.  Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Debtors’

assumption and Herbst Gaming’s assumption and assignment of each of the D&O Liability Insurance Policies.  Notwithstanding anything to the contrary in the Plan, Confirmation will not discharge, impair or otherwise modify any indemnity obligations assumed by the assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed an Executory Contract that has been assumed by the Debtors under the Plan as to which no proof of Claim need be filed.

D.                                    Indemnification.

All indemnification provisions currently in place (whether in any bylaws, articles of incorporation, certificates of limited partnership, limited partnership agreements, articles of organization, operating agreements, board resolutions (or resolutions of similar bodies) or employment contracts) for the current and former directors, officers, employees, attorneys, other professionals and agents of any Debtors or their subsidiaries and for the respective Affiliates of any such Persons will be assumed, and will survive effectiveness of the Plan.  All indemnification provisions in place as of the Substantial Consummation Date for current and former directors, officers, employees, attorneys, other professionals and agents of any Debtors or their subsidiaries and for the respective Affiliates (excluding any THI Party solely in its capacity as such) shall (i) survive the Substantial Consummation Date for Claims related to or in connection with any actions, omissions or transactions occurring prior to the Substantial Consummation Date and (ii) remain liabilities of the respective Reorganized Debtor and Reorganized Herbst Gaming on behalf of Herbst Gaming.

XIII.

RETENTION OF JURISDICTION

A.                                    Jurisdiction.

The Bankruptcy Court will retain such jurisdiction over the Chapter 11 Cases and the Reorganized Debtors after the Effective Date as is legally permissible, including jurisdiction to:

1.              Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest or Disputed Claim or Disputed Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Disputed Claims and Equity Interests or Disputed Equity Interests;

2.              Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

3.              Resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtors or Reorganized Debtors are a party and to hear, determine and, if necessary, liquidate any Claims arising therefrom or Cure amounts related thereto;

4.              Ensure that Distributions to Holders of Allowed Claims and Equity Interests  are accomplished pursuant to the Plan;

5.              Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications or motions involving any Debtors or Reorganized Debtors that are pending on the Effective Date or commenced thereafter as provided for by the Plan;

6.              Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, this Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan;

7.              Decide or resolve any cases, controversies, suits or disputes that arise in connection with the consummation, interpretation or enforcement of any Final Order, the Plan, the Confirmation Order or any Person’s obligations incurred in connection with any Final Order, the Plan or the Confirmation Order;

8.              Modify the Plan pursuant to Section 1127 of the Bankruptcy Code and Section 12.1 of the Plan or modify any contract, instrument, release or other agreement or document created in connection with the Plan, this Disclosure Statement, the Confirmation Order, or the Reorganized Debtors; or remedy any defect or omission or reconcile any inconsistency in any Final Order, the Plan, the Confirmation Order, or any contract, instrument, release or other agreement or document created in connection with the Plan, this Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

9.              Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation, implementation or enforcement of any Final Order, the Plan or the Confirmation Order, except as otherwise provided in the Plan;

10.            Enter and implement such orders as are necessary or appropriate if a Final Order or the Confirmation Order is modified, stayed, reversed, revoked or vacated;

11.            Determine any other matters that arise in connection with, or relate to, the Plan, any Final Order, this Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, this Disclosure Statement, any Final Order or Confirmation Order, except as otherwise provided in the Plan;

12.            Enter an order closing the Chapter 11 Cases;

13.            Hear and decide Litigation Claims and any other claim or cause of action of the Debtors or Reorganized Debtors; and

14.            Decide or resolve any matter over which the Bankruptcy Court has jurisdiction pursuant to Section 505 of the Bankruptcy Code.

XIV.

MODIFICATION AND AMENDMENT OF THE PLAN

Prior to Confirmation, the Debtors may alter, amend or modify the Plan under Section 1127(a) of the Bankruptcy Code at any time, subject to approval by a Requisite Majority.  After the Confirmation Date and prior to the Substantial Consummation Date, with the consent of a Requisite Majority, the Debtors may, under Section 1127(b), (c) and (d) of the Bankruptcy Code, alter, amend or modify the Plan or institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, this Disclosure Statement or the Confirmation Order, and to make appropriate adjustments and modifications to the Plan or the Confirmation Order as may be necessary to carry out the Plan, so long as such proceedings do not materially and adversely affect the treatment of Holders of Claims under the Plan.

XV.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

A.                                    Introduction.

The following discussion summarizes certain U.S. federal income tax consequences of the implementation of the Plan to the Debtors and certain Holders of Claims.  The following summary does not address the U.S. federal income tax consequences to Holders whose Claims are unimpaired or otherwise entitled to payment in full in Cash under the Plan (e.g., Allowed Administrative Claims and Allowed Priority Tax Claims).  The following summary is based on the Internal Revenue Code of 1986, as amended (the “IRC”), the U.S. Department of the Treasury (“Treasury”) regulations promulgated thereunder, judicial decisions, and published administrative rules and pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof.  Changes in such rules or new interpretations thereof may have a retroactive effect and could significantly affect the tax consequences described below.

The U.S. federal income tax consequences of the Plan are complex and are subject to significant uncertainties.  No assurance can be given that legislative or administrative changes or court decisions will not be forthcoming which would require significant modification of the statements in this section.  The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any tax aspects of the Plan.  Therefore, no assurance can be given as to the position the IRS will take on the tax consequences of the transactions that are to occur in accordance with the Plan.

This summary does not address foreign, state or local tax consequences of the Plan, nor does it address the U.S. federal income tax consequences of the Plan to the particular circumstances of any Holder or to Holders subject to special income tax rules (such as, regulated investment companies, insurance companies, financial institutions, small business investment companies, broker-dealers, tax-exempt organizations (including pension funds), persons holding a Claim as part of an integrated constructive sale or straddle or part of a conversion transaction, and investors in pass-through entities).  In addition, the summary does not include a full summary of the consequences to Holders of Claims who are not “U.S. Persons” (as defined in the IRC) and tax-exempt Holders.  However, there may be some potentially significant consequences to non-U.S. Persons which are not discussed below, and such non-U.S. Persons are encouraged to carefully consider their particular tax consequences with their own tax advisers.  Moreover, the summary only contains a certain limited discussion of tax consequences to tax-exempt Holders.

This discussion assumes that the various debt and other arrangements to which Herbst Gaming is a party will be respected for federal income tax purposes in accordance with their form.

The following discussion is a general summary of certain U.S. federal income tax aspects of the Plan and should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to a particular Holder of a Claim.  EACH HOLDER OF A CLAIM AFFECTED BY THE PLAN SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PLAN WITH RESPECT TO THAT HOLDER’S CLAIM, INCLUDING UNDER ANY APPLICABLE STATE, LOCAL OR FOREIGN LAW.

TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230 AND THE REQUIREMENTS IMPOSED BY THE IRS, HOLDERS OF CLAIMS ARE HEREBY NOTIFIED THAT: (i) ANY DISCUSSION OF TAX ISSUES CONTAINED OR REFERRED TO IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAX RELATED PENALTIES THAT MAY BE IMPOSED UNDER THE IRC; AND (ii) THIS DISCUSSION WAS WRITTEN IN CONNECTION WITH THE PROMOTION OF THE PLAN.

B.                                    Tax Consequences To The Debtors And Newly Formed Entities.

Set forth below in this Section is a discussion of certain tax consequences to the Debtors and newly formed entities in connection with the effectuation of the Plan.

1.                                      Overview of Transaction Steps.

Herbst Gaming is an S corporation for federal income tax purposes and is generally not

subject to built-in gains tax under IRC section 1374.   However, certain assets of The Sands and its subsidiaries may be subject to built-in gains tax.  Additionally, Herbst Gaming’s subsidiaries are qualified subchapter S subsidiaries and limited liability companies, which are disregarded entities for U.S. federal income tax purposes.

The Plan involves: (i) Herbst Gaming’s qualified subchapter S subsidiaries being converted into limited liability companies; (ii) Herbst Gaming contributing all of its assets, including the equity interests in its limited liability company subsidiaries and its other assets to a holding limited liability company, Reorganized Herbst Gaming, in exchange for limited liability interests in Reorganized Herbst Gaming and newly issued Reorganized Herbst Gaming Senior Notes; and (iii) Herbst Gaming transferring the Reorganized Herbst Gaming New Common Equity and Reorganized Herbst Gaming Senior Notes to the Holders of Allowed Class 3 Claims.

In connection with the conversion and contribution discussed in clauses (i) and (ii) above, due to the fact that both Herbst Gaming’s qualified subchapter S subsidiaries and the limited liability companies into which they are converted are disregarded entities for tax purposes, the conversion of such qualified subchapter S subsidiaries into limited liability companies has no federal tax effect.  Similarly, as Reorganized Herbst Gaming in the hands of Herbst Gaming is a disregarded entity, the contribution by Herbst Gaming of its assets, including the limited liability company interests in its subsidiaries to Reorganized Herbst Gaming, in exchange for Reorganized Herbst Gaming New Common Equity and Reorganized Herbst Gaming Senior Notes will have no tax effect.

In connection with the transfer of the Reorganized Herbst Gaming New Common Equity and Reorganized Herbst Gaming Senior Notes to the Holders of Allowed Class 3 Claims, such transfer will be treated as an exchange by Herbst Gaming of its assets to the Holders of Allowed Class 3 Claims in exchange for the Allowed Class 3 Claims.  The Allowed Class 3 Claims constitute recourse debt of Herbst Gaming.  Accordingly, Herbst Gaming will recognize gain or loss on such exchange in the amount equal to the difference between Herbst Gaming’s basis in its assets and the fair market value of such assets and cancellation of indebtedness (“COD”) income equal to the excess of the adjusted issue price of the Allowed Class 3 Claims over the fair market value of the Herbst Gaming assets.  The treatment of such gain and COD income is discussed below.

During the time in which Reorganized Herbst Gaming is a wholly owned entity of Herbst Gaming, Reorganized Herbst Gaming will be a disregarded entity for federal income tax purposes.  However, when the Holders of Allowed Class 3 Claims own Reorganized Herbst Gaming New Common Equity, Reorganized Herbst Gaming will be treated as a partnership for federal income tax purposes.  The Holders of Allowed Class 3 Claims will be treated as having exchanged their interests in the Senior Credit Facility for undivided interests in the assets of Reorganized Herbst Gaming, the disregarded entity, and as having contributed those assets to Reorganized Herbst Gaming, the partnership, in exchange for Reorganized Herbst Gaming New Common Equity and Reorganized Herbst Gaming Senior Notes.  The tax consequences in connection with the exchange and contribution of the Holders of Class 3 Claims and the receipt of Reorganized Herbst Gaming New Common Equity and of the Reorganized Herbst Senior Loan are described below under Section XV.C.

2.                                      Herbst Gaming Gain and Loss and Cancellation of Indebtedness Income.

a.            Gain and Loss.  As noted above, Herbst Gaming will recognize gain or loss on its transfer of the Reorganized Herbst Gaming New Common Equity and Reorganized Herbst Gaming Senior Notes to the Holders of Allowed Class 3 Claims in an amount equal to the difference between the fair market value of Herbst Gaming’s assets and Herbst Gaming’s basis in its assets.  Except to the extent that Herbst Gaming owns assets that are subject to the built-in gains tax under IRC section 1374, Herbst Gaming will not be responsible for the payment of the tax on any gain, and such gain or loss of Herbst Gaming will be allocated to its shareholders.  IRC section 1374 applies to certain assets (i) that were formerly held by a C corporation and that were owned by a C corporation when such corporation elected to be treated as an S corporation or (ii) that an S corporation acquired from a C corporation in certain tax free transactions.  As to such assets, an S corporation, as an entity, is liable for the tax on the gain recognized during a certain period which is generally ten years (seven years for gain recognized in 2009 or 2010).  The entity level tax is imposed on the gain recognized up to the amount of the gain in the assets at the time the C corporation became an S corporation or acquired such assets.  In connection with the effectuation of the Plan, Herbst Gaming, as an entity, may be liable for tax on any gain attributable to such assets.

b.            COD Income—General Rule.  Herbst Gaming will recognize COD income.  In general, a debtor realizes COD income upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness.  For this purpose, the amount of the indebtedness cancelled is the adjusted issue price of such indebtedness (plus any accrued but unpaid interest).  The consideration received for the debt is the sum of (i) any cash received and the fair market value of any property (other than debt) received and (iii) the issue price of any debt instruments received.  Applying these rules to the current transactions, the amount of COD income realized by Herbst Gaming will equal the excess of the adjusted issue price of the Claims immediately prior to the time such Claims are cancelled (including any Herbst Gaming debt that is cancelled without payment and any accrued but unpaid interest) over any cash and the fair market value of the assets transferred by Herbst Gaming.  There will be no COD income as to Claims paid in full.  As to the exchange by the Holders of Allowed Class 3 Claims for the interests in Reorganized Herbst Gaming, the amount of COD income will equal the adjusted issue price of those debt claims (i.e., the Senior Credit Facility Claims) over the fair market value of the assets owned by Reorganized Herbst Gaming and the issue price of the Reorganized Herbst Gaming Senior Loan.  The concept of adjusted issue price is discussed below in Section XV.B.2.c.

c.            COD Income—Issue Price and Adjusted Issue Price.  The computation of the amount of COD Income to be recognized by Herbst Gaming with respect to the Allowed Class 3 Claims depends on the adjusted issue price of the debt represented by such claims immediately prior to their cancellation.   These concepts are related to the original issue discount (“OID”) rules of the IRC, and these rules are discussed in some detail due to the fact that such rules are relevant in determining the tax consequences to the Holders of Allowed Class 3 Claims in connection with their holding of Reorganized Herbst Gaming Senior Loan.

Under the OID rules, the “issue price” of debt depends on how the debt is issued.  The issue price of debt issued for cash is the price at which a substantial amount of the debt is sold.  The issue price of a publicly traded debt instrument issued for property is the fair market value of the debt instrument determined as of the issue date.  If a debt instrument that is not publicly traded is issued for publicly traded property, the issue price of the debt instrument is equal to its fair market value determined with respect to the trading prices of the publicly traded property.  The issue price of a debt instrument that is not publicly traded and that is issued in exchange for property that is not publicly traded is the stated principal amount of such debt instrument as long as the instrument provides for adequate interest (i.e., interest at least equal to certain rates published monthly by the IRS).

A debt instrument is considered publicly traded if it is traded on an “established securities market” at any time during the 60-day period ending 30 days after the Substantial Consummation Date. In general, a debt instrument (or the property exchanged therefor) will be treated as traded on an established securities market if (i) it is listed on (a) a qualifying national securities exchange, (b) certain qualifying interdealer quotation systems, or (c) certain qualifying foreign securities exchanges; (ii) it appears on a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations or actual prices of recent sales transactions; or (iii) the price quotations are readily available from dealers, brokers or traders.  In general, an issuer’s determination of issue price is binding on all holders of the relevant debt, other than a holder that explicitly discloses its inconsistent treatment in a statement attached to its timely filed tax return for the taxable year in which it is issued the debt.

The adjusted issue price of debt is the issue price of the debt as adjusted for OID.  Generally, a debt instrument is treated as having OID if its “stated redemption price at maturity” exceeds its “issue price” by more than a de minimis amount.  A debt instrument’s stated redemption price at maturity includes all principal and interest payable over the term of the debt, other than qualified stated interest.  Stated interest is “qualified stated interest” if it is payable in cash at least annually.  Holders of a debt instrument that is issued with OID are generally required to include any OID in income over the term of the instrument in accordance with a constant yield-to-maturity method, regardless of whether the Holder is a cash or accrual method taxpayer, and regardless of whether and when the Holder receives cash payments of interest on the note (other than cash attributable to qualified stated interest).  The adjusted issue price of debt is the debt’s issue price as increased by any OID that has accrued with  respect to such debt and decreased by any payments on the debt other than payments of qualified stated interest.  Some of the outstanding Senior Credit Facility was issued without OID.  Thus, with respect to the portion of the outstanding Senior Credit Facility which was issued without OID, the adjusted issue price of that debt is its stated principal amount.  For the portion which issued with OID, the adjusted price of that debt is computed taking into account the accrued OID.

d.             Exceptions to COD Income Inclusion.  Herbst Gaming will be able to take advantage of two exceptions of being required to realize COD income.  First, COD income is not realized to the extent that the payment of the tax liability would have given rise to a deduction.  Thus, Herbst Gaming will not be required to recognize COD income with respect to accrued but unpaid interest to the extent that it has not deducted such interest.

Second, a debtor is not required to include any COD income in gross income if the debtor is under the jurisdiction of a court in a bankruptcy case and the discharge of debt occurs pursuant to that proceeding.  As a consequence of such exclusion, a debtor in bankruptcy that recognizes COD income is required to reduce its tax attributes by the amount of COD income that it excluded from gross income.  Such COD income will reduce certain tax attributes of the debtor generally in the following order: (i) net operating losses (“NOLs”); (ii) general business credits; (iii) tax credits; (iv) capital loss carryovers; (v) tax basis of property; (vi) passive loss and credit carryovers; and (vii) foreign tax credits.  The reduction to basis is made after the determination of tax for the taxable year in which the discharge of indebtedness occurs.  In the case of a discharge of indebtedness by Herbst Gaming, which is an S corporation, and the other Debtors, which are disregarded entities owned by the S corporation, the bankruptcy exception to taking COD income into income, as well as the reductions of attributes, are generally applied at the corporate level rather than the shareholder level.  An S corporation and the other disregarded entities are generally not taxable entities, and thus are not entitled to NOLs.  However, in the case of COD income of an S corporation, the COD income can reduce certain losses allocated to the S corporation’s shareholders that the shareholders were not entitled to claim because of the rule that limits an S corporation’s shareholder’s ability to claim such losses in excess of the  shareholder’s basis in the stock or debt of the S corporation.  Under the current facts, any Herbst Gaming COD income is likely to reduce the suspended loss of the shareholders of Herbst Gaming.  After the Holders of Allowed Class 3 Claims receive their interests in Reorganized Herbst Gaming, Herbst Gaming is not likely to have material other attributes to reduce.

C.                                    Tax Consequences To Certain Holders Of Claims.

1.                                      Consequences to Holders of Allowed Other Priority Claims, General Unsecured Claims and Allowed Other Secured Claims.

Pursuant to the Plan, each Allowed Other Priority Claim and Allowed General Unsecured Claim will be paid in full in Cash, and each Allowed Other Secured Claim will either be reinstated or paid in full in Cash. If a Holder receives Cash in satisfaction of its Claim, such Holder will generally recognize income, gain or loss for U.S. federal income tax purposes in amount equal to the difference between (i) the amount of Cash and (ii) the Holder’s adjusted tax basis in the Claim.  The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including: (a)  the tax status of the Holder; (b) the nature of the Claim in such Holder’s hands; (c) whether the Claim constitutes a capital asset in the hands of the Holder; (d) whether the Claim was purchased at a discount; and (e) whether and to what extent the Holder has previously claimed a bad debt deduction with respect to its Claim.  If an Allowed Other Secured Claim is Reinstated, the Holder of such Claim should not recognize gain or loss except to the extent that the collateral securing such Claim is changed, and that the change in collateral constitutes a “significant modification” of the Allowed Other Secured Claim within the meaning of Treasury regulations promulgated under IRC section 1001.

2.                                      Consequences to Holders of Allowed Class 3 Claims (Senior Credit Facility Claims).

Holders of Allowed Class 3 Claims will be deemed to exchange their debt for the assets of Reorganized Herbst Gaming, characterized as a disregarded entity for federal tax purposes,

and to contribute those assets to Reorganized Herbst Gaming, characterized as a newly formed partnership for federal tax purposes.  The exchange of such debt for assets will be a taxable exchange.  A Holder of an Allowed Class 3 Claim will recognize gain or loss equal to the difference between its tax basis in the Allowed Class 3 Claim (other than any tax basis attributable to accrued but unpaid interest) and the fair market value of the assets that it is deemed to receive (other than any such amounts treated as received with respect to a claim for accrued but unpaid interest).  In general, such gain or loss should be capital in nature (subject to the market discount rules discussed below in Section XV.C.4.) and should be long-term capital gain or loss if the debts constituting the surrendered Allowed Class 3 Claim were held for more than one year.  To the extent that all or a portion of the share of the consideration received by such Holder is allocable to accrued but untaxed interest, such Holder may recognize ordinary interest income (see discussion in Section XV.C.3. below, regarding accrued interest).  A Holder’s tax basis in the assets that it is deemed to receive should be equal to such Holder’s fair market value, and the holding period in such assets should begin on the day following the Substantial Consummation Date.

A Holder of an Allowed Class 3 Claim will be deemed to contribute its assets that it is deemed to receive for Reorganized Herbst Gaming New Common Equity and Reorganized Herbst Gaming Senior Loan.  The contribution of assets in exchange for equity in Reorganized Herbst Gaming (i.e., Reorganized Herbst Gaming New Common Equity) should be treated as a tax free contribution to the Holders and to Reorganized Herbst Gaming.  The Holder’s basis in the Reorganized Herbst Gaming New Common Equity will be equal to the basis of the assets deemed contributed for such equity interest which will equal the fair market value of such assets, less any amount treated as contributed in exchange for its pro rata interest in Reorganized Herbst Gaming Senior Loan (as described in Section XV.C.3 below), plus the Holder’s share of any Reorganized Herbst Gaming Senior Notes, determined under detailed rules.  A Holder’s holding period for its Reorganized Herbst Gaming New Common Equity Interests will begin on the day following the Substantial Consummation Date.

The tax treatment of the exchange of assets for Reorganized Herbst Gaming Senior Loan is unclear.  Because a Holder of Reorganized Herbst Gaming Senior Loan will hold assets that it is deemed to exchange for debt with a fair market value basis, the Holder should not recognize gain on the exchange.  A Holder should be deemed to hold its interest in the Reorganized Herbst Gaming Senior Loan with a basis equal to the issue price of such debt, with such issue price determined in accordance with the discussion set forth in Section XV.B.2.3 above.  A Holder’s holding period in such debt will begin on the day following the Substantial Consummation Date.

3.                                      Accrued Interest.

To the extent that any amount received by a Holder of a surrendered Claim under the Plan is attributable to accrued but unpaid interest and such amount has not previously been included in the Holder’s gross income, such amount would be taxable to the Holder as ordinary interest income.  Conversely, a Holder of a surrendered Claim may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for worthless debts) to the extent that any accrued interest on the debt instruments constituting such Claim was previously included in the Holder’s gross income but was not paid in full by the Debtors. Such loss may be ordinary, but the tax law is unclear on this point.  The extent to which the consideration received by a Holder of a surrendered Claim will be attributable to accrued interest on the debts constituting the surrendered Claim is unclear.  Certain Treasury regulations generally treat a payment under a debt instrument first as a payment of accrued and untaxed interest and then as a payment of principal.  Application of this rule to a final payment on a debt instrument being discharged at a discount in bankruptcy is unclear.  The Debtor intends to take the position that payments are applied first to principal.

4.                                      Market Discount.

Under the “market discount” provisions of IRC sections 1276 through 1278, some or all of any gain realized by a Holder exchanging the debt instruments constituting its Claim may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” on the debt constituting the surrendered Claim.

In general, a debt instrument is considered to have been acquired with “market discount” if the Holder’s adjusted tax basis in the debt instrument is less than (a) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or (b) in the case of a debt instrument issued with original issue discount, its adjusted issue price, by at least a de minimis amount (equal to 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

Any gain recognized by a Holder on the taxable disposition (as discussed above) of a debt that it acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while such debt was considered to be held by the Holder (unless the Holder elected to include market discount in income as it accrued).

5.                                      Consequences of Holding Reorganized Herbst Gaming New Common Equity.

Reorganized Herbst Gaming is expected to be treated as a partnership for federal income tax purposes.  As such, it will not itself be subject to tax.  Instead, Reorganized Herbst Gaming will file an annual information return with the IRS, reporting its taxable income and loss and each partner’s allocable share of the taxable income, gain, loss, deduction and credit resulting from its operations.  Each Holder of Reorganized Herbst Gaming New Common Equity must include in income its distributive share of Reorganized Herbst Gaming’s net long-term capital gain and loss, net short-term capital gain or loss and all other items of ordinary income, loss, deduction or credit whether or not it has received a distribution from Reorganized Herbst Gaming.  Thus, a Holder of Reorganized Herbst Gaming New Common Equity may incur tax liability without being distributed Cash to pay such tax liability.

Non-U.S. Persons and tax exempt persons who own Reorganized Herbst Gaming New Common Equity directly would be treated as engaged in a U.S. trade or business and as receiving allocations of Reorganized Herbst Gaming income, which will consist primarily of ordinary operating income.  Non-U.S. Persons would be required to file U.S. tax returns and to pay U.S. income taxes on their allocated share of the Reorganized Herbst Gaming income.  Reorganized Herbst Gaming will be required to withhold tax on a non-U.S. Person’s share of Reorganized Herbst Gaming’s taxable income whether or not the non-U.S. Person files a return.  Non-U.S.

Persons will be allowed a tax credit for their share of the  withholding  tax paid by Reorganized Herbst Gaming.  Tax-exempt persons would be treated as realizing unrelated business taxable income and would be required to pay tax on that income.

Generally, a Holder of Reorganized Herbst Gaming New Common Equity would recognize gain or loss upon disposing of such equity equal to the excess (or deficiency) of the Holder’s amount realized with respect to the sold equity over the Holder’s basis in the sold equity.  The amount realized will equal the cash received by the Holder plus the Holder’s share of Reorganized Herbst Gaming Senior Loan, which is determined under detailed rules not discussed in this summary.  The Holder’s basis would equal its initial basis in the Reorganized Herbst Gaming New Common Equity increased by the Holder’s additional contributions to Reorganized Herbst Gaming and the Holder’s allocated share of Reorganized Herbst Gaming income and reduced by the Holder’s allocated share of Reorganized Herbst Gaming losses and the amount of cash and the basis of assets distributed to such Holder (with marketable securities being treated as cash in certain circumstances) plus the Holder’s share of Reorganized Herbst Gaming Senior Loan.  Any gain or loss on a sale of the equity generally will be capital gain or loss and gain will be long-term gain, subject to preferential capital gains rates for an individual Holder if the interest in Reorganized Herbst Gaming has been held for over a year.  However, any gain will be ordinary income to the extent that it is attributable to IRC section 751 assets; generally assets sold by Reorganized Herbst Gaming would give rise to ordinary income.  The IRS’s position is that a non-U.S. Person would be subject to U.S. tax on its sale of Reorganized Herbst Gaming New Common Equity, as such equity is an interest in a partnership doing business in the U.S.  To the extent that Reorganized Herbst Gaming was subject to debt at the time of any sale, a portion of any gain recognized by a tax-exempt person on a sale of the Reorganized Herbst Gaming New Common Equity may be taxable as unrelated debt-financed income.  Nevertheless, there is an argument that it is not taxable to the extent that the tax-exempt person owns a pro rata portion of the Reorganized Herbst Gaming New Common Equity and Reorganized Herbst Gaming Senior Loan.

Generally, a Holder of Reorganized Herbst Gaming New Common Equity will not recognize income or gain upon a distribution of cash to it unless and to the extent that the amount of cash distributed to the Holder exceeds its basis in the equity immediately before the distribution.  Any such gain will generally be treated as gain from the sale of a capital asset and will be long-term gain subject to preferential capital gain rates for individual Holders if the notes have been held for more than one year, though the gain will be ordinary income to the extent that such gain is attributable to IRC section 751 assets.  Non-U.S. Persons and tax-exempt persons may be taxable on such gain to the extent described above.  A Holder of Reorganized Herbst Gaming New Common Equity will not recognize loss on a distribution of cash except for distributions in complete liquidation of its equity.  Subject to important exceptions, a distribution of marketable securities by Reorganized Herbst Gaming may be treated as a distribution of cash rather than as a distribution of property.  If Reorganized Herbst Gaming were to distribute property (other than cash or, possibly, marketable securities) to a Holder with respect to its equity other than in complete liquidation of such Holder’s Reorganized Herbst Gaming New Common Equity, no gain or loss would generally be recognized and the Holder’s basis in the property distributed would equal Reorganized Herbst Gaming’s basis in the property, limited by the amount of the holder’s basis in its Reorganized Herbst Gaming New Common Equity.  If Reorganized Herbst Gaming were to distribute property (other than cash or marketable securities) to a Holder with respect to its equity in a complete liquidation of such Holder’s equity, no gain or loss would generally be recognized and the Holder’s basis in the property distributed would equal such Holder’s basis in its Reorganized Herbst Gaming New Common Equity. These rules may not apply if a distribution alters a Holder’s interest in IRC section 751 assets.  Such distributions may trigger gain to the Holder of Reorganized Herbst Gaming New Common Equity, and some of that gain may be ordinary income.

A number of limitations may apply to losses allocated by Reorganized Herbst Gaming to a Holder of Reorganized Herbst Gaming New Common Equity.  As such loss limitations may depend on a Holder’s own status and circumstances, such loss limitations are not discussed in detail in this summary.  Such loss limitations include: (i) no Holder may deduct losses in excess of such Holder’s basis in its equity; (ii) a Holder that is an individual or is a certain closely held corporation cannot deduct losses that exceed the amount such Holder has at risk in Reorganized Herbst Gaming, with the amount at risk generally not including a Holder’s share of nonrecourse debt; and (iii) as to an individual and certain closely held corporations that do not actively participate in the Reorganized Herbst Gaming business, such losses will be subject to the passive loss limitations, and cannot be used to offset income from an active business in which the individual (or closely held corporation) does actively participate (including salary) or certain investment income such as interest, dividends and capital gains related to investment assets.

Generally, a partnership that is publicly traded is taxable as a corporation.  Reorganized Herbst Gaming intends to limit trading in its interests to avoid becoming a publicly traded partnership taxable as a corporation.  If Reorganized Herbst Gaming becomes a corporation or a publicly traded partnership taxed as a corporation, it is likely that the transaction will be viewed as Reorganized Herbst Gaming contributing its assets to a newly formed corporation in exchange for that corporation’s stock and distributing that stock to the Holders of its equity (though other characterizations as possible depending on the manner in which Reorganized Herbst Gaming became a corporation).  Such contribution would generally be tax free except (i) to the extent that the liabilities encumbering the Reorganized Herbst Gaming assets exceeded the basis of those assets for federal income tax purposes and (ii) the extent that, after taking into account any gain resulting from the liabilities encumbering the Reorganized Herbst Gaming assets exceeding the basis of those assets, a Holder’s share of Reorganized Herbst Gaming liabilities exceeded the Holder’s basis in its Reorganized Herbst Gaming New Common Equity.  A Holder’s basis in the newly formed corporation’s stock would equal the Holder’s basis in its  Reorganized Herbst Gaming New Common Equity, increased by an gain recognized by such Holder.  To the extent Reorganized Herbst Gaming’s assets were capital assets or IRC section 1231 assets, Reorganized Herbst Gaming’s holding period in the stock it receives reflects its holding period for the contributed Reorganized Herbst Gaming assets; otherwise Reorganized Herbst Gaming’s holding period in the stock will begin on the day after the incorporation transaction.  A Holder receiving a distribution of new corporation stock from Reorganized Herbst Gaming will hold that stock with the same holding period Reorganized Herbst Gaming held such stock.

If Reorganized Herbst Gaming is taxable as a corporation, it will be taxable on its income, and neither its income nor its deductions will pass through to Holders of its equity interests. Distributions on such equity interests will be treated as dividends to the extent of Reorganized Herbst Gaming’s current or accumulated earnings and profits, as a return of capital to the extent of the Holder’s basis in that equity and then as capital gains.  U.S. corporate recipients of dividends may be entitled to a 70% or 80% dividends received deduction.  U.S. individual recipients may be entitled to the preferential dividend tax rates applicable to “qualified dividends.” Dividends payable to non-U.S. Persons by a U.S. corporation are subject to a 30% U.S. withholding tax, which rate may be reduced by applicable treaties.

In such case, any gain or loss recognized by a Holder on the sale, exchange or other disposition of Reorganized Herbst Gaming New Common Equity generally should be capital gain or loss in an amount equal to the difference, if any, between the amount realized by the Holder and the Holder’s adjusted tax basis in such equity immediately before the sale, exchange, or other disposition.  Any such gain or loss generally should be long-term if the Holder’s holding period for its equity interest is more than one year at that time.  The use of capital losses is subject to limitations.

A tax-exempt person will generally not be taxable on the sale of corporate equity unless that equity is subject to debt financing.  Similarly, a non-U.S. Person is not generally taxable on their sale of equity in U.S. corporations.  However, under the Foreign Investment in Real Property Tax Act (usually referred to as FIRPTA), a non-U.S. Person is taxable on the sale of stock in a United States Real Property Holding Corporation (“USRPHC”) at the rates of tax applicable to U.S. persons (currently up to 35% for both corporations and individuals).  A corporation will be treated as a USRPHC if 50% or more of its value (as computed in a specified manner) consists of interests in U.S. real property.  The Debtor cannot determine whether any incorporated Reorganized Herbst Gaming is likely to be a USRPHC.

6.                                      Consequences of Holding Reorganized Herbst Gaming Senior Loan.

Holders of notes issued in connection with the Reorganized Herbst Gaming Senior Loan (“Reorganized Herbst Gaming Senior Notes”) will be required to include qualified stated interest

(stated interest that is required to be paid in cash at least annually) in income in accordance with the Holders’ regular method of accounting.

As discussed in Section XV.B.2.c. above, a debt instrument will be treated as issued with OID if its “stated redemption price at maturity” exceeds its “issue price” by more than a de minimis amount.  The Holders of Reorganized Herbst Gaming Senior Notes will be treated as issued with OID if such debt is treated as being publicly traded and the public trading price is less than the stated redemption price of the Reorganized Herbst Gaming Senior Notes by more than a de minimis amount.  Holders of debt instruments with OID are generally required to include any OID in income over the term of the debt in accordance with a constant yield-to-maturity method, regardless of whether the Holder is a cash or accrual method taxpayer, and regardless of whether and when the Holder receives cash payments of interest on the debt (other than cash attributable to qualified stated interest).  Accordingly, a Holder of such debt instrument could be treated as receiving interest income in advance of a corresponding receipt of cash.  Any OID that a Holder includes in income will increase the Holder’s tax basis in its debt.  A Holder of debt with OID will not be separately taxed on the receipt of any cash payments with respect to previously taxed OID, but will reduce its tax basis in such debt by the amount of such payments.

In compliance with applicable Treasury regulations, if the Reorganized Herbst Gaming Senior Notes are treated as issued with OID, Reorganized Herbst Gaming will furnish annually to the IRS and the indenture trustee information describing the amount of any accrued OID.

Unless a non-recognition provision applies, a Holder generally will recognize gain or loss upon the sale, exchange or redemption of its Reorganized Herbst Gaming Senior Notes equal to the difference, if any, between the Holder’s adjusted tax basis in Reorganized Herbst Gaming Senior Notes and the amount realized on the sale, exchange or redemption.  For this purpose, a Holder’s adjusted tax basis generally will equal the Holder’s initial tax basis, increased by the amount of any OID accrued up through the date of the sale, exchange, or redemption, and decreased by the amount of any cash payments (other than qualified stated interest).  Subject to the market discount rules discussed in Section XV.C.4 above, any gain or loss generally will be capital gain or loss, and generally should be long-term if the Holder’s holding period in its debt is more than one year at that time.

7.                                      Consequences to Holders of Senior Subordinated Note Claims, Section 726(a)(4) Claims and Equity Interests in Herbst Gaming.

Pursuant to the Plan, Holders of Senior Subordinated Note Claims, Section 726(a)(4) Claims, and Equity Interests in Herbst Gaming will have such Claims and Equity Interests terminated and cancelled without any distribution.  A Holder of such Claims or Equity Interests will generally be entitled to a loss equal to the Holder’s adjusted basis in such Claims or Interests.  Such loss will generally be capital in nature.  The deductibility of capital losses is subject to limitations.

8.                                      Information Reporting and Backup Withholding.

Certain payments, including payments in respect of accrued interest or OID, are generally subject to information reporting by the payer to the IRS.  Moreover, such reportable payments are subject to backup withholding under certain circumstances.  Under the IRC’s backup withholding rules, a Holder may be subject to backup withholding at the applicable rate with respect to certain distributions or payments pursuant to the Plan, unless the Holder (i) falls within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (ii) provides a correct U.S. taxpayer identification number and certifies under penalty of perjury that the Holder is a U.S. person, the taxpayer identification number is correct and that the Holder is not subject to backup withholding because of a failure to report all dividend and interest income.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a Holder’s U.S. federal income tax liability, and a Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS.

ALL HOLDERS OF CLAIMS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING, WITHOUT

LIMITATION, THE AMOUNT AND TIMING OF ANY INCOME OR LOSS SUFFERED AS A RESULT OF ANY CANCELLATION OF THE CLAIMS HELD BY SUCH PERSON, WHETHER SUCH INCOME OR LOSS IS ORDINARY OR CAPITAL, AND THE TAX EFFECT OF ANY RIGHT TO, AND RECEIPT OF, ANY EQUITY INTERESTS IN EXCHANGE FOR SUCH CLAIMS.

THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE, IN MANY CASES, UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, ALL HOLDERS SHOULD CONSULT THEIR TAX ADVISORS ABOUT THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME TAX AND OTHER TAX CONSEQUENCES OF THE PLAN.

XVI.

CONFIRMATION OF THE PLAN

A.                                    Confirmation Of The Plan.

Pursuant to Section 1128(a) of the Bankruptcy Code, the Bankruptcy Court will hold a hearing regarding confirmation of the Plan at the United States Bankruptcy Court for the District of Nevada, Reno, 300 Booth Street, Reno, NV 89509, commencing on October 28, 2009, at 10:00 a.m. (PDT).

B.                                    Objections To Confirmation Of The Plan.

Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to confirmation of a plan of reorganization.  Any objections to confirmation of the Plan must be in writing, must state with specificity the grounds for such objections and must be filed with the Bankruptcy Court and served upon the following parties so as to be received on or before the time fixed by the Bankruptcy Court:

Counsel for Debtors:

Gordon Silver
3960 Howard Hughes Parkway, 9th Floor
Las Vegas, Nevada 89169
Telephone: 702-796-5555
Facsimile: 702-369-2666
Email: ggordon@gordonsilver.com
Attn: Gerald M. Gordon, Esq.

Counsel for the Administrative Agent:

Milbank, Tweed, Hadley & McCloy, LLP
601 South Figueroa Street, 30th Floor
Los Angeles, CA 90017-5735
Telephone: (213) 892-4000
Facsimile: (213) 629-5063
E-mail: tkreller@milbank.com
Attn: Thomas R. Kreller, Esq.

C.                                    The Best Interest Test And Feasibility Of The Plan.

For the Plan to be confirmed, the Plan must satisfy the requirements of Section 1129 of the Bankruptcy Code, including the requirements discussed below.

1.                                      Best Interest of Creditors.

Pursuant to Section 1129(a)(7) of the Bankruptcy Code, for the Plan to be confirmed, it must provide that Creditors and Holders of Allowed Claims or Allowed Equity Interests will receive at least as much under the Plan as they would receive in a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code (the “Best Interest Test”).  The Best Interest Test with respect to each Impaired Class requires that each Holder of an Allowed Claim or Allowed Equity Interest in such Class either:  (i) accepts the Plan; or (ii) receives or retains under the Plan property of a value, as of the Effective Date, that is not less than the value such Holder would receive or retain if the Debtors were liquidated under Chapter 7.  The Bankruptcy Court will determine whether the value to be received under the Plan by the Holders of Allowed Claims in each Class of Creditors or Holders of Allowed Equity Interests equals or exceeds the value that would be allocated to such Holders in a liquidation under Chapter 7.  The Debtors believe that the Plan meets the Best Interest Test and provides value which is not less than what would be recovered by each Holder of an Impaired Claim or Impaired Equity Interest in Class 3, Class 5, Class 6, Class 7 and Class 8 in a Chapter 7 proceeding for each of the Debtors.

2.                                      Valuation.

a.                                       Introduction.

In connection with certain matters relating to the Plan, the Debtors directed Goldman, Sachs & Co. (“Goldman Sachs”) to prepare a reorganization valuation analysis of the Debtors on a going concern basis.  The valuation analysis was prepared by Goldman Sachs based on data, information (including the Financial Projections) and financial and market conditions as of July 14, 2009 (the “Valuation Analysis”) and Goldman Sachs did not undertake, and has no responsibility to update, revise or reaffirm the Valuation Analysis, including without limitation, as a result of data, circumstances, developments, events, or any subsequent changes or modifications to any existing rules or regulations instituted by any gaming or other similar regulatory authority, occurring after such date.

On or about June 15, 2009, the Debtors filed with the Bankruptcy Court a certain Proposed Disclosure Statement to Accompany Debtors’ Joint Plan of Reorganization [Docket No. 468] (the “June 15 Disclosure Statement”).  The June 15 Disclosure Statement erroneously stated that the valuation summary contained therein was a summary of the results of a valuation analysis performed by Goldman Sachs.  Accordingly, the valuation analysis in the June 15 Disclosure Statement should not be relied upon in evaluating the Plan.  Rather, the following represents a summary of Goldman Sachs’ Valuation Analysis.

In preparing the Valuation Analysis, Goldman Sachs has, among other things: (i) reviewed certain internal financial and operating data of the Debtors; (ii) discussed with certain senior executives of the Debtors the current operations and prospects of the Debtors; (iii) reviewed certain operating and financial forecasts prepared by the Debtors, including the Projections; (iv) discussed with certain senior executives of the Debtors key assumptions related to the Projections; (v) prepared discounted cash flow analyses based on the Projections, utilizing various discount rates and terminal value multiples; (vi) considered the prevailing trading multiples of certain publicly-traded companies in businesses reasonably comparable to the Debtors; (vii) considered the multiples in recent change-of-control transactions involving public companies in businesses Goldman Sachs deemed to be reasonably comparable to the Debtors; and (viii) considered such other factors as Goldman Sachs deemed appropriate under the circumstances.

Goldman Sachs has not conducted any independent evaluation or appraisal of the respective assets or liabilities of the Debtors or any other party.  Goldman Sachs relied upon and assumed, without independent verification, the accuracy and completeness of the financial, accounting, tax and other information provided to or discussed with it by the Debtors or obtained by it from public sources.  Goldman Sachs has not assumed any responsibility for the independent verification of any such information, including, without limitation, the Projections, and has further relied upon the assurances of the senior management of the Debtors that they are unaware of any facts that would make the information and Projections incomplete or misleading in any respect.  Goldman Sachs has not audited, reviewed or compiled the accompanying information in accordance with Generally Accepted Accounting Principles or otherwise.  With respect to the Projections furnished by the Debtors, Goldman Sachs has assumed that such Projections have been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of the Debtors as to the expected future performance of the Debtors.

In preparing the Valuation Analysis, Goldman Sachs relied upon the Projections and the assumptions upon which the Projections were prepared, including: (i) the Effective Date occurs on or about September 30, 2009; (ii) the Debtors are able to recapitalize and have adequate liquidity as of the Effective Date, as set forth in the Projections; (iii) the Debtors are able to implement the Plan in the manner described herein; (iv) the debt level of the Debtors will be approximately $350 million , immediately following the Effective Date; (v) the Debtors will not have significant NOLs available to offset future taxable income as of the Effective Date; (vi) the applicable income tax rate will be 35 (%) percent for the Debtors; and (vii) general financial and market conditions and the financial and market outlook specifically for the gaming industry in which the Debtors operate as of the Effective Date will not differ, in any way meaningful to Goldman Sachs’ analysis, from the conditions prevailing as of July 14, 2009, the date of Goldman Sachs’ Valuation Analysis.

Goldman Sachs has employed generally accepted valuation techniques in estimating the range of respective total enterprise value (“TEV”).  Goldman Sachs primarily relied upon a sum of the parts (“Sum of the Parts”) analysis to value the Debtors.  Goldman Sachs also utilized a discounted cash flow (“DCF”) analysis, a Comparable Public Company Analysis, and a transaction comparable analysis (“Transaction Comparable Analysis”) to value the Debtors.  Goldman Sachs believes that these valuation methodologies reflect both the market’s current view, as well as a longer term focus, on the value of the Debtors.

b.                                      Sum of the Parts Analysis

A Sum of the Parts analysis was the primary methodology used to determine the TEV of the Debtors.  In a Sum of the Parts analysis, each of the subject company’s lines of business and/or locations are valued based on the Comparable Public Company Analysis methodology, as described below.  The values of the regional locations of the Debtors’ casino properties and slot route business, offset by the implied negative value of the percentage of general and administrative expenses, at the blended EBITDA multiple, were then added to determine TEV.  In performing the Sum of the Parts Analysis, Goldman Sachs relied upon the Projections and various publicly available analyst reports relating to the current and projected operating performance, including projected EBITDA, of the comparable public companies.

c.                                       DCF Analysis

Goldman Sachs also utilized a DCF analysis to determine the TEV of the Debtors.  The discounted cash flow of an enterprise represents the present value of unleveraged, after-tax cash flows available to all providers of capital using an appropriate set of discount rates.  The DCF analysis takes into account the projected operating cash flows of the subject company by using company projections as the basis for the financial model.  The underlying concept of the DCF analysis is that debt-free, after-tax cash flows are estimated for a projection period and a terminal value is estimated to determine the going concern value of the subject company at the end of the projection period.  These cash flows and terminal value are then discounted at an assumed weighted average cost of capital, which is determined pursuant to the capital asset pricing model (the “CAPM”), a financial theory which assumes a linear relationship between risk and return, widely used in estimating cost of capital for DCF valuation purposes.

In performing the calculation, Goldman Sachs made assumptions both for the weighted average cost of capital (the “WACC”), which is used to value future cash flows based on the risk of the projections, and the EBITDA exit multiple and terminal cash flow perpetual growth rates, which are used to determine the future value of the enterprise after the end of the projection period.  In performing this WACC analysis, Goldman Sachs used a range of discount rates (the “Discount Rates”) that reflect a number of company and market-specific factors utilized under the CAPM, including business execution risk and the nature and derivation of the Projections, as well as the cost of equity and current cost of debt at the target capitalization for companies that Goldman Sachs deemed comparable.  Goldman Sachs used a range of Discount Rates between 11.0% and 15.0% for the Debtors and assumed a debt to capitalization rate of 60% in accordance with the Projections.

d.                                      Comparable Public Company Analysis

In a Comparable Public Company Analysis, a subject company is valued by comparing it with selected publicly held companies in reasonably similar lines of business.  The comparable public companies are chosen based on, among other attributes and factors, their similarity to the subject company’s size, profitability and market presence.  The price that investors are willing to pay in the public markets for each company’s publicly traded securities represents the market’s value of that company’s current and future prospects as well as the rate of return required on the investment.

In selecting comparable public companies, Goldman Sachs considered multiple factors, including, among other things, the focus of the comparable companies’ businesses as well as such companies’ current and projected operating performance.  Numerous financial multiples and ratios were developed to measure each company’s valuation and relative performance.  Some of the specific analyses entailed comparing the enterprise value (defined as market value of equity plus market value of debt, market value of preferred stock and minority interest minus excess cash) for each of the comparable public companies to their projected EBITDA.  These multiples were calculated and were then applied to the Projections to determine the range of enterprise value and equity value using this methodology.  In performing the Comparable Public Company Analysis, Goldman Sachs relied upon the Projections as they relate to the Debtors and various publicly available analyst reports relating to the current and projected operating performance, including projected EBITDA, of the comparable public companies.

e.                                       Transaction Comparable Analysis

Goldman Sachs also utilized a Transaction Comparable Analysis to determine the TEV of the Debtors.  The Transaction Comparable Analysis approach entails calculating EBITDA multiples based upon implied values (including any debt assumed and equity purchased) in change of control transactions of companies determined to be similar to a particular subject company.  These multiples are then applied to the subject company projections to determine an implied range of enterprise values.  In performing the Transaction Comparable Analysis, Goldman Sachs evaluated various public merger and acquisition and restructuring transactions that have occurred in the gaming industry over the past several months.

f.                                         Valuation Summary

As a result of such analyses, review, discussions, considerations and assumptions (all as of July 14, 2009), Goldman Sachs provided to the Debtors an estimate that, as of the Effective Date, the TEV range (the “TEV Range”) of the Debtors is approximately $500.0 million to $600.0 million.

The above estimated TEV Range represents hypothetical value that reflect the estimated intrinsic values of the Debtors derived through the application of the above-described valuation methodologies.  Goldman Sachs’ estimates are based on economic, market, financial and other conditions as they existed, and on the information made available to Goldman Sachs, as of July 14, 2009.

The summary set forth above does not purport to be a complete description of the Valuation Analysis performed by Goldman Sachs.  The preparation of an estimated TEV Range involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily susceptible to summary description.  The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial results, financial condition and prospects of such a business.  As a result, any estimates of TEV Range set forth herein are not necessarily indicative of actual outcomes.  In addition, estimates of TEV Range do not purport to be appraisals, nor do they necessarily reflect the values that might be realized if assets were sold.  The estimates prepared by Goldman Sachs assume that, upon confirmation of the Plan and occurrence of the Effective Date, the Reorganized Debtors and their subsidiaries will own and operate all, or substantially all, of the Debtors’ businesses and assets and will continue as the owners and operators of such businesses and assets.  Depending on the results of such operations or changes in the financial markets, actual TEV and/or actual equity value may differ significantly from Goldman Sachs’ Valuation Analysis set forth herein.

3.                                      Liquidation Analysis.

The Liquidation Analysis attached as Exhibit B hereto summarizes the Debtors’ best estimate of recoveries by Creditors and Holders of Allowed Equity Interests in the event of liquidation of the Debtors as of December 31, 2009.

Generally, to determine what Holders of Allowed Claims and Allowed Equity Interests in each Impaired Class would receive if the Debtors were liquidated, the Bankruptcy Court must determine what funds would be generated from the liquidation of the Debtors’ Assets and properties in the context of a Chapter 7 liquidation case for each Debtor, which for unsecured Creditors would consist of the proceeds from the disposition of the Assets of each of the Debtors, augmented by the unencumbered Cash held by each of the Debtors at the time of commencement of the Chapter 7 cases.  Such Cash amounts would be reduced by the costs and expenses of the liquidation and by such additional Administrative Claims and Other Priority Claims as may result from the termination of the Debtors’ businesses in each of the Chapter 7 cases and the use of Chapter 7 for the purpose of liquidation.(40)

In a Chapter 7 liquidation, Holders of Allowed Claims would receive distributions based on the liquidation of the non-exempt assets of a Debtor.  There are no exempt assets in these cases, and, as such, would include the same Assets being collected and liquidated under the Plan—the interests of the Debtors in Cash, the Assets and the Litigation Claims.  However, the

(40) While the Administrative Agent and  Holders of the Senior Credit Facility Claims (as well as the Holders of the Senior Subordinated Note Claims) are owed by all of the Debtors jointly and severally, the Holders of Allowed General Unsecured Claims must look to the particular Debtors who are obligated on their Claims for recovery.  As the Liquidation Analysis indicates, there is a wide variance in available Assets among the various Debtors.

proceeds from the collection and sale of property of the Estates available for distribution to Creditors would be reduced by the satisfaction of any liens and security interests in the Assets, costs of sale, any commission payable to the Chapter 7 trustee, the trustee’s attorneys’ and accounting fees, as well as the administrative costs of the Chapter 7 estate.  In a Chapter 7 case, the Chapter 7 trustee would be entitled to seek a sliding-scale commission based upon the funds distributed by such trustee to secured creditors.

The Debtors are licensed for various forms of gaming operations in three states.  In the event of a conversion to Chapter 7, the trustee(s) and the Debtors may not be allowed to continue gaming operations, given the change in management which would occur with the appointment of one or more Chapter 7 trustees.  What may be the most important assumption underlying both the Liquidation Analysis and the Valuation Analysis is that the Debtors continue their gaming operations.  Any cessation or interruption of these operations will have a material impact upon the value of the Assets and the proceeds which will then be obtained from the liquidation of the Assets.

Administrative Claims that may arise in Chapter 7 cases or result from the Chapter 11 Cases would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay unclassified Claims,  Allowed Other Priority Claims, Allowed Other Secured Claims, Allowed Senior Credit Facility Claims, Allowed General Unsecured Claims, Allowed Intercompany Claims and Allowed Intercompany Interests in each Chapter 7 case.

In addition, the Debtors are doubtful that a Chapter 7 trustee in each Chapter 7 case would pursue any Litigation Claims as vigorously as the Reorganized Debtors, or be able to identify the Litigation Claims that are cost-effective to pursue as prudently as the Reorganized Debtors who have the benefit of the knowledge and information that they previously obtained.

The distributions from the liquidation proceeds would be paid Pro Rata according to the amount of the aggregate Claims held by each Creditor in each Chapter 7 case in accordance with the distribution scheme of the Bankruptcy Code.  The Debtors believe that the most likely outcome under Chapter 7 would be the application of the “absolute priority rule.”  Under that rule, no junior Creditor in a Chapter 7 case may receive any distribution until all senior Creditors are paid in full, with interest, and no Holder of an Equity Interest may receive any distribution until all Creditors are paid in full.

The Debtors have determined that Confirmation will provide each Creditor and Holder of an Allowed Equity Interest with no less of a recovery than it would receive if each of the  Debtors were liquidated under Chapter 7.  In liquidation under Chapter 7, as set forth for each of the Debtors in the Liquidation Analysis, the recoveries for Priority Claims, Administrative Claims, Senior Credit Facility Claims, Other Secured Claims and General Unsecured Claims would vary, but would not exceed the projected recoveries under the Plan.  Holders of Equity Interests in Herbst Gaming, Holders of Senior Subordinated Note Claims and Holders of Section 726(a)(4) Claims would receive nothing in a Chapter 7 liquidation or under the Plan.

4.                                      Feasibility.

The Bankruptcy Code requires that in order to confirm the Plan, the Bankruptcy Court must find that Confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors (the “Feasibility Test”).  For the Plan to meet the Feasibility Test, the Bankruptcy Court must find that the Reorganized Debtors will possess the resources and working capital necessary to meet their obligations under the Plan.

To demonstrate the feasibility of the Plan, the Debtors have prepared projections (the Financial Projections”) for the operation of the Debtors’ businesses for the period of 2009 through 2015.  The Financial Projections are attached hereto as Exhibit D.  The projections demonstrate that the Debtors are capable of satisfying the obligations proposed under the Plan, including the payment of debt service on the $350,000,000 due under the Herbst Gaming Senor Loan as well as the amounts due to holders of Allowed General Unsecured Claims.

In addition, as can be seen from the financial reports of the Debtors since the Petition Date through July 3, 2009, a summary of which is included as Exhibit E (the “Cash Receipt and Usage”) the Debtors have generated revenues and incurred expenses as anticipated, and had Cash on hand of $112,656,000. vs. a projected Cash on hand of $110,438,000.  As provided for in the extended Cash Collateral Stipulation Budget for the period from June 20 through September 18,

2009, which is also included as part of Exhibit E, Cash on hand is projected to be $111,021,000.  As such, the Debtors are capable of meeting all Cash demands under the Plan.

THE ABOVE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, THE PRACTICES RECOGNIZED TO BE IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OR THE RULES AND REGULATIONS OF THE SEC REGARDING PROJECTIONS.  FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED BY INDEPENDENT ACCOUNTANTS.  ALTHOUGH PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH IN THE PAST HAVE NOT BEEN ACHIEVED AND WHICH MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS.  CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY THAT THE PROJECTIONS WILL BE REALIZED.  ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the statutory requirements for Confirmation.

5.                                      Confirmation of the Plan without Acceptance by all Impaired Classes:  the “Cramdown” Alternative

Section 1129(b) of the Bankruptcy Code provides that a plan of reorganization may be confirmed even if it has not been accepted by all Impaired classes, as long as at least one Impaired class of claims has accepted it.  Consequently, the Bankruptcy Court may confirm the Plan at the Debtors’ request notwithstanding the Plan’s rejection by Impaired Classes, as long as at least one Impaired Class has accepted the Plan and the Plan “does not discriminate unfairly” and is “fair and equitable” as to each Impaired Class that has not accepted it.

A plan will be deemed not to discriminate unfairly under the Bankruptcy Code if a dissenting class is treated equally with respect to other classes of equal rank.

A plan will be deemed fair and equitable as to a class of secured claims that rejects the plan if the plan provides (i)(a) that the holders of claims in the rejecting class retain the lien securing those claims, whether the property subject to those liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims, and (b) that each holder of a claim in such class receives on account of that claim deferred cash payments totaling at least the allowed amount of that claim of a value, as of the effective date of the plan, at least equal to the value of the holder’s interest in the estate’s interest in such property; (ii) for the sale, subject to Section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of the liens, with the liens to attach to the proceeds of the sale, and the treatment of the liens on such proceeds as described under clause (i) or (ii) of this paragraph; or (iii) for the realization by such holders of the indubitable equivalent of such claims.

A plan is fair and equitable as to a class of unsecured claims that rejects the plan if the plan provides (w) for each holder of a claim included in the rejecting class to receive or retain on account of such claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim or (x) that the holder of any claim or interest that is junior to the claims of such rejecting class will not receive or retain on account of such junior claim or interest any property at all.

A plan is fair and equitable as to a class of equity interests that rejects a plan if the plan provides that (y) each holder of an interest included in the rejecting class receives or retains on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest or (z) the holder of any interest that is junior to the interest of such rejecting class will not receive or retain under the plan on account of such junior interest any property at all.

The votes of Holders of Claims and Equity Interests under Class 5, Class 6, Class 8, and

Class 9 are not being solicited because such Holders are not entitled to receive or retain under the Plan any interest or property on account of their respective Claims or Equity Interests.  Such Classes therefore are deemed to have rejected the Plan.  The Debtors are seeking confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code with respect to Class 5, Class 6, Class 8, and Class 9, notwithstanding such Classes’ deemed rejection of the Plan.  The Debtors also may seek confirmation as to other Classes that reject the Plan.  Notwithstanding the deemed rejection of the Plan by Class 5, Class 6, Class 8 and Class 9, the Debtors believe that, under all of the relevant facts and circumstances, Class 5, Class 6, Class 8 and Class 9 are being treated fairly and equitably under the Bankruptcy Code.  The Debtors therefore believe the Plan may be confirmed despite its deemed rejection by those Classes.

6.                                      Accepting Impaired Class.

Since at least one Class of Claims is Impaired under the Plan, in order for the Plan to be confirmed, the Plan must be accepted by at least one Impaired Class of Claims (not including the votes of insiders of any Debtor).

7.                                      Acceptance of the Plan.

For an impaired Class of Claims to accept the Plan, those representing at least two-thirds in amount and a majority in number of the Allowed Claims voted in that Class must be cast for acceptance of the Plan.

8.                                      Allowed Claims.

You have an Allowed Claim if:  (i) you or your representative timely files a proof of Claim and no objection has been filed to your Claim within the time period set for the filing of such objections; (ii) you or your representative timely files a proof of Claim and an objection was filed to your Claim upon which the Bankruptcy Court has ruled and allowed your Claim; (iii) your Claim is listed by any of the Debtors in their respective Schedules or any amendments thereto (which are on file with the Bankruptcy Court as a public record) as liquidated in amount and undisputed and no objection has been filed to your Claim; or (iv) your Claim is listed by any Debtor in its Schedules as liquidated in amount and undisputed and an objection was filed to your Claim upon which the Bankruptcy Court has ruled to allow your Claim.  Under the Plan, the deadline for filing objections to Claims is 90 days following the Effective Date.  If your Claim is not an Allowed Claim, it is a Disputed Claim and you will not be entitled to vote on the Plan unless the Bankruptcy Court temporarily or provisionally allows your Claim for voting purposes pursuant to Bankruptcy Rule 3018.  If you are uncertain as to the status of your Claim or Equity Interest or if you have a dispute with any Debtor, you should check the Bankruptcy Court record carefully, including the Schedules of each Debtor, and seek appropriate legal advice.  Neither the Debtors nor their professionals can advise you about such matters.

9.                                      Impaired Claims and Impaired Equity Interests.

Impaired Claims and Impaired Equity Interests include those whose legal, equitable or contractual rights are altered by the Plan, even if the alteration is beneficial to the Creditor or Holder of the Equity Interest, or if the full amount of the Allowed Claims will not be paid under the Plan.  Holders of Claims which are not Impaired under the Plan will be deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and the Debtors need not solicit acceptance of the Plan by Holders of such Unimpaired Claims.  Holders of Claims or Equity Interests which are to receive nothing under the Plan will be deemed to have voted to reject the Plan.  Consequently, only Impaired Holders of Claims in Class 3 and Class 7 are entitled to vote on the Plan.

10.                               Voting Procedures.

a.                                       Submission of Ballots.

All Creditors entitled to vote will be sent a ballot, together with instructions for voting, a copy of this approved Disclosure Statement and a copy of the Plan.  You should read the ballot carefully and follow the instructions contained therein.  Please use only the ballot that was sent with this Disclosure Statement.

You should complete your ballot and return it as follows:

Gordon Silver

Attn: Matthew C. Zirzow, Esq.

3960 Howard Hughes Parkway, 9th Floor

Las Vegas, NV 89169

Telephone:  (702) 796-5555

Facsimile:  (702) 369-2666

TO BE COUNTED, YOUR BALLOT MUST BE RECEIVED AT THE ADDRESS LISTED ABOVE BY 5:00 P.M., PACIFIC DAYLIGHT TIME, ON SEPTEMBER 15, 2009.

b.                                      Incomplete Ballots.

Unless otherwise ordered by the Bankruptcy Court, ballots which are signed, dated and timely received, but on which a vote to accept or reject the Plan has not been indicated, will be counted as a vote for the Plan.

c.                                       Withdrawal of Ballots.

A ballot may not be withdrawn or changed after it is cast unless the Bankruptcy Court permits you to do so after notice and a hearing to determine whether sufficient cause exists to permit the withdrawal or change.

d.                                      Questions and Lost or Damaged Ballots.

If you have questions concerning these voting procedures, if your ballot is damaged or lost, or if you believe you should have received a ballot but did not receive one, you may contact:

Gordon Silver

Attn: Matthew C. Zirzow, Esq.

3960 Howard Hughes Parkway, 9th Floor

Las Vegas, NV 89169

Telephone:  (702) 796-5555

Facsimile:  (702) 369-2666

E-mail: mzirzow@gordonsilver.com

XVII.

MISCELLANEOUS

A.                                    Post-Effective Date Objections to Claims or Equity Interests.

After the Effective Date, objections to Claims or Equity Interests will be made and objections to Claims and Equity Interests made previous thereto will be pursued by the Reorganized Debtors, Reorganized Herbst Gaming or any other party properly entitled to do so after notice to the Reorganized Debtors and Reorganized Herbst Gaming and approval by the Bankruptcy Court.  Any objections to Claims made after the Effective Date must be filed and served not later than 120 days after the Effective Date, unless such period is extended by order of the Bankruptcy Court for good cause shown.

B.                                    Resolution of Objections After Effective Date; Distributions.

1.                                      Resolution of Objections.

From and after the Effective Date, the Reorganized Debtors and Reorganized Herbst Gaming may litigate to judgment, propose settlements of, or withdraw objections to, all pending or filed Disputed Claims and Disputed Equity Interests and may settle or compromise any Disputed Claim or Disputed Equity Interest without notice and a hearing and without approval of the Bankruptcy Court.

2.                                      Distributions.

Within 30 days after the Bar Date, Debtors shall determine which Claims are Disputed Claims for purposes of the Disputed Claim Reserve.  Debtors shall send written notice to holders of such Disputed Claims stating that such Claims or Equity Interests are disputed and setting forth the amount, if any, that Debtors intend to deposit into the Disputed Claim Reserve on account of such Disputed Claim.  As of the Effective Date, Debtors shall establish a separate, segregated bank account for purposes of funding the Disputed Claim Reserve, and such property shall be held by Debtors or Reorganized Debtors in trust for the benefit of the holders of Disputed Claims.  If any holder of a Disputed Claim disagrees with the proposed amount and is unable to reach an agreement with Debtors or Reorganized Debtors on the amount to be deposited or held, the holder of the Disputed Claim may petition the Bankruptcy Court to fix the amount after notice and hearing.

Upon Final Order with respect to a Disputed Claim or Disputed Equity Interest, the Holder of such Disputed Claim or Disputed Equity Interest, to the extent it has been determined to hold an Allowed Claim or Allowed Equity Interest, will receive from the applicable Reorganized Debtor or Reorganized Herbst Gaming that payment or Distribution to which it would have been entitled if the portion of the Claim or Equity Interest so allowed had been allowed as of the Effective Date.  Such payment or Distribution will be made as soon as practical after the order allowing the Claim or Equity Interest has become a Final Order.

3.                                      Late-Filed Claims.

No Claim filed after the Bar Date or, as applicable, the Administrative Claim Bar Date,

will be allowed.  After the Bar Date or the Administrative Claim Bar Date, as applicable, no Creditor will be permitted to amend any Claim to increase the claimed amount.

4.                                      Effectuating Documents; Further Transactions; Timing.

Each officer of any Debtor or Reorganized Debtor will be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any Interests issued, transferred or canceled pursuant to the Plan.  All transactions that are required to occur on the Effective Date under the terms of the Plan will be deemed to have occurred simultaneously.  The Debtors and Reorganized Debtors are authorized and directed to do such acts and execute such documents as are necessary to implement the Plan.

5.                                      Exemption from Transfer Taxes.

Pursuant to Section 1146(a) of the Bankruptcy Code, the (i) issuance, distribution, transfer or exchange of Estate property; (ii) creation, modification, consolidation or recording of any deed of trust or other interest, the securing of additional indebtedness by, in furtherance of, or in connection with, the Plan or the Confirmation Order; (iii) making, assignment, modification or recording of any lease or sublease; or (iv) making, delivery or recording of a deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, Confirmation Order or any transaction contemplated above, or any transactions arising out of, contemplated by or in any way related to the foregoing will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act or real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment.

6.                                      Revocation or Withdrawal of the Plan.

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date.  If the Plan is withdrawn or revoked or if the Bankruptcy Court denies confirmation of the Plan, then the Plan will be null and void and nothing contained in the Plan will constitute a waiver or release of any Claims nor will such withdrawal or revocation prejudice the rights of any Debtor or any other Person in any further proceedings involving any Debtors.  If the Plan is withdrawn or revoked or if the Bankruptcy Court denies confirmation of the Plan, nothing in the Plan will be deemed an admission of any sort.

If the Substantial Consummation Date does not occur within one year following the Effective Date, then upon notification submitted by the Debtors to the Bankruptcy Court: (i) the Confirmation Order will be vacated, (ii) no additional Distributions under the Plan will be made, (iii) the Debtors and all Holders of Claims will be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (iv) the Debtors’ obligations with respect to the Claims will remain unchanged (except to the extent of any post-Effective Date payments), and nothing in the Plan will (y) constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other Person or (z) prejudice the rights of the Debtors or any Person in any further proceedings involving the Debtors.

7.                                      Binding Effect.

The Plan will be binding upon, and will inure to the benefit of, the Debtors and their Estates, the Reorganized Debtors, Reorganized Herbst Gaming and Holders of all Claims and Equity Interests, and their respective successors and assigns.

8.                                      Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable or as provided in any contract, instrument, release or other agreement entered into in connection with the Plan or in any document which remains unaltered by the Plan, the rights, duties and obligations of the Debtors and any other Person arising under the Plan will be governed by the internal laws of the State of Nevada without giving effect to Nevada’s choice of law provisions.

9.                                      Modification of Payment Terms.

The Reorganized Debtors and Reorganized Herbst Gaming reserve the right to modify the treatment of any Allowed Claim or Allowed Equity Interest in any manner adverse only to the Holder of such Allowed Claim or Allowed Equity Interest at any time after the Effective Date upon the prior written consent of that Holder whose Allowed Claim or Allowed Equity Interest is being adversely affected.

10.                               Allocation of Plan Distributions Between Principal and Interest.

To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for income tax purposes to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

11.                               Means of Cash Payment.

Payments of Cash pursuant to the Plan will be in U.S. dollars and will be made, in the sole discretion of the Debtors or Reorganized Debtors and Reorganized Herbst Gaming, as the case may be, by (i) checks drawn on, or (ii) wire transfer from, a domestic bank selected by the Debtors, Reorganized Debtors or Reorganized Herbst Gaming, as the case may be.  Cash payments to foreign creditors may be made, at the option of such Debtors, Reorganized Debtors, or Reorganized Herbst Gaming in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

12.                               Providing for Claims Payments.

Distributions to Holders of Allowed Claims will be made by the Debtors, Reorganized Debtors or Reorganized Herbst Gaming, as the case may be: (i) at the addresses set forth on the proofs of Claim filed by such Holders (or at the last known addresses of such Holders if no proof of Claim is filed or if the Debtors have been notified of a change of address); (ii) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of Claim; or (iii) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address.  Distributions to Holders of Allowed Equity Interests will be made to such Holders as of the Record Date.  If any Holder’s Distribution is returned as undeliverable, no further Distributions to such Holder will be made unless and until the Disbursing Agent is notified of such Holder’s then-current address, at which time all missed Distributions will be made to such Holder without interest.  Amounts in respect of undeliverable Distributions made through the Disbursing Agent will be returned to the Debtors, Reorganized Debtors or Reorganized Herbst

Gaming, as applicable, until such Distributions are claimed.  All claims for undeliverable Distributions must be made on or before the second anniversary of the Effective Date.  After such date, all unclaimed property will revert to the Debtors, Reorganized Debtors and Reorganized Herbst Gaming, as applicable, and the Claim of any Holder or successor to such Holder with respect to such property will be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.  Nothing in the Plan will require the Debtors, the Reorganized Debtors, Reorganized Herbst Gaming or the Disbursing Agent to attempt to locate any Holder of an Allowed Claim or Allowed Equity Interest.

13.                               Set-Offs.

The Debtors and Reorganized Debtors may, but will not be required to, set off or recoup against any Claim or Equity Interest and the payments or other Distributions to be made pursuant to the Plan in respect of such Claim or Equity Interest (before any Distribution is made on account of such Claim or Equity Interest), claims of any nature whatsoever that the applicable Debtors or Reorganized Debtors may have against the Holder of such Claim or Equity Interest, to the extent such Claims or Equity Interests may be set off or recouped under applicable law.  However, neither the failure to do so nor the allowance of any Claim or Equity Interest under the Plan will constitute a waiver or release by the Debtors or Reorganized Debtors of any such Claim that they may have against such Holder.

14.                               Notices.

Any notice required or permitted to be given under the Plan must be in writing and served by either: (i) certified mail, return receipt requested, postage prepaid; (ii) hand delivery; or (iii) reputable overnight courier service, freight prepaid, to be addressed as follows:

If to the Debtors:	Herbst Gaming, Inc.
Attn: Sean T. Higgins, Esq., General Counsel
3440 W. Russell Road
Las Vegas, NV 89118
Tel: (702) 889-7600
Fax: (702) 252-4138

With a copy to:	Gordon Silver
Attn: Gerald M. Gordon, Esq.
3960 Howard Hughes Parkway, 9th Floor
Las Vegas, NV 89169
Tel: (702) 796-5555
Fax: (702) 369-2666

If to the Senior Credit Facility Agent:	Wilmington Trust Company
Attn: James A. Hanley
Rodney Square North
1180 North Market Street
Wilmington, De. 19890

With a copy to:	Milbank, Tweed, Hadley & McCloy, LLP
Attn: Thomas R, Kreller, Esq.
601 South Figueroa Street, 30th Floor
Los Angeles, Ca. 90017-5735
Tel: (213) 892-4000
Fax: (213) 629-5063

15.                               Statutory Committee.

Any Statutory Committee will terminate on the Effective Date and will thereafter have no further responsibilities in respect of the Chapter 11 Cases, except with respect to the preparation or filing of applications for compensation and reimbursement of expenses.

16.                               Severability.

If any provision of the Plan is determined by the Bankruptcy Court to be invalid, illegal or unenforceable or the Plan is determined to be not confirmable pursuant to Section 1129 of the Bankruptcy Code, the Bankruptcy Court, at the request of the Debtors, will have the power to alter and interpret such provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the provision held to be invalid, void or unenforceable, and such provision will then be applicable as altered or interpreted.  The remainder of the provisions of the Plan will remain in full force and effect and will not be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

17.                               Withholding and Reporting Requirements.

In connection with the Plan and all instruments and Interests issued in connection therewith and Distributions thereunder, the Reorganized Debtors will comply with all withholding and reporting requirements imposed by any taxing authority and all Distributions will be subject to any such withholding and reporting requirements.  The Reorganized Debtors and Reorganized Herbst Gaming will be authorized to take any and all action that may be necessary to comply with such withholding and recording requirements.  Each Holder of an Allowed Claim or Allowed Equity Interest that has received a Distribution will have sole and exclusive responsibility for the satisfaction or payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligation on account of such Distribution.

18.                               Cramdown.

If any Impaired Class is determined to have rejected the Plan in accordance with Section 1126 of the Bankruptcy Code, the Debtors may invoke the provisions of Section 1129(b) of the Bankruptcy Code to satisfy the requirements for Confirmation.  The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires modification.

19.                               Quarterly Fees to the OUST.

Prior to the Substantial Consummation Date, the Debtors, and after the Substantial Confirmation Date, Reorganized Herbst Gaming, will pay all quarterly fees payable to the OUST after Consummation, consistent with applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

XVIII.

ALTERNATIVES TO THE PLAN

The Debtors believe that the Plan provides Creditors and Holders of Equity Interests the best and most complete form of recovery available.  As a result, the Debtors believe that the Plan serves the best interests of all Creditors and parties-in-interest in the Chapter 11 Cases.

In formulating and developing the Plan, the Debtors explored numerous alternatives.  The

Debtors believe not only that the Plan fairly adjusts the rights of various Classes of Creditors  and Holders of Equity Interests and enables the Creditors and Holders of Equity Interests to realize the greatest sum possible under the circumstances, but also that rejection of the Plan in favor of some theoretical alternative method of reconciling the Claims and Equity Interests of the various Classes would require, at the very least, an extensive and time-consuming negotiation process and would not result in a better recovery for any Class.  It is not atypical for bankruptcy proceedings involving substantial entities to continue for months or years before a plan of reorganization is consummated and payments are made.

A.                                    Alternative Plans Of Reorganization.

Under the Bankruptcy Code, a debtor has an exclusive period of 120 days and an additional vote solicitation period of 60 days from the entry of the order for relief during which time, assuming that no trustee has been appointed by the Bankruptcy Court, only a debtor may propose a plan of reorganization.  After the expiration of the initial 180-day period and any extensions thereof, the Debtors or any other party-in-interest may propose a different plan, unless the Bankruptcy Court has extended the exclusivity periods.

B.                                    Liquidation Under Chapter 7.

If a plan of reorganization cannot be confirmed, the Chapter 11 Cases may be converted to Chapter 7 cases, in which a trustee would be elected or appointed to liquidate the assets of each Debtor for distribution to Creditors and Holders of Equity Interests in accordance with the priorities established by the Bankruptcy Code.  For a discussion of the effect that a Chapter 7 liquidation would have on recovery by Creditors, see Section XVI.C., “The Best Interest Test And Feasibility Of The Plan.”

As previously stated, the Debtors believe that liquidation under Chapter 7 would result in a substantially reduced recovery of funds by the Estates because of:  (i) the risk that some or all of the Debtors may cease or lose business: (ii) additional administrative expenses involved in the appointment of one or more trustees for the Debtors and attorneys and other professionals to assist such trustee(s); and (iii) additional expenses and Claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors’ operations.  Accordingly, the Debtors believe that Holders of certain Classes of Claims or Equity Interests will receive substantially smaller distributions in a Chapter 7 liquidation than under the Plan.

XIX.

PREFERENCE AND OTHER AVOIDANCE ACTIONS

A bankruptcy trustee (or the entity as a debtor-in-possession) may avoid as a preference a transfer of property made by a debtor to a creditor on account of an antecedent debt while a debtor was insolvent, where that creditor receives more than it would have received in a liquidation of the entity under Chapter 7 had the payment not been made, if (i) the payment was made within 90 days before the date the bankruptcy case was commenced or (ii) the creditor is found to have been an “insider,” as defined in the Bankruptcy Code, within one year before the commencement of the bankruptcy case.  A debtor is presumed to have been insolvent during the 90 days preceding the commencement of the case.

A bankruptcy trustee (or the entity as a debtor-in-possession) may avoid as a fraudulent transfer a transfer of property made by a debtor within two years (and under applicable Nevada law, four years) before the date the bankruptcy case was commenced if the debtor (i) received less than reasonably equivalent value in exchange for such transfer and (ii) was insolvent on the date of such transfer or became insolvent as a result of such transfer, such transfer left the debtor with an unreasonably small capital, or the debtor intended to incur debts that would be beyond the debtor’s ability to pay as such debts matured.

Although the Debtors have not fully analyzed various potential preference or other avoidance actions, it is possible that some prepetition transactions may be avoidable.

As more specifically detailed in Section VII(J) hereinabove, the Committee has asserted in its Standing Motion that it may be granted standing to pursue potential avoidance actions, including fraudulent transfer actions, on behalf of the bankruptcy estate as well.  The Committee’s proposed avoidance actions, among other potential actions, are detailed more specifically in the Committee Complaint attached to the Standing Motion.

As more specifically detailed in Section VII(I) hereinabove, the Indenture Trustee has asserted by and through the Indenture Trustee Complaint that it would be a beneficiary to the extent the avoidance actions alleged in the Committee Complaint are successful, among other matters.

Debtors and the Senior Credit Facility dispute the Committee’s assertions in the Standing Motion and in the proposed Committee Complaint, and also dispute the allegations in the Indenture Trustee Complaint.

XX.

RECOMMENDATION AND CONCLUSION

The Plan provides the best possible recovery for all parties-in-interest.  Accordingly, the Debtors recommend that all Creditors and Holders of Equity Interests who are entitled to vote on the Plan should vote to accept the Plan.

DATED this 7th day of August, 2009.

HERBST GAMING, INC.,		HGI LAKESIDE, INC.,
a Nevada corporation		a Nevada corporation

By:	/s/Troy D. Herbst	By:	/s/Troy D. Herbst

CALIFORNIA PROSPECTORS, LTD.,		HGI MARK TWAIN, INC.,
a Nevada limited liability company		a Nevada corporation

By:	/s/Troy D. Herbst	By:	/s/Troy D. Herbst

CARDIVAN COMPANY,		HGI ST. JO, INC.,
a Nevada corporation		a Nevada corporation

By:	/s/Troy D. Herbst	By:	/s/Troy D. Herbst

CORRAL COIN, INC.,		LAST CHANCE, INC.,
a Nevada corporation		a Nevada corporation

By:	/s/Troy D. Herbst	By:	/s/Troy D. Herbst

CORRAL COUNTRY COIN, INC.,		MARKET GAMING, INC.,
a Nevada corporation		a Nevada corporation

By:	/s/Troy D. Herbst	By:	/s/Troy D. Herbst

DAYTON GAMING, INC.,		PLANTATION INVESTMENTS, INC.,
a Nevada corporation		a Nevada corporation

By:	/s/Troy D. Herbst	By:	/s/Troy D. Herbst

E-T-T, INC.,		THE PRIMADONNA COMPANY, LLC,
a Nevada corporation		a Nevada limited liability company

By:	/s/Troy D. Herbst	By:	/s/Troy D. Herbst

E-T-T ENTERPRISES, LLC,		THE SANDS REGENT,
a Nevada limited liability company		a Nevada corporation

By:	/s/Troy D. Herbst	By:	/s/Troy D. Herbst

FLAMINGO PARADISE GAMING, LLC,		ZANTE, INC.,
a Nevada limited liability company		a Nevada corporation

By:	/s/Troy D. Herbst	By:	/s/Troy D. Herbst

PREPARED AND SUBMITTED BY:

GORDON SILVER

By:	/s/ Gerald M. Gordon
GERALD M. GORDON, ESQ.
THOMAS H. FELL, ESQ.
MATTHEW C. ZIRZOW, ESQ.
3960 Howard Hughes Pkwy., 9th Floor
Las Vegas, Nevada 89169
Attorneys for Debtors

APPENDIX

EXHIBIT “A”:  PLAN OF REORGANIZATION

EXHIBIT “B”:  LIQUIDATION ANALYSIS

EXHIBIT “C”:  ORGANIZATIONAL CHART

EXHIBIT “D”:  FINANCIAL PROJECTIONS

EXHIBIT “E”:   CASH RECEIPT AND USAGE